As filed with the Securities and Exchange Commission on July 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stallion Oilfield Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	72-1618455
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

410 Roberts Street

Houston, Texas 77003

(713) 528-5544

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig M. Johnson

Chief Executive Officer

410 Roberts Street

Houston, Texas 77003

(713) 528-5544

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vinson & Elkins L.L.P. First City Tower, Suite 2300 1001 Fannin Street Houston, Texas 77002 (713) 758-4896 Attn: T. Mark Kelly Attn: Christopher S. Collins	Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas (713) 229-1234 Attn: R. Joel Swanson Attn: Felix P. Phillips

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.01	$287,500,000	$30,763

(1)	Includes common stock issuable upon the exercise of the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 3, 2006

PROSPECTUS

             Shares

Common Stock

This is the initial public offering of Stallion Oilfield Services, Inc. common stock. We are offering              shares of our common stock and the selling stockholders, including members of our senior management, are offering              shares of our common stock in this initial public offering. No public market currently exists for our common stock. We will not receive any of the proceeds from the shares of our common stock sold by the selling stockholders.

We intend to apply for listing of our common stock on the Nasdaq National Market under the symbol “SOFS.” We currently estimate that the initial public offering price will be between $             and $             per share.

Investing in our common stock involves risk. See “ Risk Factors” beginning on page 11.

	Per Share	Total
Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds to Stallion Oilfield Services, Inc. (before expenses)	$	$

Proceeds to the selling stockholders (before expenses)	$	$

We have granted the underwriters a 30-day option to purchase up to an aggregate of              additional shares of common stock on the same terms and conditions set forth above if the underwriters sell more than              shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers, on behalf of the underwriters, expects to deliver the shares on or about                     , 2006

LEHMAN BROTHERS	CREDIT SUISSE	UBS INVESTMENT BANK

                    , 2006

Drilling Wellsite

Site &
Production Facility
Construction
Rig
Housing
Change
House
Board Roads
& Mats
Water
Tanks &
Systems
Pipeline
Construction
Rig
Hauling
Extended-Reach
Forklift
Light
Plant
Board Roads
& Mats
Light
Plant
Water
Tanks &
Systems
Manlift
Change
House
Solids Control Equipment
• Shakers
• Mud Conditioners
• Centrifuges
StaRComm™ Remote
Communications

Dealer Prospectus Delivery Obligation

Until             , 2006, 25 days after the date of this prospectus, all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized any other person to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are only offering to sell, and only seeking offers to buy, the common stock in jurisdictions where offers and sales are permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes market share and industry data and forecasts that we obtained from internal company surveys, market research, consultant surveys, publicly available information and industry publications and surveys. We believe the information included in this prospectus from market research, consultant surveys and industry publications and surveys is reliable, but there can be no assurance as to the accuracy and completeness of such information.

Non-GAAP Financial Measures

The body of accounting principles generally accepted in the United States of America is commonly referred to as “GAAP.” A non-GAAP financial measure is generally defined by the Securities and Exchange Commission, or SEC, as one that purports to measure historical or future financial performance, financial position or cash flow, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. In this prospectus, we disclose EBITDA, a non-GAAP financial measure. EBITDA is calculated as net income before interest expense, taxes, depreciation and amortization. EBITDA is not a substitute for GAAP measures of earnings and cash flow. EBITDA is included in this prospectus because our management considers it an important supplemental measure of our performance and believes that it is frequently used by security analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present EBITDA when reporting their results.

SUMMARY

This summary highlights selected information in this prospectus, but it does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section and our historical financial statements and pro forma financial data, which are included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, the information contained in this prospectus assumes that the underwriters’ option to purchase additional shares is not exercised, the information contained in this prospectus relating to us assumes the completion of the Restructuring as described under the caption “The Restructuring” below, and references in this prospectus to “Stallion,” “we,” “us” and “our” are references to Stallion Oilfield Services, Inc. together with all of its subsidiaries subsequent to the Restructuring and refer to our predecessor entities and their respective subsidiaries prior to the Restructuring.

If you are not familiar with some of the oil and natural gas industry terms used in this prospectus, please read our Glossary of Terms included as Appendix A to this prospectus.

Our Company

We provide wellsite support services and construction and logistics services to exploration and production companies and drilling contractors that conduct drilling and production activities throughout the United States. Our company slogan, Everything but the Rig SM, reflects our business strategy of providing a broad and comprehensive range of critical services to support wellsite operations, including workforce accommodations, surface equipment rental, solids control, site construction, rig relocation and heavy equipment hauling. We seek to differentiate ourselves by offering a broad array of wellsite services with a focus on quality and reliability. Our service offerings are designed to improve living and working conditions at the wellsite, wellsite safety and our customers’ productivity. We currently focus on oil and natural gas regions within North America that we believe have attractive long-term potential for growth, including South Texas, the Gulf Coast, ArkLaTex, North Texas, the Permian Basin, the Mid-Continent and Rocky Mountain regions.

Our services span the entire life-cycle of the wellsite—wellsite preparation, rig deployment, drilling activities, production activities and decommissioning. We are typically the first service provider on the wellsite, as we assist in the initial preparation of the wellsite and often haul the rig and related heavy equipment onto the site using our fleet of tractors, trailers, trucks and cranes. Throughout the drilling and completion phases of the well, we provide rental equipment and required support services to the wellsite. We also, in some cases, provide continuing support services during the production phase of the well, including construction of production facilities and well connections to existing pipeline infrastructure. We frequently are the last service provider to leave the wellsite as we perform production facility disassembly and site restoration, which are the last phases of the wellsite decommissioning process.

Our business is comprised of two segments:

Wellsite Support Services. Through our wellsite support services segment, we offer integral services used by oil and natural gas companies, drilling contractors and other wellsite service providers to support wellsite operations. This segment includes the following primary service lines:

•

Workforce accommodations. We believe we are the leading provider of workforce accommodations in the United States with over 1,600 transportable units in our inventory. Our fleet of units is designed to accommodate various personnel on wellsite locations before, during and after drilling operations. Our workforce accommodation units are specifically configured to provide transportable, comfortable living quarters and functional workspaces.

•	Surface equipment rental. We provide a variety of surface rental equipment used in and critical to wellsite activities including forklifts, manlifts, power generators, compressors, loaders and water systems.

•	Communications services. We also provide integrated communications services through our StaRCommTM (Stallion Remote Communications) satellite system that provides wireless communications via intercoms and telephone, fax and internet/data services throughout the wellsite location.

•	Solids control. We offer performance-based solids control services, closed-loop mud systems and fluid recovery services to help maximize our customers’ operating efficiency at the wellsite. We provide high-quality shakers, mud conditioners, centrifuges and peripheral backside equipment, as well as solids removal and waste handling coordination services.

Construction and Logistics Services. Through our construction and logistics services segment, we offer services that are critical to establish, maintain and decommission the wellsite and position key equipment prior to, during and after drilling operations. This segment includes the following primary service lines:

•	Site construction. We offer construction equipment and services to build and reclaim infrastructure at wellsites before, during and after drilling operations. Our services include site clearing, road construction, mat placement, production facility assembly and construction, pipeline installation, pit remediation, production decommissioning and site restoration. We provide services for wellsites in both land and inland marine environments.

•	Rig relocation and heavy equipment hauling. We offer a fleet of cranes, tractors, trailers, trucks and loaders used for the hauling and relocation of drilling rigs and related heavy equipment. We maintain a focus on providing reliable, efficient and safe transportation services.

Wellsite support services and construction and logistics services are critical to establish and operate the wellsite . These services have historically been provided by small, regional service providers and have not been the focus of larger oilfield service companies. We believe we have a distinct advantage over smaller competitors due to our scale, access to capital and our ability to provide a single supply source for many of our customers’ needs. We believe we differentiate ourselves and thus are able to achieve growth by offering our customers high- quality, professional and reliable equipment and services on a large scale.

Recent Industry Trends

Higher demand for oil and natural gas and a constrained oil and natural gas supply have resulted in higher prices and increased drilling activity. The increase in prices and drilling activity are driving several additional trends that we believe will benefit us:

•	Labor shortages and increasing safety concerns. Due to the increase in rig count and the corresponding increase in demand for labor in the oilfield, our customers continue to attempt to improve living and working conditions at the wellsite to help retain employees. Our customers also continue to enhance their safety procedures to help reduce injuries and to help ensure compliance with more stringent regulatory requirements.

•

Increasingly complex technologies. The development of unconventional oil and natural gas resources is driving the need for complex, new technologies to help increase recovery rates, lower production costs and accelerate field development. The increasing complexity of technology used in the oil and natural gas development process requires additional technicians on location during drilling and, therefore, additional workforce accommodations.

•	Geographically dispersed drilling operations. Before the consolidation of drilling contractors that began in earnest in the 1990’s, most drilling contractors were regional operators serving an area within a radius of approximately 100 to 200 miles from their home office, and most personnel would drive to and from the wellsite on a daily basis. With the shift toward industry consolidation, crews based in one region now may be sent along with a rig to work on wellsites in geographically dispersed oil and natural gas regions significant distances away. This development has resulted in the need for full-time accommodations for multiple shifts of the rig crew.

•	Increase in drilling and developing unconventional resources. The decline of conventional North American oil and natural gas reservoirs is leading to a shift toward the drilling and development of unconventional oil and natural gas resources. We believe the increased drilling requirements of these unconventional resources will lead to continued drilling activity. Recently, there has been an increase in the construction of new drilling rigs to meet this demand.

•	Increased environmental sensitivity. Continued sensitivity to the environmental impact of drilling and production activities has resulted in increasing regulation of the oil and natural gas industry. Accordingly, wellsite operators are utilizing closed-loop solids control systems to help reduce onsite discharge of drilling fluids and cuttings in environmentally sensitive areas and when working with oil-based and synthetic drilling fluids. These systems require performance-based solids control configurations to maximize drilling fluid efficiency.

•	Outsourcing ancillary services. Some of the services we provide have been historically handled by drilling contractors themselves. In many instances, these services are only ancillary to the primary activity of drilling and completing wells and represent only a minor portion of the total well drilling cost. Many drilling contractors are increasingly electing to outsource these services to suppliers who can provide high-quality and reliable services.

Our Business Strategy

We believe we are well positioned to become a leading provider of wellsite support and construction and logistics services. Our business strategy consists of the following core elements:

Establish and maintain a leadership position in our principal operating areas. We intend to continue to build leading market positions in the areas in which we operate by offering a comprehensive and integrated package of services which allows us to provide our customers with wellsite support services required across their drilling locations. We view the incremental steps in achieving this to include:

•	Deploying our suite of services across existing operating areas. We believe we have developed expertise in specific service lines which can be effectively marketed across the majority of our operating areas. We intend to continue to roll-out our existing services across our current operating areas in an effort to deliver a comprehensive portfolio of services in each region. We believe our established customer base and strong regional relationships will continue to provide a strategic distribution network for our service deployment efforts.

•	Broadening the suite of services we provide. We work closely with our customers to define new service offerings that meet specific customer needs. We intend to continue to invest in developing or acquiring new high-quality assets and services which add to the equipment breadth and quality of our service portfolio.

Extend our operations into new geographic areas. We believe our expertise in wellsite support services and construction and logistics services can be readily applied in markets where we currently do not operate and provides an attractive platform for future growth. We intend to continue to improve the ease with which our clients can use our services from one wellsite location to the next. We expect to support our customers’ entry into other active drilling regions by introducing our service offerings in those regions.

Focus on service quality, business performance and safety. We have established and promote a culture of performance, accountability and safety. Our management team is responsible for assessing our service quality, performance and safety compliance and coordinates with our regional offices to help ensure that our quality and performance metrics and safety standards are met at every level of our organization. We intend to continue to invest in and promote systems and methodologies which improve the reliability, responsiveness, accountability and safety of our operations.

Continue to pursue strategic expansion opportunities. We believe that the markets in which we operate remain fragmented and that there are numerous consolidation opportunities within these markets. We intend to leverage our proven capabilities of identifying, executing on and integrating strategic acquisitions to further differentiate our service portfolio and grow our business.

Capitalize on regional experience. One component of our acquisition and growth strategy is to acquire assets located in strategic operating areas that include personnel with strong local leadership and regional experience. We believe that by having the administrative functions previously performed at the regional level centralized in and handled by our corporate office, we have enhanced our controls environment and enabled our local management to focus on our customers, our employees and the effective management and deployment of our assets.

Our Competitive Strengths

We believe our operations benefit from a number of competitive strengths, including the following:

•	Extensive breadth of service throughout the wellsite life-cycle. We provide a broad array of wellsite services throughout each phase of the drilling and production process. This breadth of service strengthens our relationships with our customers and allows us to identify and cross-sell additional services. By providing comprehensive wellsite services to our customers, we believe our customers realize more value from us than from competitors who generally offer fewer services.

•	Extensive geographic footprint with a strong regional and local presence. Our regional operations are located in some of the most active onshore oil and natural gas drilling regions of the United States, including South Texas, the Gulf Coast, ArkLaTex, North Texas, the Permian Basin, the Mid-Continent and Rocky Mountain regions. Within these regions there are approximately 1,545 active drilling rigs as of June 23, 2006. Our regional managers have developed strong field-level relationships with our customers and are largely responsible for the sales, marketing and delivery of our services.

•	Large scale of operations. We believe we are one of the largest providers of comprehensive wellsite services in our operating areas and that our workforce accommodations asset base is more than twice the size of our next largest competitor. Our scale enables us to deliver a comprehensive range of reliable and high-quality wellsite services to our customers.

•

Experienced management team with proven acquisition track record and control environment. Our senior management team has extensive experience in the oil and natural gas industry, with an average of 21 years of experience. We believe this background provides our management team with an in-depth understanding of our customers’ needs and enhances our ability to deliver customer driven solutions.

Our management also has substantial experience in identifying, completing and integrating acquisitions and since our inception, we have acquired 16 businesses. We have also implemented a control environment consisting of a strong corporate infrastructure that includes standardized financial, accounting, safety, environmental and maintenance processes and controls.

•	Leveraged to the expected increase in rig count. The demand for our services is primarily driven by the number of contracted drilling rigs in our operating regions. We believe that favorable supply and demand fundamentals for oil and natural gas will continue to lead to increases in the number of operating drilling rigs for the foreseeable future. Also, as our package of services typically comprise less than 15% of total drilling expenditures, our business has not historically experienced the pricing volatility experienced by drilling contractors, who represent a much larger portion of total drilling expenditures.

Recent Developments

As of May 31, 2006, we have completed six acquisitions in 2006 for a total consideration of approximately $90.6 million. Of this amount, approximately $69.1 million was used to establish and expand our construction and logistics services segment and approximately $21.5 million was used to expand our wellsite services segment. We paid approximately $46.5 million as consideration for our acquisition of the membership interests of BLR Construction Companies, L.L.C. (“BLR”), which established our construction and logistics services segment. BLR is a full-service contractor that focuses on location and pipeline construction, marine services, production facility construction, crew services, heavy equipment and trucking services, remediation services, wellsite decommissioning and vegetation control. To provide these services, BLR maintains an extensive inventory of bulldozers, mats, tools and other construction-related equipment. BLR also provides inland marine site construction services through a fleet of approximately seven crew boats, three tugboats and four barges as of June 30, 2006.

On June 30, 2006, we executed a definitive agreement to purchase all of the outstanding capital stock of Abbeville Offshore Quarters, Inc., a Louisiana corporation (“Abbeville”). Abbeville provides workforce accommodations, sewage treatment units, water tanks, generators and other rental support equipment for use in the offshore Gulf Coast oil and natural gas industry. The closing of this acquisition is subject to satisfactory completion of our due diligence and closing conditions. The purchase price consists of $38.0 million in cash ($1.5 million of which is held in escrow) and 6,943,000 Class C Units representing limited partnership interests of Stallion Oilfield Holdings, Ltd. The acquisition of Abbeville would augment our workforce accommodations and surface equipment rental service lines.

Risk Factors

You should carefully consider the matters described under “Risk Factors.” These risks could materially and adversely impact our business, financial condition, operating results and cash flow, which could cause the trading price of our common stock to decline and could result in a partial or total loss of your investment.

The Restructuring

We were formed as a Delaware corporation in June 2006. In connection with this offering, we will succeed to the business and operations of Stallion Oilfield Holdings, Ltd., a Texas limited partnership (“Stallion Ltd”), which are described in this prospectus. Prior to the completion of this offering, Stallion Ltd will merge with and into Stallion Oilfield Services, Inc., with Stallion Oilfield Services, Inc. being the surviving corporate parent and owning all of the operating subsidiaries of Stallion Ltd (the “Restructuring”). The majority owners of Stallion Ltd are C/R Stallion Investment Partnership, L.P. and C/R Energy Coinvestment II, L.P. (together, “Carlyle/Riverstone”) and an affiliate of Craig Johnson, our President, Chief Executive Officer and Chairman of the Board. In the Restructuring, assuming an initial public offering price of $            , which is the midpoint of the range set forth on the cover of this prospectus, the partners of Stallion Ltd will receive an aggregate of              shares of our common stock in exchange for all of the Stallion Ltd partnership interests held by them. Immediately following completion of the Restructuring and prior to this offering, we will have          shares of common stock outstanding,         % of which will be owned by Carlyle/Riverstone and         % of which will be owned by an affiliate of Craig Johnson.

For additional information about the Restructuring, please read “Certain Relationships and Related Party Transactions—The Restructuring.”

Our Executive Offices

Our principal executive offices are located at 410 Roberts Street, Houston, Texas 77003, and our telephone number is (713) 528-5544. Information contained on or accessible from our website, www.stallionoilfield.com, is not part of this prospectus.

The Offering

Common stock offered by us	shares

Common stock offered by the selling stockholders	shares

Common stock outstanding after this offering	shares

Use of proceeds

We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $             million, assuming an initial public offering price of $            , which is the midpoint of the range set forth on the cover page of this prospectus.

We intend to use the net proceeds we receive from this offering:

•	to repay $82.5 million of term loans under our Credit Facility; and

•	for general corporate purposes, including future acquisitions.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders include members of our senior management.

Nasdaq National Market symbol	“SOFS”

Risk Factors	See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.

Unless we specifically state otherwise, all information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares.

The number of shares of common stock that will be outstanding after the offering includes as of                     , 2006, an aggregate of              shares of restricted common stock issued to officers and key employees under our 2006 Stock Incentive Plan that are subject to vesting and excludes as of                     , 2006, an aggregate of              shares of common stock reserved and available for future issuance under our 2006 Stock Incentive Plan.

Summary Historical Financial Information

The following table sets forth our summary historical consolidated financial and operating data as of the dates and for the periods shown. Our operations are currently conducted by Stallion Oilfield Holdings, Ltd., a limited partnership, and its operating subsidiaries. Immediately prior to the closing of this offering, this limited partnership will merge with and into Stallion Oilfield Services, Inc., and we will operate under a corporate parent structure. Stallion Oilfield Services, Inc., the surviving entity of the Restructuring, will serve as the parent holding company under this new structure. The amounts for each historical annual period presented below were derived from our audited consolidated financial statements. The following information should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes and the unaudited pro forma consolidated financial data included elsewhere in this prospectus.

	Stallion Oilfield Holdings, Ltd. Historical Consolidated					Stallion Oilfield Services, Inc. Pro Forma Consolidated
	Year Ended December 31,			Three Months Ended March 31,		Year Ended December 31,		Three Months Ended March 31,
	2003	2004	2005	2005	2006	2005		2006
				(unaudited)		(unaudited)
	(in thousands except per share data)
Statement of Operations Data:
Revenue:
Wellsite support services	$6,769	$15,452	$73,126	$10,307	$32,917		$91,725		$32,917
Construction and logistics services	—	—	—	—	6,045		39,630		15,728

Total revenue	6,769	15,452	73,126	$10,307	38,962		131,355		48,645

Expenses:
Wellsite support services	3,108	8,695	42,281	5,793	14,423		49,647		14,423
Construction and logistics services	—	—	—	—	3,446		24,353		8,919
Selling, general and administrative	2,145	3,745	9,883	2,142	7,529		18,170		9,785
Depreciation and amortization	836	1,924	7,798	1,129	4,299		19,030		5,689
Loss on disposal of assets	86	92	499	3	342		254		617

Total expenses	6,175	14,456	60,461	9,067	30,039		111,454		39,433

Operating income	594	996	12,665	1,240	8,923		19,901		9,212
Interest expense, net	489	917	4,565	763	4,097		9,887		4,925
Other income (expense)	—	—	(66)	(17)	(10)		51		(10)

Income before taxes	105	79	8,034	460	4,816		10,065		4,277
Income tax (1)	—	—	598	105	911		3,825		1,625

Net income	$105	$79	$7,436	$355	$3,905		$6,240		$2,652

Earnings per share:
Basic						$		$

Diluted						$		$

Weighted average shares:
Basic

Diluted

Other Financial Data:
EBITDA (2)	$1,430	$2,920	$20,397	$2,352	$13,212		$38,982		$14,891
Cash flow provided by operating activities	144	1,734	7,087	1,265	10,418
Cash flow used in investing activities	(7,536)	(7,142)	(83,462)	(33,222)	(95,516)
Cash flow provided by financing activities	7,804	5,046	77,307	33,715	112,555
Capital expenditures:
Acquisitions, net of cash acquired (3)	5,505	1,158	48,955	26,675	74,097
Property and equipment	2,046	5,961	34,187	6,483	20,310

	Stallion Oilfield Holdings, Ltd. Historical Consolidated
	Year Ended December 31,			Three Months Ended March 31,
	2003	2004	2005	2006
				(unaudited)
	(in thousands)
Balance Sheet Data
Cash and cash equivalents	$412	$50	$982	$28,439
Net property and equipment	7,131	13,899	74,583	122,597
Total assets	16,252	24,713	123,136	258,033
Total debt	11,705	18,552	67,795	171,162
Total partners’ capital	3,533	3,611	43,597	64,867

(1)	Historically, we were not subject to taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. Pro forma net income for the year ended December 31, 2005 and for the three months ended March 31, 2006 includes a provision for taxes on our consolidated income before tax. Pro forma income tax expense has been computed at a blended state and federal tax rate of 38% to reflect the pro forma income tax effect on net income for the periods presented assuming that the Restructuring happened on January 1, 2005.
(2)	EBITDA consists of net income before interest expense, taxes, depreciation and amortization. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest on our indebtedness;

•	our operating performance and return on invested capital as compared to those of other companies in the oilfield service industry, without regard to financing methods and capital structure; and

•	our compliance with certain financial covenants included in our credit facility.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;

•	EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

The following table presents a reconciliation of the non-GAAP financial measure of EBITDA to the most directly comparable GAAP financial measure on a historical basis for each of the indicated periods.

	Year Ended December 31,			Three Months Ended March 31,		Pro Forma Year Ended December 31,	Pro Forma Three Months Ended March 31,
	2003	2004	2005	2005	2006	2005	2006
	(in thousands)
Reconciliation of EBITDA to Net income:
Net income	$105	$79	$7,436	$355	$3,905	$6,240	$2,652
Income taxes	—	—	598	105	911	3,825	1,625
Interest expense	489	917	4,565	763	4,097	9,887	4,925
Depreciation and amortization	836	1,924	7,798	1,129	4,299	19,030	5,689

EBITDA	$1,430	$2,920	$20,397	$2,352	$13,212	$38,982	$14,891

Reconciliation of EBITDA to Cash flow provided by operations:
Net cash provided by operating activities	$144	$1,734	$7,087	$1,265	$10,418
Bad debt expense	(24)	(70)	(465)	(50)	(220)
Loss on disposal of property and equipment	(86)	(92)	(499)	(3)	(342)
Interest expense	489	917	4,565	763	4,097
Amortization of debt issuance costs and debt discount included in interest expense	—	—	(495)	(39)	(1,716)
Deferred income tax	—	—	73	(144)	(65)
Income tax	—	—	598	105	911
Change in operating assets and liabilities	907	431	9,533	455	129

EBITDA	$1,430	$2,920	$20,397	$2,352	$13,212

(3)	Acquisitions, net of cash acquired, consists only of the cash component of acquisitions. It does not include equity and/or notes issued for acquisitions.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before deciding to invest in our common stock. Some of the following risks relate principally to the industry in which we operate and to our business. Other risks relate principally to the securities markets and ownership of our common shares. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected, the trading price of your shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Our Industry

Our business depends on domestic drilling activity and spending by the oil and natural gas industry in the United States. Our business may be adversely affected by industry conditions that are beyond our control.

We depend on our customers’ willingness to make expenditures to explore for and to develop and produce oil and natural gas in the United States. Our customers’ willingness to undertake these activities depends largely upon prevailing industry conditions that are influenced by numerous factors over which management has no control, such as:

•	the supply of and demand for oil and natural gas;

•	long lead times associated with acquiring equipment and shortages of qualified personnel;

•	the level of prices, and expectations about future prices, of oil and natural gas;

•	the cost of exploring for, developing, producing and delivering oil and natural gas;

•	the expected rates of declining current production;

•	the discovery rates of new oil and natural gas reserves;

•	available pipeline, storage and other transportation capacity;

•	weather conditions, including hurricanes that can affect oil and natural gas operations over a wide area;

•	domestic and worldwide economic conditions;

•	political instability in oil and natural gas producing countries;

•	technical advances affecting energy consumption;

•	the price and availability of alternative fuels;

•	the ability of oil and natural gas producers to raise equity capital and debt financing; and

•	merger and divestiture activity among oil and natural gas producers.

The level of oil and natural gas exploration and production activity in the United States is volatile. Expected trends in oil and natural gas production activities may not continue and demand for our services may not reflect the level of activity then existing in the industry. Any prolonged substantial reduction in oil and natural gas prices would likely affect oil and natural gas production levels and therefore affect demand for the services we provide. A material decline in oil and natural gas prices or drilling activity levels could have a material adverse effect on our business, financial condition, results of operations and cash flow. In addition, a decrease in the development rate of oil and natural gas reserves in our market areas may also have an adverse impact on our business, even in an environment of stronger oil and natural gas prices.

A decline in or substantial volatility of oil and natural gas prices could adversely affect the demand for our services.

The demand for our services is primarily influenced by current and anticipated oil and natural gas prices and the related level of drilling activity and general production spending in the areas in which we have operations. Volatility or weakness in oil and natural gas prices (or the perception that oil and natural gas prices will decrease) affects the spending patterns of our customers and may result in the drilling of fewer new wells. This, in turn, could result in lower demand for our services. As a result, we may experience lower utilization of, and may be forced to lower our rates for, our services and equipment. A decline in oil and natural gas prices or a reduction in drilling and production activities could have a material adverse affect on the demand for our services and our results of operations.

Prices for oil and natural gas historically have been extremely volatile and are expected to continue to be volatile. For example, over the last three years, the WTI Cushing crude oil spot price has ranged from a low of $25.24 per bbl on April 29, 2003 to a high of $74.61 per bbl on May 2, 2006. As of June 27, 2006, the WTI Cushing crude oil spot price was $71.92 per bbl. The Henry Hub natural gas spot price has ranged from $3.99 per mcf on October 31, 2003 to $19.38 per mcf on February 25, 2003. As of June 27, 2006, the Henry Hub natural gas spot price was $5.97 per mcf. Producers generally react to declining oil and natural gas prices by reducing expenditures. This has in the past and may in the future have an adverse effect on our business. We are unable to predict future oil and natural gas prices or the level of oil and natural gas industry activity. A prolonged low level of activity in the oil and natural gas industry will adversely affect the demand for our products and services and our financial condition and results of operations.

When rig counts are low, our rig relocation customers may not have a need for our services.

Many of the major United States drilling services contractors have significant capabilities to move their own drilling rigs and related oilfield equipment and to mobilize rigs. When regional rig counts are high, drilling contractors often exceed their own capabilities and contract for additional oilfield equipment hauling and rig mobilization capacity. Our rig relocation business activity is correlated to the rig count; however, the correlation varies over the rig count range. As rig count declines, some drilling contractors reach a point where all of their oilfield equipment hauling and rig mobilization needs can be met by their own fleets. If one or more of our rig relocation customers decide not to outsource their rig and equipment hauling needs, our revenue attributable to rig relocation may decline much faster than the corresponding rig count. This non-linear relationship between our rig relocation business activity and the rig count in the areas where we have rig relocation operations can significantly increase the volatility of our earnings with respect to rig relocation.

We may not be able to successfully manage future growth, to grow successfully through future acquisitions, or to effectively integrate the businesses we do acquire.

Our business strategy has included, and will continue to include, growth through the acquisition of other businesses. We may not be able to continue to identify attractive acquisition opportunities or successfully acquire identified targets on terms favorable to us. Competition for acquisition opportunities may escalate, increasing our cost of making future acquisitions or causing us to refrain from making acquisitions. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. Our existing credit agreement requires that we meet certain financial covenants in order to borrow money to fund future acquisitions. The issuance of additional equity securities could result in significant dilution to our stockholders. In addition, we may not be successful in integrating our current or future acquisitions into our existing operations, which may result in unforeseen operational difficulties, diminished financial performance, our inability to report financial results or require a disproportionate amount of our management’s attention.

We are vulnerable to the potential difficulties associated with rapid growth and expansion.

We have grown rapidly over the last several years through organic growth and acquisitions of other companies. We believe that our future success depends on our ability to manage the rapid growth that we have experienced and the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:

•	lack of sufficient executive-level personnel;

•	increased administrative burden;

•	increased organizational challenges common to large, expansive operations; and

•	long lead times associated with acquiring equipment.

Our operating results could be adversely affected if we do not successfully manage these potential difficulties. The historical financial information incorporated herein is not necessarily indicative of the results that would have been achieved had we operated on a fully integrated basis or the results that may be realized in the future.

We may require additional capital in the future, which may not be available to us.

Our business is capital intensive, requiring specialized equipment and trained personnel to provide our services. We may need to raise additional funds through public or private debt or equity financings. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to service our equipment, fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Our future capital requirements primarily depend on the frequency, timing, size and success of an acquisition.

We depend on significant customers.

We derive a significant amount of our revenue from exploration and production companies and drilling contractors who are active in our markets. For the year ended December 31, 2005, our top ten customers accounted for approximately 38% of our revenue. During the three months ended March 31, 2006, our top ten customers accounted for approximately 32% of our revenue. Our inability to continue to perform services for a number of our large existing customers could have a material adverse effect on our business and operations.

Our success depends on key members of our management, the loss of any of whom could disrupt our business operations.

We depend to a large extent on the services of some of our executive officers and directors. The loss of the services of our executive officers, directors, or other key personnel could disrupt and adversely affect our operations. We may not be able to retain our executive officers and may not be able to enforce the non-compete provisions in their employment agreements. Please see “Management—Employment Agreements.”

Certain of our executive officers are subject to non-competition agreements, which may restrict them and, consequently, us from providing certain oilfield services, entering into new markets or engaging in other similar businesses for a period of time.

Our Chief Executive Officer and Chief Financial Officer were principal officers of and owned equity interests in a private oilfield service company prior to its sale in 2002 to a large publicly traded oilfield service company. In connection with this sale, each of our Chief Executive Officer and Chief Financial Officer entered into a non-competition agreement with the purchaser. These agreements prevent them until July 19, 2007 from providing certain oilfield services including fishing tool rental services, oilfield fluid transportation and logistics, completion and production services and other similar services in Texas, New Mexico, Oklahoma, Arkansas, certain parishes in Louisiana and the offshore and inland waters of the Gulf Coast. As such, we are prohibited from providing these services in these regions for as long as these executive officers are employed by us during the remaining term of their respective non-competition agreements.

Competition within the oilfield service industry may adversely affect our ability to market our services.

The oilfield service industry is competitive and fragmented and includes numerous small companies capable of competing in our markets on a local basis as well as several large companies that possess substantially greater financial and other resources than us. Our larger competitors’ greater resources could allow them to compete more effectively than us. We believe that the principal competitive factors in the market areas that we serve are quality of product and service, price, availability and technical proficiency. Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Competitive pressures, excess capacity in our industry or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Finally, competition among oilfield service and equipment providers is also affected by each provider’s reputation for safety and quality. Although we believe that our reputation for safety and quality service is excellent, we cannot guarantee that we will be able to maintain our competitive position.

Our industry has experienced a high rate of employee turnover. Any difficulty we experience replacing or adding personnel could adversely affect our business.

We may not be able to find enough skilled labor to meet our needs, which could limit our growth. The oilfield service business has been cyclical in the past and is heavily influenced by oil and natural gas prices. Our services require skilled workers who can perform physically demanding work. As a result of our industry volatility and the demanding nature of the work, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. We believe that our success is dependent upon our ability to continue to employ, train and retain skilled personnel. Although we have been able to hire workers to meet our current workforce needs, we may have problems finding enough skilled and unskilled laborers in the future if the demand increases for our services. In that event, it is possible that we will have to raise wage rates to attract workers from other fields and to retain or expand our current work force. If we are not able to increase our service rates sufficiently to compensate for wage rate increases, our operating results may be adversely affected. Our inability to employ, train or retain skilled personnel generally could have a material adverse effect on our results of operations.

Our operations are subject to hazards inherent in the oil and natural gas industry.

Through our wellsite construction services, we operate cranes, forklifts, bulldozers and other heavy equipment. In addition, in connection with providing rig logistics services, we transport drilling rigs and related equipment through the use of our heavy hauler trucks and trailers, cranes and other trucking and relocation assets. The operation of heavy equipment at the wellsite and the transportation of rigs and related assets may result in accidents, which can cause personal injury, loss of life, suspension of operations, damage to facilities and damage to or destruction of property. These and other operational risks inherent in our industry could expose us to substantial liability for personal injury, wrongful death, property damage, loss of oil and natural gas production, pollution and other environmental damages. The frequency and severity of such incidents will affect our operating costs, insurability and relationships with customers, employees and regulators. In particular, our customers may elect not to purchase our services if they view our safety record as unacceptable, which could cause us to lose customers and substantial revenue.

We do not have insurance against all foreseeable risks, either because insurance is not available or because of the high premium costs. The occurrence of an event not fully insured against, or the failure of an insurer to meet its insurance obligations, could result in substantial losses. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable, and there can be no assurance that insurance will be available to cover any or all of these risks, or, even if available, that it will be adequate or that insurance premiums or other costs will not rise significantly in the future, so as to make such insurance costs prohibitive. In addition, our insurance is subject to coverage limits and some policies exclude coverage for damages resulting from environmental contamination. See “Business—Operating Risks and Insurance.”

We are subject to federal, state and local regulation regarding issues of health, safety and protection of the environment. Under these regulations, we may become liable for penalties, damages or costs of remediation. Any changes in laws and government regulations could increase our costs of doing business.

Our operations are subject to federal, state and local laws and regulations relating to protection of natural resources and the environment, health and safety, waste management, and transportation of waste and other materials. Liability under these laws and regulations could result in cancellation of wellsite operations, fines and penalties, expenditures for remediation and liability for property damages and personal injuries. Sanctions for noncompliance with applicable environmental laws and regulations also may include assessment of administrative, civil and criminal penalties, revocation of permits and issuance of corrective action orders.

Laws protecting the environment generally have become more stringent over time and are expected to continue to do so, which could lead to material increases in costs for future environmental compliance and remediation. The modification or interpretation of existing laws or regulations, or the adoption of new laws or regulations, could curtail exploratory or developmental drilling for oil and natural gas and could limit wellsite services opportunities. Some environmental laws and regulations may impose strict liability, which means that in some situations we could be exposed to liability as a result of our conduct that was lawful at the time it occurred or conduct of, or conditions caused by, prior operators or other third parties. Clean-up costs and other damages arising as a result of environmental laws, and costs associated with changes in environmental laws and regulations could be substantial and could have a material adverse effect on our financial condition. Please read “Business—Environmental Matters” for more information on the environmental laws and government regulations that are applicable to us.

We have operations located on lands that are regulated by the Bureau of Land Management of the United States Department of Interior and these operations may be subject to long periods of interruption or suspension.

The Bureau of Land Management (the “BLM”) enforces regulations that protect certain animals, such as deer, sage chickens and raptors, that inhabit lands in the northern United States, where we have operations. We are affected by this enforcement through the following ways. The BLM may deny or delay the granting of permits to us or our customers necessary to conduct operations in these lands. In addition, the BLM may restrict access to or seek our relocation from these lands for a period of time. As a result of this enforcement, our operations on these lands have been and may be interrupted or suspended for long periods of time. For example, from mid-November until mid-May, the period during which mule deer roam these lands, certain of our operations cease and go on stand-by. In addition, during April and May of each year, sage chicken nesting occurs and as a result, we are required to relocate our operations for a period of time. If these regulations become more stringent and, as a result, our operations are interrupted or suspended for longer periods of time, we could lose revenue.

Our holding company structure makes us dependent on our subsidiaries to meet our financial obligations.

As a holding company, we have no significant assets other than the equity of our subsidiaries. In order to meet financial obligations, we rely exclusively on the cash flow from our subsidiaries. There can be no assurance that our operating subsidiaries will generate sufficient cash flow for us to meet our financial obligations.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our business and the trading price of our common stock could be affected as potential shareholders lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We cannot be certain that our efforts to develop and maintain our internal controls will be successful or that we will be able to maintain adequate controls over our financial processes and reporting in the future, including compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective controls, or difficulties encountered in their implementation or other effective improvement of our internal controls could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock.

Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

We now have, and after this offering will continue to have, a significant amount of indebtedness. As of March 31, 2006, our total debt was $171.2 million, including $165.0 million in aggregate principal amount due under the term loan portion of our term credit facility. Following this offering and giving effect to the use of proceeds therefrom, on an as adjusted basis our total debt would have been $             million. Holding all other variables constant, if interest rates increased or decreased by 1%, interest expense for the year ended December 31, 2005 would have increased or decreased by approximately $0.7 million. We will also have the ability to incur substantially more debt. We have a total borrowing capacity of $50 million under our credit facility all of which was available as of March 31, 2006.

Our current and future indebtedness could have important consequences to you. For example, it could:

•	impair our ability to make investments and obtain additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes;

•	limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our indebtedness;

•	limit our ability to borrow funds that may be necessary to operate or expand our business;

•	prevent us from paying dividends to our stockholders, entering into transactions with affiliates or entering into sale and leaseback transactions that may be beneficial to us;

•	limit our ability to purchase or acquire property or assets, merge or consolidate with other entities or sell all or substantially all of our assets;

•	put us at a competitive disadvantage to competitors that have less debt;

•	increase our vulnerability to interest rate increases; and

•	hinder our ability to adjust to rapidly changing economic and industry conditions.

In addition, our existing term credit facility requires us to maintain certain financial ratios and to satisfy certain financial conditions, several of which become more restrictive over time and may require us to reduce our debt or take some other action in order to comply with such covenants.

These restrictions could also limit our ability to obtain future financings, make needed capital expenditures, withstand a downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We also may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our credit facility. Please read “Management’s

Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—2006 Credit Facility” for a discussion of our credit facility.

A terrorist attack or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for our services and causing a reduction in our revenue. Oil and natural gas related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

Our operations in coastal regions of Louisiana and Texas are adversely impacted by the hurricane season, which generally occurs in the second and third calendar quarters of the year.

Hurricanes and the threat of hurricanes during this period will often result in the shut-down of oil and natural gas operations in coastal regions as well as land operations within the hurricane path. Our operations are negatively affected by hurricanes in three ways. First, we may incur significant expenses when we transport our accommodation units and surface and other equipment away from and back to the affected wellsite. Second, during a shut-down period, we are unable to access wellsites and our services are suspended resulting in loss of revenue for this period of time. Third, if we are unsuccessful in transporting our accommodation units and surface equipment away from the storm threatened area, the units and equipment may suffer significant damage resulting in additional expenses incurred to repair or replace the damaged units or equipment. For example, a number of our accommodation units and mats were damaged, displaced or lost during Hurricane Katrina. A period of approximately 60 days passed before we were able to purchase and deploy new accommodation units and mats in this area, resulting in lost revenue during such time. The occurrence of a hurricane can therefore create unpredictability in activity and utilization rates and lead to the destruction of our property, which can have a material adverse impact on our business, financial condition, results of operations and cash flow.

Increasing trucking regulations may increase our costs and negatively impact our results of operations.

We operate as a motor carrier in providing certain of our services and therefore are subject to regulation by the United States Department of Transportation and by various state agencies. These regulatory authorities exercise broad powers governing activities such as the authorization to engage in motor carrier operations and regulatory safety. There are additional regulations specifically relating to the trucking industry, including testing and specifications of equipment and product handling requirements. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes include increasingly stringent environmental regulations, changes in the hours of service regulations which govern the amount of time a driver may drive and/or work in any specific period, onboard black box recorder device requirements or limits on vehicle weight and size.

Interstate motor carrier operations are subject to safety requirements prescribed by the United States Department of Transportation. To a large degree, intrastate motor carrier operations are subject to state safety regulations that mirror federal regulations. Such matters as the weight and dimensions of equipment are also subject to federal and state regulations.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels, which may increase our costs or adversely impact the recruitment of drivers. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

The contract period during which we provide services to our customers is relatively short, which exposes us to volatility in prices and equipment utilization levels. This volatility may have a material adverse effect on our business.

A significant portion of our revenue is derived by charging our customers for the actual period of time during which we provide services to them. The period of time for which our customers contract with us is usually relatively short, ranging from a few days to a few months. The short term of these arrangements exposes us to the risks of a rapid reduction in market prices and equipment utilization and volatility in our revenue. These reductions and volatility may have a material adverse effect on our business.

An increase in the importation of liquefied natural gas, or LNG, as a substitute for oil and natural gas drilling activities may reduce the level of these drilling activities, which may have a material adverse effect on our business.

The importation of LNG is becoming increasingly important as a supply source in order to meet domestic natural gas demand. If the importation of LNG continues to increase and replaces oil and natural gas production as a source for natural gas, then the level of North American drilling activity related to oil and natural gas may decrease. Our services support drilling for oil and natural gas. Consequently, a substantial reduction in oil or natural gas production levels could have a material adverse effect on our business, even in an environment of stronger oil and natural gas prices.

Risks Related to this Offering

Certain stockholders’ shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly.

After this offering, we will have outstanding              shares of common stock. Of these shares, the              shares we and the selling stockholders are selling in this offering, or              shares if the underwriters exercise in full their option to purchase additional shares, will be freely tradable without restriction under the Securities Act except for any shares purchased by any of our “affiliates” as defined in Rule 144 under the Securities Act. A total of              shares, or              shares if the underwriters exercise in full their option to purchase additional shares, will be “restricted securities” (within the meaning of Rule 144 under the Securities Act) or subject to lock-up arrangements. In connection with this offering, we, our officers and directors and substantially all of our existing stockholders (including the selling stockholders) have entered into lock-up agreements under which we and they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for an initial period of 180 days from the date of this prospectus without the prior written consent of Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC. Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC may, at any time and without notice, waive any of the terms of these lock-up agreements. See “Underwriting” for a description of these lock-up agreements.

Following the lock-up period, the holders of              shares of our common stock will have rights, subject to some limited conditions, to demand that we include their shares in registration statements that we file on their behalf, on our behalf or on behalf of other stockholders. The filing of a registration statement in respect of these shares, the exercise of these holders’ registration rights and the sale by these holders of a large number of shares could cause the price of our common stock to decline. Furthermore, if we file a registration statement to offer additional shares of our common stock and have to include shares held by those holders, it could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

As soon as practicable after this offering, we intend to file one or more registration statements with the SEC on Form S-8 providing for the registration of              shares of our common stock issued or reserved for issuance under our stock plans. Subject to the exercise of unexercised options or the expiration or waiver of vesting conditions for restricted stock and the expiration of lock-ups we and certain of our stockholders have entered into, shares registered under these registration statements on Form S-8 will be available for resale immediately in the public market without restriction.

Purchasers of common stock will experience immediate and substantial dilution.

Based on an assumed initial public offering price of $             per share, purchasers of our common stock in this offering will experience an immediate and substantial dilution of $             per share in the net tangible book value per share of common stock from the initial public offering price, and our pro forma net tangible book value as of March 31, 2006 after giving effect to this offering would be $             per share. You will incur further dilution if outstanding options to purchase common stock are exercised. In addition, our certificate of incorporation allows us to issue significant numbers of additional shares. Please read “Dilution” for a complete description of the calculation of net tangible book value.

Our certificate of incorporation, bylaws and Delaware law contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.

Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation, bylaws and Delaware law could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:

•	limitations on the removal of directors;

•	the prohibition of stockholder action by written consent; and

•	limitations on the ability of our stockholders to call special meetings and establish advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders.

Delaware law prohibits us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 15% of our common stock cannot acquire us for a period of three years from the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. The terms of our existing credit facility restrict the payment of dividends without the prior written consent of the lenders. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

There has been no active trading market for our common stock, and an active trading market may not develop.

Prior to this offering, there has been no public market for our common stock. We intend to apply for listing of our common stock on the Nasdaq National Market. We do not know if an active trading market will develop for our common stock or how the common stock will trade in the future, which may make it more difficult for you to sell your shares. Negotiations between the underwriters, the selling stockholders and us will determine the initial public offering price. You may not be able to resell your shares at or above the initial public offering price.

If our stock price declines after the initial offering, you could lose a significant part of your investment.

In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. The market price of our common stock could similarly be subject to wide fluctuations in response to a number of factors, most of which we cannot control, including:

•	changes in securities analysts’ recommendations and their estimates of our financial performance;

•	the public’s reaction to our press releases, announcements and our filings with the Securities and Exchange Commission and those of our competitors;

•	fluctuations in broader stock market prices and volumes, particularly among securities of oil and natural gas service companies;

•	changes in market valuations of similar companies;

•	investor perception of our industry or our prospects;

•	additions or departures of key personnel;

•	commencement of or involvement in litigation;

•	changes in environmental and other governmental regulations;

•	announcements by us or our competitors of strategic alliances, significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

•	variations in our quarterly results of operations or cash flow or those of other oil and natural gas service companies;

•	revenue and operating results failing to meet the expectations of securities analysts or investors in a particular quarter;

•	changes in our pricing policies or pricing policies of our competitors;

•	future issuances and sales of our common stock;

•	demand for and trading volume of our common stock;

•	domestic and worldwide supplies and prices of and demand for oil and natural gas; and

•	changes in general conditions in the United States economy, financial markets or the oil and natural gas industry.

The realization of any of these risks and other factors beyond our control could cause the market price of our common stock to decline significantly.

Risk Factors Relating to Our Relationship with Carlyle/Riverstone

Carlyle/Riverstone controls the outcome of stockholder voting and may exercise this voting power in a manner adverse to our other stockholders.

Prior to this offering, Carlyle/Riverstone holds approximately         % of our outstanding common stock. Following this offering, Carlyle/Riverstone will hold approximately         % of our outstanding common stock (or

        % if the underwriters exercise in full their option to purchase additional shares). Accordingly, Carlyle/ Riverstone is in a position to effectively control the outcome of matters requiring a stockholder vote, including the election of directors, adoption of amendments to our certificate of incorporation or bylaws or approval of transactions involving a change of control. The interests of Carlyle/Riverstone may differ from yours, and Carlyle/Riverstone may vote its common stock in a manner that may adversely affect you.

Two of our directors may have conflicts of interest because they are affiliated with Carlyle/Riverstone.

Two of our directors, John Lancaster and Pierre Lapeyre, are also current directors or officers of Carlyle/Riverstone and its owners. Carlyle/Riverstone also has the right to nominate a third representative to our board of directors. This may create conflicts of interest because these directors have responsibilities to Carlyle/Riverstone and its owners. Their duties as directors or officers of Carlyle/Riverstone and its owners may conflict with their duties as directors of our company. These conflicts may result in these directors not participating in certain decisions regarding business dealings between Carlyle/Riverstone and us and other matters.

Carlyle/Riverstone and its director nominees on our board of directors generally have no obligation to offer us business opportunities.

Affiliates of Carlyle/Riverstone have investments in other oilfield service companies that may compete with us, and Carlyle/Riverstone and its affiliates, other than our company, may invest in other such companies in the future. If an opportunity in the oilfield service industry is presented to a person who is a member of Carlyle/Riverstone or its affiliates, including any of those individuals who also serve as a Carlyle/Riverstone director nominee on our board of directors, no member of Carlyle/Riverstone or any of those individuals has any obligation to communicate or offer the opportunity to us.

The availability of shares of our common stock for future sale could depress our stock price.

Carlyle/Riverstone’s exercise of certain registration rights relating to shares of our common stock and sales of a substantial number of shares of our common stock in the public markets following this offering, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this prospectus and other factors, most of which are beyond our control.

The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements.

Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations, estimates or projections include:

•	a decline in or substantial volatility of oil and natural gas prices, and any related changes in expenditures by our customers;

•	a decline in oil and natural gas drilling activity in the markets in which we operate;

•	the effects of future acquisitions on our business;

•	changes in customer requirements in markets or industries we serve;

•	competition within our industry;

•	general economic and market conditions;

•	our access to current or future financing arrangements;

•	our ability to replace or add workers at economical rates;

•	the effects of severe weather on our operations;

•	our ability to replace or acquire equipment;

•	political instability in oil and natural gas producing countries; and

•	environmental and other governmental regulations.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please see “Risk Factors.”

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $             million, assuming an initial public offering price of $             per share and after deducting underwriting discounts and commissions and estimated offering expenses. We will not receive any of the net proceeds from any sale of shares of common stock by any selling stockholders. The selling stockholders include members of our senior management.

We plan to use our net proceeds from this offering as follows:

•	$82.5 million to repay a portion of term loans under our credit facility; and

•	the remainder for general corporate purposes, including potential future acquisitions.

Our credit facility consists of a $165 million term loan facility and a $50 million revolver. As of May 31, 2006, we had $165 million outstanding under our term loan and revolving credit facility and no outstanding letters of credit leaving approximately $50 million available for additional borrowing under our credit facility. Interest under our credit facility may be determined by reference to (1) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 2.75% and 3.25% depending on the credit rating of commitments under our credit facility, or (2) the greater of (a) the base rate charged by the administrative agent and (b) the Federal Funds Rate, plus 0.5%, plus an applicable margin between 1.75% and 2.25% depending on the credit rating of commitments under our credit facility. We used the borrowings under the term loans of our credit facility primarily to fund our acquisitions and pay down previously existing debt during the last year.

Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—2006 Credit Facility” for a description of our outstanding indebtedness and our credit facility.

A $1.00 increase (decrease) in the assumed initial public offering price of $             per share would increase (decrease) the net proceeds from this offering by approximately $            , assuming no change in the number of shares offered by us as set forth on the cover page of this prospectus and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock, and we do not currently anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant. We are also restricted in our ability to pay dividends under our credit facility.

CAPITALIZATION

We have provided in the table below our capitalization as of March 31, 2006: (1) on an actual basis; and (2) on a pro forma as adjusted basis to give effect to, as if each had occurred on March 31, 2006:

•	this offering;

•	the application of the estimated net proceeds from this offering as set forth under “Use of Proceeds;” and

•	the Restructuring.

The information was derived from and is qualified by reference to our unaudited historical financial statements included elsewhere in this prospectus. You should read this information in conjunction with these financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Unaudited Pro Forma Consolidated Financial Data.”

	March 31, 2006
	Actual	Pro Forma As Adjusted
	(unaudited)
	(in thousands)
Cash and cash equivalents(1)	$28,439	$

Total long-term debt, including current portion:
Borrowings under our credit facility(2)	$165,000	$
Other debt and obligations under capital leases	6,162

Total	171,162

Partners’ capital/Stockholders’ equity:
Partnership Interests	64,867
Common stock, $.01 par value per share; shares authorized pro forma as adjusted; shares issued and outstanding pro forma as adjusted	—
Retained earnings	—

Total Partners’ capital/Stockholders’ equity(1)	64,867

Total capitalization(1)	$236,029	$

(1)	A $1.00 increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $ , assuming no change in the number of shares offered by us as set forth on the cover page of this prospectus and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
(2)	As of May 31, 2006, we had $165.0 million outstanding under our term loan and revolving credit facility and no outstanding letters of credit leaving approximately $50.0 million available for additional borrowing under our credit facility. As of May 31, 2006, our cash and cash equivalents totaled approximately $11.0 million.

DILUTION

Purchasers of the common stock in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock for accounting purposes. Adjusted net tangible book value per share represents the amount of the total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. At March 31, 2006, assuming completion of the Restructuring, we had a net tangible book value of $1.8 million or $            per share of common stock. After giving effect to the sale of            shares of common stock in this offering at an assumed initial public offering price of $            per share and after the deduction of underwriting discounts and commissions and estimated offering expenses, the as adjusted net tangible book value at March 31, 2006 would have been $            million or $            per share. This represents an immediate increase in such net tangible book value of $            per share to existing stockholders and an immediate and substantial dilution of $            per share to new investors purchasing common stock in this offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share		$
Adjusted net tangible book value per share as of March 31, 2006 (1)	$
Increase attributable to new public investors

As adjusted net tangible book value per share after this offering

Dilution in as adjusted net tangible book value per share to new investors		$

(1)	Assuming completion of the Restructuring as of such date.

A $1.00 increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) our net tangible book value by $            million, the net tangible book value per share, after giving effect to this offering, by $            per share and the dilution in net tangible book value per share to new investors in this offering by $            per share, assuming no change in the number of shares offered by us as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, on the as adjusted basis set forth above as of March 31, 2006, the total number of shares of common stock owned by existing stockholders and to be owned by new investors, the total consideration paid, and the average price per share paid by our existing stockholders and to be paid by new investors in this offering at $            , the mid-point of the range of the initial public offering prices set forth on the cover page of this prospectus, calculated before deduction of estimated underwriting discounts and commissions.

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	%	Amount	%
Existing stockholders(2)
New public investors

Total		100.0%		$100.0%

(1)	The number of shares disclosed for the existing stockholders includes shares being sold by the selling stockholders in this offering. The number of shares disclosed for the new investors does not include the shares being purchased by the new investors from the selling stockholders in this offering.
(2)	With respect to our executive officers, directors and greater-than-10% stockholders, and assuming the exercise of all outstanding warrants and stock options, the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid by all of those affiliated persons, are as follows:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	%	Amount	%
Affiliated persons

As of                 , 2006, there were            shares of our common stock outstanding, held by            stockholders. Sales by the selling stockholders in this offering will reduce the number of shares of

common stock held by existing stockholders to            or approximately            % of the total number of shares of common stock outstanding after this offering and will increase the number of shares of common stock held by new investors to            or approximately            % of the total number of shares of common stock outstanding after this offering.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma consolidated statements of operations give effect to the acquisitions of Stallion Rentals, L.P., Envirotech, Inc., Double-D Enterprises, Inc., Separation Services, Inc. (all acquired January 31, 2005), GL Trucking & Rentals, Inc. (acquired September 12, 2005), Trail Blazer Hot Shot, Inc. (acquired January 1, 2006) and BLR Construction Companies, L.L.C. (acquired March 1, 2006) as if each of those acquisitions occurred on January 1, 2005. From a balance sheet perspective, these transactions are reflected in our unaudited consolidated balance sheet as of March 31, 2006.

The Stallion historical statement of operations information for the year ended December 31, 2005 is derived from our audited consolidated financial statements. The Stallion historical statement of operations information for the year ended December 31, 2005 and the three months ended March 31, 2006 includes results of operations of acquired businesses from their respective dates of acquisition through December 31, 2005 and March 31, 2006, respectively. The historical combined statement of operations of acquired businesses for the year ended December 31, 2005 and the three months ended March 31, 2006 represents a combined statement of operations of acquired businesses from January 1, 2005 through their respective dates of acquisition and from January 1, 2006 through their respective dates of acquisition, respectively.

The unaudited pro forma consolidated statement of operations represents management’s preliminary determination of purchase accounting adjustments and are based on available information and assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the unaudited pro forma consolidated statement of operations are subject to change. Management does not expect that the differences between the preliminary and final purchase price allocation will have a material impact on our consolidated financial position or results of operations.

The unaudited pro forma consolidated statement of operations does not purport to be indicative of the results that would have been obtained had the transactions described above been completed on the indicated dates or that may be obtained in the future.

The following information should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements included elsewhere in this prospectus.

	Unaudited Pro Forma Consolidated Financial Data for the year ended December 31, 2005
	Stallion Historical statement of operations	Historical combined statement of operations of acquired businesses	Adjustments			Pro forma
	(in thousands except per share data)
Statement of Operations:
Revenue:
Wellsite support services	$73,126	$18,599		$—			$91,725
Construction and logistic services	—	39,630		—			39,630

Total revenue	73,126	58,229		—			131,355

Expenses:
Wellsite support services	42,281	7,366		—			49,647
Construction and logistic services	—	24,353		—			24,353
Selling, general and administrative	9,883	8,287		—			18,170
Depreciation and amortization	7,798	6,163		5,069	(1)		19,030
Loss (gain) on disposal of assets	499	(245)		—			254

Total expenses	60,461	45,924		5,069			111,454

Operating income	12,665	12,305		(5,069)			19,901
Interest expense, net	(4,565)	(615)		(4,707	)(2)		(9,887)
Other income (expenses)	(66)	117		—			51

Income before income tax	8,034	11,807		(9,776)			10,065
Income tax expense	(598)	(458)		(2,769	)(3)		(3,825)

Net income	$7,436	$11,349		$(12,545)			$6,240

Earnings per share:
Basic			$			$

Diluted			$			$

Weighted average shares:
Basic

Diluted

Reconciliation of EBITDA to Net income:
Net income	$7,436	$11,349		$(12,545)			$6,240
Income taxes	598	458		2,769			3,825
Interest expense	4,565	615		4,707			9,887
Depreciation and amortization	7,798	6,163		5,069			19,030

EBITDA	$20,397	$18,585		$—			$38,982

(1)	Depreciation and amortization of adjusted fixed assets basis and depreciable intangible assets assuming the acquisitions occurred January 1, 2005. We estimate the remaining useful lives and salvage values of all acquired assets and depreciate those assets over those useful lives using policies that have been consistently applied by us. The purchase price allocation for our acquisition of BLR has not yet been finalized. Accordingly, we estimated that $16.0 million of the purchase price would be assigned to assets having an eight-year life and $9.0 million would be assigned to intangibles subject to amortization having a six-year life.
(2)	Pro forma interest expense on notes payable to sellers of acquired businesses of $5.9 million at rates ranging from 7.0% to 8.0% plus subordinated debt of $10.0 million at 12% and advances under our Credit Agreement totaling $80.0 million at rates ranging from 6.25% to 7.95% assuming that all of the notes and advances were completed on January 1, 2005.
(3)	Historically, we were not subject to taxes on a consolidated basis due to our partnership structure; however certain of our subsidiary companies are taxable corporations and are subject to income tax. Pro forma income tax expense has been computed at the blended statutory rate of 38% to reflect the pro forma effect on net income for the period presented assuming that the Restructuring that will occur immediately prior to the closing of this offering happened on January 1, 2005.

	Unaudited Pro Forma Consolidated Financial Data for the three months ended March 31, 2006
	Stallion Historical statement of operations	Historical combined statement of operations of acquired businesses	Adjustments			Pro forma
	(unaudited)
	(in thousands except per share data)
Statement of Operations:
Revenue:
Wellsite support services	$32,917	$—		$—			$32,917
Construction and logistics services	6,045	9,683		—			15,728

Total revenue	38,962	9,683		—			48,645

Expenses:
Wellsite support services	14,423	—		—			14,423
Construction and logistics services	3,446	5,473		—			8,919
Selling, general and administrative	7,529	2,256		—			9,785
Depreciation and amortization	4,299	840		550	(1)		5,689
Loss on disposal of assets	342	275		—			617

Total expenses	30,039	8,844		550			39,433

Operating income	8,923	839		(550)			9,212
Interest expense	(4,097)	(213)		(615	)(2)		(4,925)
Other expenses	(10)	—		—			(10)

Income before income tax	4,816	626		(1,165)			4,277
Income tax expense	(911)	—		(714	)(3)		(1,625)

Net income	$3,905	$626		$(1,879)			$2,652

Earnings per share:
Basic			$			$

Diluted			$			$

Weighted average shares:
Basic

Diluted

Reconciliation of EBITDA to Net income:
Net income	$3,905	$626		$(1,879)			$2,652
Income taxes	911	—		714			1,625
Interest expense	4,097	213		615			4,925
Depreciation and amortization	4,299	840		550			5,689

EBITDA	$13,212	$1,679		$—			$14,891

(1)	Depreciation and amortization of adjusted fixed assets basis and depreciable intangible assets assuming the acquisitions occurred January 1, 2006. We estimate the remaining useful lives and salvage values of all acquired assets and depreciate those assets over those useful lives using policies that have been consistently applied by us. The purchase price allocation for our acquisition of BLR has not yet been finalized. Accordingly, we estimated that $16.0 million of the purchase price would be assigned to assets having an eight-year life and $9.0 million would be assigned to intangibles subject to amortization having a six-year life.
(2)	Pro forma interest expense on notes payable to sellers of acquired businesses of $2.9 million at rates ranging from 7.0% to 7.5% and advances under our Credit Agreements totaling $44.5 million at 7.95% assuming that all of the notes and advances were completed on January 1, 2005.
(3)	Historically, we were not subject to taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. Pro forma net income for the year ended December 31, 2005 and for the three months ended March 31, 2006 includes a provision for taxes on our consolidated income before tax. Pro forma income tax expense has been computed at a blended state and federal tax rate of 38% to reflect the pro forma income tax effect on net income for the periods presented assuming that the Restructuring happened on January 1, 2005.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial and operating data as of the dates and for the periods shown. Our operations are currently conducted by Stallion Oilfield Holdings, Ltd., a limited partnership, and its operating subsidiaries. Immediately prior to the closing of this offering, this limited partnership will merge with and into Stallion Oilfield Services, Inc., and we will operate under a corporate parent structure. Stallion Oilfield Services, Inc., the surviving entity of the Restructuring, will serve as the parent holding company under this new structure. The amounts for each historical annual period presented below were derived from our audited consolidated financial statements. The following information should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2003	2004	2005	2005	2006
				(unaudited)
	(in thousands)
Statement of Operations Data:
Revenue:
Wellsite support services	$6,769	$15,452	$73,126	$10,307	$32,917
Construction and logistics services	—	—	—	—	6,045

Total revenue	6,769	15,452	73,126	10,307	38,962

Expenses:
Wellsite support services	3,108	8,695	42,281	5,793	14,423
Construction and logistics services	—	—	—	—	3,446
Selling, general and administrative	2,145	3,745	9,883	2,142	7,529
Depreciation and amortization	836	1,924	7,798	1,129	4,299
Loss on disposal of assets	86	92	499	3	342

Total expenses	6,175	14,456	60,461	9,067	30,039

Operating income	594	996	12,665	1,240	8,923
Interest expense, net	489	917	4,565	763	4,097
Other expense	—	—	66	17	10

Income before income taxes	105	79	8,034	460	4,816
Income tax expense (1)	—	—	598	105	911

Net income	$105	$79	$7,436	$355	$3,905

Other Financial Data:
EBITDA (2)	$1,430	$2,920	$20,397	$2,352	$13,212
Cash flow provided by operating activities	144	1,734	7,087	1,265	10,418
Cash flow used in investing activities	(7,536)	(7,142)	(83,462)	(33,222)	(95,516)
Cash flow provided by financing activities	7,804	5,046	77,307	33,715	112,555
Capital expenditures:
Acquisitions, net of cash acquired (3)	5,505	1,158	48,955	26,675	74,097
Property and equipment	2,046	5,961	34,187	6,483	20,310

	As of December 31,			As of March 31,
	2003	2004	2005	2006
				(unaudited)
	(in thousands)
Balance Sheet Data
Cash and cash equivalents	$412	$50	$982	$28,439
Net property and equipment	7,131	13,899	74,583	122,597
Total assets	16,252	24,713	123,136	258,033
Total debt	11,705	18,552	67,795	171,162
Total partners’ capital	3,533	3,611	43,597	64,867

(1)	Historically, we were not subject to taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax.
(2)	EBITDA consists of net income before interest expense, taxes, depreciation and amortization. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest on our indebtedness;

•	our operating performance and return on invested capital as compared to those of other companies in the oilfield service industry, without regard to financing methods and capital structure; and

•	our compliance with certain financial covenants included in our credit facility.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;

•	EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments, on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

The following table presents a reconciliation of the non-GAAP financial measure of EBITDA to the most directly comparable GAAP financial measures on a historical basis and pro forma basis for each of the periods indicated.

	Year Ended December 31,			Three Months Ended March 31,
	2003	2004	2005	2005	2006
				(unaudited)
	(in thousands)
Reconciliation of EBITDA to Net income:
Net income	$105	$79	$7,436	$355	$3,905
Income taxes	—	—	598	105	911
Interest expense	489	917	4,565	763	4,097
Depreciation and amortization	836	1,924	7,798	1,129	4,299

EBITDA	1,430	$2,920	$20,397	$2,352	$13,212

Reconciliation of EBITDA to Cash flow from operations:
Net cash provided by operating activities	$144	$1,734	$7,087	$1,265	$10,418
Bad debt expense	(24)	(70)	(465)	(50)	(220)
Loss on disposal of property and equipment	(86)	(92)	(499)	(3)	(342)
Interest expense	489	917	4,565	763	4,097
Amortization of debt issuance costs and debt discount included in interest expense	—	—	(495)	(39)	(1,716)
Deferred income tax	—	—	73	(144)	(65)
Income tax expense	—	—	598	105	911
Change in operating assets and liabilities	907	431	9,533	455	129

EBITDA	$1,430	$2,920	$20,397	$2,352	$13,212

(3)	Acquisitions, net of cash acquired, consist only of the cash component of acquisitions. It does not include equity and/or notes issued for acquisitions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our historical consolidated financial statements and the related notes included within this prospectus. This discussion contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our business and the oil and natural gas industry. These forward-looking statements involve risks and uncertainties that may be beyond our control. Our actual results could differ materially from the results indicated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market prices for oil and natural gas, the level of oil and natural gas drilling, economic and competitive conditions, capital expenditures, regulatory changes and other uncertainties, as well as those factors discussed elsewhere in this prospectus, particularly in “Risk Factors” and “Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed below may not occur. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future.

Overview

We provide wellsite support services and construction and logistics services to exploration and production companies and drilling contractors that conduct drilling and production activities throughout the United States. Our company slogan, Everything but the Rig SM, reflects our business strategy of providing a broad and comprehensive range of critical services to support wellsite operations, including workforce accommodations, surface equipment rental, solids control, site construction, rig relocation and heavy equipment hauling.

Our services span the entire life-cycle of the wellsite—wellsite preparation, rig deployment, drilling activities, production activities and decommissioning. We are typically the first service provider on the wellsite, as we assist in the initial preparation of the wellsite and often haul the rig and related heavy equipment onto the site using our fleet of tractors, trailers, trucks and cranes. Throughout the drilling and completion phases of the well, we provide rental equipment and required support services to the wellsite. We also, in some cases, provide continuing support services during the production phase of the well, including construction of production facilities and well connections to existing pipeline infrastructure. We frequently are the last service provider to leave the wellsite as we perform production facility disassembly and site restoration, which are the last phases of the wellsite decommissioning process.

We currently focus on oil and natural gas regions within North America that we believe have attractive long-term potential for growth, including South Texas, the Gulf Coast, ArkLaTex, North Texas, the Permian Basin, the Mid-Continent and Rocky Mountain regions. We manage our operations from 24 field service offices located throughout our operating regions.

We operate in two business segments:

•	Wellsite Support Services. Our wellsite support services segment includes: (1) workforce accommodations, with a fleet of over 1,600 transportable accommodation units designed to accommodate various personnel on wellsite locations before, during and after drilling operations, (2) surface equipment rentals used in wellsite activities, including forklifts, manlifts, power generators, compressors, loaders and water systems, (3) our StaRCommTM (Stallion Remote Communications) satellite system, and (4) solids control, which includes closed-loop mud systems and fluid recovery services. For the year ended December 31, 2005, and the three months ended March 31, 2006, revenue relating to our wellsite support services segment was $73.1 million and $32.9 million, respectively.

•

Construction and Logistics Services. Our construction and logistics services segment includes: (1) site construction, which includes site clearing, road construction, mat placement, production facility assembly and construction, pipeline installation, pit remediation, production decommissioning, and site restoration and (2) rig relocation and heavy equipment hauling, through which we operate a fleet of cranes, tractors, trailers, trucks and loaders used for the hauling and relocation of drilling rigs and related heavy equipment. With our recent acquisitions of BLR Construction Companies, L.L.C. (“BLR”) and Oilfield Heavy Haulers, LLC (“OHH”), we established our construction and logistics services segment. For the three months ended March 31, 2006, revenue relating to our construction and logistics services segment was $6.0 million.

Our customers include exploration and production companies and drilling contractors that conduct drilling and production activities throughout the United States. Please read “Business—Customers” for additional information about our customers. The primary factor influencing demand for our services is the level of drilling and production activity of our customers, which in turn, depends on current and anticipated future oil and natural gas prices, production depletion rates and the resultant levels of cash flow generated and allocated by our customers to their drilling and production budgets. As a result, demand for our services and products can be cyclical.

The following tables summarize average United States drilling and well service rig activity, as measured by Baker Hughes Incorporated (“BHI”), and historical commodity prices as provided by Bloomberg L.P. (“Bloomberg”):

AVERAGE RIG COUNTS

	Year Ended December 31,				Three Months Ended March 31,
	2002	2003	2004	2005	2006
BHI Rotary Rig Count:
U.S. Land	717	924	1,095	1,290	1,440
U.S. Offshore	113	108	97	93	82

Total U.S.	830	1,032	1,192	1,383	1,522

BHI Workover Rig Count:
United States	1,010	1,129	1,235	1,354	1,527

Total United States	1,840	2,161	2,427	2,737	3,049

Source: BHI

AVERAGE OIL AND NATURAL GAS PRICES

Period	Average Daily Closing Henry Hub Spot Natural Gas Prices ($/mcf)	Average Daily Closing WTI Cushing Spot Oil Price ($/bbl)
01/01/02 – 12/31/02	$3.37	$26.17
01/01/03 – 12/31/03	5.49	31.06
01/01/04 – 12/31/04	5.90	41.51
01/01/05 – 12/31/05	8.89	56.59
01/01/06 – 03/31/06	7.66	63.34

Source: Bloomberg

We believe that drilling rig and workover rig counts are a good indication of spending by our customers in the oil and natural gas industry for exploration and development of new and existing hydrocarbon reserves. Spending levels for these activities are a primary driver of our business, and we believe that our customers tend to invest more in these activities when oil and natural gas prices are at or trending toward higher levels.

How We Generate Our Revenue

Most of our revenue is based upon a charge for the actual period of time the service or rental is provided to our customer, usually a few days, several weeks or a few months. By contracting services on a short-term basis, we are exposed to the risks of a rapid reduction in market prices and equipment utilization and volatility in our revenue.

We generate a majority of our revenue from our wellsite support services and construction and logistics services by charging our customers a rig-up charge plus a daily rental rate based on the type of equipment used. The rig-up charge is a flat fee generally payable in connection with the initial set up of workforce accommodation units and connection of these units to water, utilities and sewer systems. The rig-up charges, demobilization charges and daily rates are determined by regional price quotes or, in some cases, a competitive bid process and depend upon the type of service to be performed, the equipment and personnel required for the particular job and the market conditions in the region in which the service is performed. We also charge customers for additional services requested while our equipment is on location including water delivery, general service calls, repairs and waste disposal. In our construction services business, we install mats at the wellsite where required by the nature of the terrain or requested to help reduce the environmental impact of wellsite activities. In these instances, we generally submit bids based on a 30, 60 or 90 day mat rental period, with an additional daily rental rate if the mats are used beyond this period. In our rig relocation and heavy equipment hauling business, we generally bid a turn key price which may vary by region, type of rig and the distance the rig is transported.

Our operating costs are comprised primarily of labor, including workers’ compensation and health insurance, repair and maintenance, fuel and insurance. A majority of our employees are paid on an hourly basis. With a reduced pool of workers in the industry, it is possible that we will have to raise wage rates to attract workers from other fields and retain or expand our current work force. We also incur costs to employ personnel to sell and supervise our services and perform maintenance on our fleet. These costs are not directly tied to our level of business activity. Compensation for our administrative personnel in local operating yards and in our corporate office is accounted for as general and administrative expenses. Repair and maintenance is performed by our crews, company maintenance personnel and outside service providers. Insurance is generally a fixed cost regardless of utilization and relates to the number of rigs, trucks and other equipment in our fleet, employee payroll and safety record. Selling, general and administrative (“SG&A”) expenses were $7.5 million for the quarter ended March 31, 2006. As a percentage of revenue, the portion of labor expenses included in SG&A expenses decreased from 15.3% in 2004 to 6.6% in 2005. Our corporate overhead makes up less than half of our SG&A expenses. A significant component of SG&A are expenses related to our field-level office personnel and other overhead, which are necessary for operations.

How We Evaluate Our Operations

Our management utilizes a variety of financial and operational measurements to analyze and monitor the performance of our services. These measurements include the following:

•	operating income per operating segment (each segment is further analyzed by field office and/or region for trending and to improve overall segment profitability);

•	material and labor expenses as a percentage of revenue;

•	EBITDA;

•	EBIT;

•	revenue and EBITDA per employee;

•	return on capital employed; and

•	safety performance rates.

We manage our operations through two operating segments. Each segment is further analyzed across seven operating regions. Our operating regions include one or more field service offices, depending on the level of activity and the size of the region. The data generated in each of our operating regions using the foregoing measurement tools is an important part of our operational analysis. We apply these measurement tools to monitor operations separately for each of our operating regions and to analyze trends to determine our relative performance in each region. By comparing our operations on an operating region basis, we can identify and react to trends in the geographic areas in which we operate to improve productivity and margins. We seek to have strong centralized financial analysis and control to allocate our resources and local decision-making and flexibility in the delivery of services to maximize customer satisfaction.

Trends Impacting Our Business

Higher demand for oil and natural gas and a constrained oil and natural gas supply have resulted in higher prices and increased drilling activity. The increase in prices and drilling activity are driving several additional trends that we believe will benefit us:

•	Labor shortages and increasing safety concerns. Due to the increase in rig count and the corresponding increase in demand for labor in the oilfield, our customers continue to attempt to improve living and working conditions at the wellsite to help retain employees. We believe our workforce accommodations solutions and custom configurations for crew quarters have improved living and working conditions at the wellsite resulting in better employee morale and reduced turnover. Our customers also continue to enhance their safety procedures to help reduce injuries and to help ensure compliance with more stringent regulatory requirements. We supply equipment designed to improve wellsite safety and productivity. For example, our extended-reach forklifts eliminate the need to manually roll drill pipe across pipe racks reducing hazards such as pinched fingers or falls. Our manlifts are used to safely place crew members under the rig floor during rig-up and rig-down of wellhead pressure control equipment. Also, our light plants provide safe lighting conditions for night time operations at the wellsite.

•	Increasingly complex technologies. The development of unconventional oil and natural gas resources is driving the need for complex, new technologies to help increase recovery rates, lower production costs and accelerate field development. The increasing complexity of technology used in the oil and natural gas development process requires additional technicians on location during drilling and, therefore, additional workforce accommodations. In particular, the increasing trend of pursuing horizontal and directional wells, as indicated in the chart below, as opposed to vertical wells requires additional expertise on location and, typically, longer drilling times. In some cases, up to six to nine workforce accommodation units are used during a drilling project, an increase over traditional utilization levels. Workforce accommodations are required for the company-man (oil and natural gas operator representative), the rig toolpusher (drilling rig supervisor), the rig crew (which typically includes 12-14 persons), a directional driller, a mud engineer, a safety engineer, solids control service personnel (between one and five persons), and other company and service personnel as necessary.

•	Geographically dispersed drilling operations. Before the consolidation of drilling contractors that began in earnest in the 1990’s, most drilling contractors were regional operators serving an area within a radius of approximately 100 to 200 miles from their home office. Most personnel working at the wellsite would drive to and from the wellsite on a daily basis. With the shift toward industry consolidation, crews based in one region may now be sent along with a rig to work on wellsites in geographically dispersed oil and natural gas regions significant distances away. This development has resulted in the need for full-time accommodations for multiple shifts of the rig crew. Additionally, the increasing pursuit of unconventional resources has resulted in increasingly remote drilling locations that do not have adequate infrastructure. These remote locations require accommodation units and other equipment and services of the type provided by us.

•	Increase in drilling and developing unconventional resources. The decline of conventional North American oil and natural gas reservoirs is leading to a shift toward the drilling and development of unconventional oil and natural gas resources, including tight sands, shales and coalbed methane, that require more wells to be drilled and maintained and are also characterized by high decline rates. We believe the increased drilling requirements of these unconventional resources will lead to continued drilling activity. Consequently, there has been an increase in the construction of new drilling rigs to meet this demand.

•	Increased environmental sensitivity. Continued sensitivity to the environmental impact of drilling and production activities has resulted in increasing regulation of the oil and natural gas industry. Normal wellsite operations use an earthen pit to temporarily store drilling fluids and cuttings. But, when drilling in environmentally sensitive areas such as marshes or when drilling with oil-based or other synthetic drilling fluids, wellsite operations must use closed-loop solids control systems, which require zero discharge of drilling fluids and cuttings at the wellsite. In order to help reduce drill cuttings and fluids disposal costs, operators require performance-based solids control configurations that attempt to maximize drilling fluid efficiency. Additionally, in some areas of the Rocky Mountains, federal regulators have mandated a reduction of long-term environmental impacts at drilling locations. In some cases, this has required the use of mats in place of traditional scraping by earth moving equipment to preserve prairie sage brush recoverability after wellsite operations cease. We believe that continued sensitivity to the environmental impact of wellsite operations will enhance the demand for our solids control and construction services.

•	Outsourcing ancillary services. Some of the services we provide have been historically handled by drilling contractors themselves. In many instances, these services are only ancillary to the primary activity of drilling and completing wells and represent only a minor portion of the total well drilling cost. Many drilling contractors are increasingly electing to outsource these services to suppliers who can provide high-quality and reliable services.

Growth Opportunities

We intend to capitalize on emerging trends in the United States oil and natural gas industry through the execution of a growth strategy focused on internal growth opportunities complemented by strategic acquisitions.

•	Internal Growth Opportunities. We plan to continue to roll-out our existing services across our current operating regions in an effort to deliver a comprehensive service portfolio in each region where we operate. Additionally, we seek to continue to invest in the development of new assets and services based on customer demand to supplement the breadth and quality of our service portfolio. We also intend to continue expanding our operations into new geographic regions to provide our service offerings to existing customers in markets that we have not historically served, as well as to attract new customers in these markets. We believe our established customer base and strong regional relationships will continue to provide a distribution network for deployment of our services.

•

Acquisitions. We believe that our segment of the oilfield service industry has historically experienced underinvestment. Consequently, most of our competitors are smaller operators offering a limited set of wellsite support services. As a result of the fragmented nature of our markets, we believe that there are numerous consolidation opportunities within these markets. We intend to leverage our proven capabilities of identifying, executing on and integrating acquisitions to further differentiate our service portfolio and grow our business.

Strategic Acquisitions

From inception through May 31, 2006, we have completed 16 acquisitions as part of our acquisition and expansion program. These acquisitions greatly expanded our service offerings and our geographic reach. We intend to continue to develop or acquire new high-quality, strategic assets and services which add to the scope and quality of our service portfolio. Since our inception, we have invested an aggregate of $153.6 million in acquisitions.

We evaluate our acquisitions based on a number of factors including: market region, service line, asset quality, customers, management, service and safety quality and financial performance. We base our valuations on several factors including: revenue multiples, EBITDA multiples, asset value, earnings accretion and strategic value.

The following is a description of some of the strategic acquisitions that expanded our service offerings and geographic reach:

Expansion of Service Offering

Workforce Accommodations and Surface Equipment Rental. In April 2003, we acquired the assets of Ray’s Mobile Homes, Ltd. (“Ray’s Mobile Homes”). Ray’s Mobile Homes was engaged in the business of providing workforce accommodations, sewer and water systems, trash containers and other related equipment to wellsites in South Texas. With this acquisition, we entered the workforce accommodations and surface equipment rental business.

Solids Control. In January 2005, we acquired Separation Services, Inc. (“SSI”), a Texas company engaged in performance-based solids control services to oil and natural gas companies and drilling contractors at wellsite locations. With this acquisition, we expanded into the solids control business.

Site Construction. In March 2006, we acquired BLR. BLR provides customers with experienced personnel and high-quality equipment, specializing in location construction, pipeline construction, marine services, production facility construction, crew services, heavy equipment and trucking services, remediation services, production decommissioning and vegetation control. BLR also provides inland marine site construction services. With this acquisition, we moved into the wellsite construction business.

Logistics. In March 2006, we acquired the assets of OHH. OHH provides heavy-duty drilling rig trucking and hauling services to the oilfield. OHH’s assets included a fleet of cranes, rig-hauling trucks, trailers and loaders specifically designed for the oil and natural gas industry. With this acquisition, we entered the rig relocation and heavy equipment hauling business.

Expansion of Geographic Reach

Rocky Mountains Expansion. In January 2005, we acquired the assets of Envirotech, Inc. (“Envirotech”), a company engaged in the rental of workforce accommodations, water systems, sewer systems and other related equipment. This acquisition provided a platform for expansion into the Rocky Mountain region, which is a region currently experiencing high levels of drilling activity.

Williston Basin Expansion. In September 2005, we acquired the assets of GL Trucking & Rental, Inc. (“GL Trucking”). GL Trucking provides integrated drilling support services for the Williston Basin and surrounding areas. Its assets included over 100 workforce accommodation units, significant heavy equipment hauling capacity, loaders and equipment setting cranes. This acquisition extended our geographic footprint in the Rocky Mountains and brought our services to the Williston Basin, which is located in parts of North and South Dakota, Montana and Canada.

North Texas Expansion. In May 2006, we acquired the assets of Bowie Dozer Service, Inc. (“Bowie”). Bowie is an oilfield construction company that provides location construction and heavy equipment services for rig sites in the Fort Worth Basin. The purchased assets included dozers, loaders, graders, backhoes, trackhoes and rollers. This acquisition provided a platform for us to expand into North Texas, an active natural gas producing area.

Items Impacting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable to our results of operations in the future for the reasons discussed below.

Changes in Our Legal Structure

We were formed as a Delaware corporation in June 2006. In connection with this offering, we will succeed to the business and operations of Stallion Ltd, which are described in this prospectus. Prior to the completion of this offering, Stallion Ltd will merge with and into Stallion Oilfield Services, Inc., with Stallion Oilfield Services, Inc. being the surviving corporate parent and owning all of the operating subsidiaries of Stallion Ltd. The majority owners of Stallion Ltd are Carlyle/Riverstone and an affiliate of Craig Johnson, our President, Chief Executive Officer and Chairman of the Board. In the Restructuring, assuming an initial public offering price of $            , which is the midpoint of the range set forth on the cover of this prospectus, the partners of Stallion Ltd will receive an aggregate of              shares of our common stock in exchange for all of the Stallion Ltd partnership interests held by them. Immediately following completion of the Restructuring and prior to this offering, we will have              shares of common stock outstanding,             % of which will be owned by Carlyle/Riverstone and             % of which will be owned by an affiliate of Craig Johnson. Following this offering, we will report our results of operations and financial condition as a corporation on a consolidated basis. For more information about the restructuring, please see “Certain Relationships and Related Party Transactions—The Restructuring.”

Historically, we were not subject to federal or state income taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. Our consolidated pro forma financial data included in this prospectus, however, include a pro forma adjustment for income taxes calculated at a blended state and federal rate of 38% resulting in a pro forma net income adjusted for income taxes. In 2005, Stallion Ltd made a capital distribution to its partners to fund tax obligations resulting from the partners being taxed on their proportionate share of Stallion Ltd’s taxable income. As a result of the Restructuring, we will record deferred tax assets and liabilities to reflect net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. As of December 31, 2005 and March 31, 2006, our estimated net deferred tax liability was approximately $1.0 million and $3.1 million, respectively resulting primarily from accelerated depreciation taken by Stallion Ltd and its subsidiaries. Following this offering, we will incur income taxes under our new corporate structure and our consolidated financial statements will reflect the actual impact of income taxes.

Public Company Expenses

We believe that our selling, general and administrative expenses will increase as a result of becoming a public company following this offering. We currently anticipate that our total annual selling, general and administrative expenses following the completion of this offering will increase by approximately $3.0 to $5.0 million. This increase will be due to the cost of tax return preparations, accounting support services, filing annual and quarterly reports with the SEC, investor relations, directors’ fees, directors’ and officers’ insurance and registrar and transfer agent fees, which we expect to incur after the completion of this offering. Our consolidated financial statements following this offering will reflect the impact of these increased expenses and will affect the comparability of our financial statements with periods prior to the completion of this offering.

Critical Accounting Policies and Estimates

Our consolidated financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 1 of the notes to our historical consolidated financial statements. The following is a discussion of our critical accounting policies and estimates.

Critical Accounting Policies

We have identified below accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flow and which require the application of significant judgment by management.

Property and Equipment. Property and equipment, including renewals and betterments, are stated at cost, while maintenance and repairs are expensed as incurred. We review our assets for impairment when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recovered over its remaining service life. Provisions for asset impairment are charged to income when the sum of the estimated future cash flow, on an undiscounted basis, is less than the assets’ carrying amount. If impairment is indicated, an impairment charge is recorded based on an estimate of future discounted cash flow.

Self-Insured Risk Accruals. One of our subsidiary companies is partially self-insured for certain losses relating to workers’ compensation and group healthcare benefits. We maintain accruals to cover the self-insured risks, which are based on third-party data and historical claims history.

Revenue Recognition. Generally, we provide our services over a relatively short period of time pursuant to short-term arrangements at pre-determined service rates or on a project bid basis. Revenue from rental agreements is recognized over the rental period, and revenue from service agreements is recognized when services have been rendered. Certain of our operations recognize revenue related to wellsite construction using the percentage-of completion method determined by the ratio of costs incurred to total estimated costs at completion. All known or anticipated losses on contracts are recognized in full when such losses become apparent.

In our wellsite support services segment we charge our customers a rig-up/rig-down charge in connection with the initial set up or takedown of workforce accommodation units and for the connection or disconnection of these units to or from water, utilities and sewer systems. Revenue related to rig-up/rig-down charges is recognized upon completion of the service. We recognize revenue when it is earned and realized. We consider revenue earned and realized when the services are performed, collection of the relevant receivables is reasonably assured, persuasive evidence of the arrangement exists and the price is fixed and determinable.

Income Taxes. We account for income taxes based upon Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the statutory enactment date. A valuation allowance for deferred tax assets is recognized when it is more likely than not that the benefit of deferred tax assets will not be realized.

Historically, we were not subject to federal or state income taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. Our income tax expense will be comprised of current and deferred tax expense. These taxes added together provide an indication of an effective rate of income tax.

Critical Accounting Estimates

The preparation of our financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the amounts of revenue and expenses recognized during the reporting periods. We analyze our estimates based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. However, actual results could differ from such estimates. The following is a discussion of our critical accounting estimates.

Impairment of Long-Lived Assets and Goodwill. Our review for potential impairment of property and equipment requires us to estimate undiscounted future cash flow. Actual impairment charges are recorded using an estimate of discounted future cash flow. The determination of future cash flow requires us to estimate rates and utilization in future periods and such estimates can change based on market conditions, technological advances in industry or changes in regulations governing the industry. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flow expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flow, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of carrying amount or the fair value less anticipated cost to sell, and they would no longer be depreciated.

We have adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” which requires us to annually test goodwill and intangible assets with indefinite useful lives recorded in business combinations for potential impairment. This requires us to estimate the fair values of our own assets and liabilities at the reporting unit level. Therefore, considerable judgment, similar to that described above in connection with our estimation of the fair value of an acquired company, is required to assess goodwill and certain other intangible assets for impairment.

No impairment losses have been recorded through December 31, 2005.

Goodwill and Other Intangible Assets. The initial recording of goodwill and other intangibles requires estimation of the fair value of assets and liabilities using fair value measurements, which include quoted market price, present value techniques (estimate of future cash flows), and other valuation techniques. Additionally, SFAS No. 142 requires goodwill and other intangible assets to be reviewed for possible impairment on an annual basis, or if circumstances indicate that an impairment may exist. Determining fair value and implied fair value is subjective and often involves the use of estimates and assumptions. These estimates and assumptions could have a significant impact on the recording of intangible assets, whether or not an impairment charge is recognized and also the magnitude of the impairment charge. Our estimates of fair value are primarily determined using present value techniques of projected cash flows. This approach uses significant assumptions such as multi-year sales projections with associated expenses. We have performed impairment analyses on our goodwill and intangible assets of indefinite life, which indicated as of December 31, 2005 an impairment charge was not appropriate.

Allowance for Doubtful Accounts. We extend credit to our customers based on an evaluation of their financial condition, and generally, we do not require collateral nor do we charge interest on our accounts receivable. We estimate our allowance for doubtful accounts based on an analysis of historical collection activity and specific identification of overdue accounts. Factors that may affect this estimate include (1) changes in the financial position of significant customers and (2) a decline in commodity prices that could affect our entire customer base. If these factors are less favorable than those projected by management or if our historical experience is materially different from our future experience, additional allowances may be required.

Litigation and Self-Insured Risk Reserves. We estimate our reserves related to litigation and self-insured risk (with respect to BLR’s continuing operations) based on the facts and circumstances specific to the litigation and self-insured risk claims and our past experience with similar claims. The actual outcome of litigated and insured claims could differ significantly from estimated amounts. As discussed in “—Critical Accounting Policies—Self-Insured Risk Accruals” above with respect to our critical accounting policies, we maintain accruals on our balance sheet to cover self-insured retentions. These accruals are based on certain assumptions developed using third-party and historical data to project future losses. Loss estimates in the calculation of these accruals are adjusted based upon actual claim settlements and reported claims.

Depreciation and Amortization. In order to depreciate and amortize our property and equipment and our intangible assets with finite lives, we estimate the useful lives and salvage values of these items. Our estimates may be affected by such factors as changing market conditions, technological advances in industry or changes in regulations governing the industry.

Fair Value of Assets Acquired and Liabilities Assumed. We estimate the value of assets acquired and liabilities assumed in business combinations, which involves the use of various assumptions. These estimates may be affected by such factors as changing market conditions, technological advances in the oil and natural gas industry or changes in regulations governing that industry. The most significant assumptions, and the ones requiring the most judgment, involve the estimated fair value of property and equipment, and the resulting amount of goodwill, if any. To finalize purchase accounting, for significant acquisitions we utilize the services of independent valuation specialists to assist in the determination of the fair value of acquired assets. These estimates are revised during an allocation period as necessary when, and if, information becomes available to further define and quantify the value of the assets acquired and liabilities assumed. To the extent additional information to refine the original allocation becomes available during the allocation period, the allocation of the purchase price is adjusted. If information becomes available after the allocation period, those items are reflected in operating results.

Income Taxes. Our income tax expense includes local, state and federal income taxes. We account for tax ramifications using SFAS No. 109 “Accounting for Income Tax.” Under SFAS No. 109, we record deferred income tax assets and liabilities based upon temporary differences between the carrying amount and tax basis of our assets and liabilities and measure tax expense using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rate is recognized in income in the period of the change. Furthermore, SFAS No. 109 requires a valuation allowance for any net deferred income tax assets which we believe are likely to not be used through future operations. If our estimates and assumptions related to our deferred tax position change in the future, we may be required to record additional valuation allowances against our deferred tax assets and our effective tax rate may increase, which could result in a material adverse effect on our financial position, results of operations and cash flow.

Stock-Based Compensation. In December 2004, the FASB issued SFAS No. 123R, “Share-based Payment,” which revises SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award, with limited exceptions. The fair value of the award must be re-measured at each reporting date through the settlement date, with changes in fair value recognized as compensation expense of the period. SFAS No. 123R requires that we use an option-pricing model, adjusted for the unique characteristics of those instruments, to determine fair value as of the grant date of the stock options. In so doing, we use an option-pricing model (Black-Scholes), which requires various assumptions as to interest rates, volatility, dividend yields and expected lives of stock-based awards. Historically, we have not issued any equity securities in exchange for employee services.

Cash Flow Estimates. Our estimates of future cash flow are based on the most recent available market and operating data for the applicable asset or reporting unit at the time we made the estimate. Our cash flow estimates are used for asset impairment analyses.

The following table describes estimates, assumptions and methods regarding critical accounting estimates used to prepare our consolidated financial statements. We consider an estimate to be critical if it is subjective and if changes in the estimate using different assumptions would result in a material impact on our financial position or results of operations:

Description	Estimates/Assumptions Used	Variability in Accounting	Historical Results/ Sensitivity Analysis
Revenue Recognition	We recognize revenue when it is realizable and earned as services are performed. We estimate the percentage of completion of certain wellsite construction contracts based on cost incurred. We defer unearned revenue until earned.	There is a risk that we may not record revenue in the proper period.	There were no material adjustments resulting from revenue recognition issues for the years ended December 31, 2005, 2004 and 2003 or for the three months ended March 31, 2006 and 2005.
Impairment of Long-lived Assets

We evaluate the recoverability of assets periodically, but at least annually for goodwill and intangible assets with indefinite lives, by reviewing operational performance and expected cash flow. Our management estimates future cash flow for this purpose and for intangible assets, and discounts this cash flow at an applicable rate.

There is a risk that management’s estimates of future performance may not approximate actual performance or that rates used for discounting cash flow are not consistent with the actual discount rates. Our assets could be overstated if impairment losses are not identified in a timely manner.

We tested goodwill for impairment for each of the years ended December 31, 2005, 2004, and 2003, and management determined that goodwill was not impaired. A significant decline in expected future cash flow as a result of lower revenue, could result in an impairment charge. For example, an impairment of 10% of goodwill at December 31, 2005, would have resulted in a decrease in operating income of $1.9 million for the year ended December 31, 2005.

Allowance for Doubtful Accounts	We estimate the recoverability of receivables on an individual basis based upon historical experience and management’s judgment.	There is a risk that management may not detect uncollectible accounts in the correct accounting period.

Bad debt expense has been less than 1% of sales for each of the years ended December 31, 2005, 2004 and 2003 and the three months ended March 31, 2006 and 2005. If bad debt expense had increased by 1% of sales for the year ended December 31, 2005, net income would have declined by $0.7 million.

Description	Estimates/Assumptions Used	Variability in Accounting	Historical Results/ Sensitivity Analysis
Litigation and Self-Insured Risk Reserves

BLR self insures certain risk related to workers’ compensation and medical claims. We estimate our reserves related to litigation and self-insured risk (with respect to BLR’s continuing operations) based on facts and circumstances specific to the litigation and self-insured risk claims and our past experiences with similar claims.

There is a risk that the actual outcome of litigation and/or self insured claims could differ significantly from our estimates.

Expense related to litigation and self-insured risk has been less than 1% of revenue for each of the years ended December 31, 2005, 2004 and 2003 and for the three months ended March 31, 2006 and 2005. If this expense had increased by 1% of revenue for the year ended 31, 2005 net income would have declined by $0.7 million.

Property and Equipment	Our management estimates useful lives of depreciable equipment and salvage values. The depreciation method used is generally the straight-line method.

GAAP permits various depreciation methods to recognize the use of assets. Use of a different depreciation method or different depreciable lives could result in materially different results. The estimated useful lives are consistent with industry averages. There is a risk that the asset’s useful life used for our depreciation calculation will not approximate the actual useful life of the asset.

We evaluate property and equipment for impairment when there are indicators of impairment. There have been no impairment charges related to our long-term assets during the years ended December 31, 2005, 2004 and 2003 nor during the three months ended March 31, 2006. Depreciation expense for the year ended December 31, 2005 represented 14.8% of the average depreciable asset base for that period. An increase in depreciation relative to the depreciable base of 1%, from 14.8% to 15.8%, would have reduced net income by approximately $0.5 million.

Description	Estimates/Assumptions Used	Variability in Accounting	Historical Results/ Sensitivity Analysis

Fair Value of Assets Acquired and Liabilities Assumed

We estimate the fair value of assets acquired and liabilities assumed in acquisitions.

For significant acquisitions, we utilize the services of an independent valuation specialist to assist us in the determination of the fair value of acquired assets and any resulting intangibles. Our estimates are revised, if necessary, during an allocation period, and the value of required assets is changed. If an adjustment is necessary outside of an allocation period, the adjustment is charged to operations.

		There is a risk that our estimates of the fair value of acquired assets may prove to be incorrect.	There were no material adjustments to the value of acquired assets outside of the allocation period for the years ended December 31, 2005, 2004, or for the three months ended March 31, 2006.
Income Taxes	We apply the provisions of SFAS No. 109 to account for income taxes. Differences between depreciation methods used for financial reporting purposes compared to tax purposes as well as other items, including loss carry forwards and valuation allowances against deferred tax assets, require management’s judgment related to the realizability of deferred tax accounts.	There is a risk that estimates related to the use of loss carry forwards and the realizability of deferred tax accounts may be incorrect, and that the result could materially impact our financial position and results of operations. In addition, future changes in tax laws could result in additional valuation allowances.	Historically, we have not had to record a valuation allowance to reflect that our deferred tax assets would not be utilized through future operations. Deferred income tax assets totaled $0.3 million at December 31, 2005. We have not recorded a valuation allowance since we believe that the deferred tax asset is realizable. If we were required to record a valuation allowance it would affect our net income on a dollar for dollar basis.

Description	Estimates/Assumptions Used	Variability in Accounting	Historical Results/ Sensitivity Analysis

Stock Options	We have adopted the provisions of SFAS No. 123R which requires that we measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of those instruments on their grant date. The fair value of these instruments must be re-evaluated at each reporting date through the settlement date with changes in fair value recognized as compensation expense of the period.	GAAP permits the use of various models to determine the fair value of stock options and the variables used for the model are subjective. The use of different assumptions or a different model may have a material impact on our results of operations and related disclosures.	Historically, we have not issued any equity securities in exchange for employee services. In connection with future such awards we anticipate estimating compensation expense that would be required to be recognized under SFAS No. 123R, using a Black-Scholes model including assumptions for expected term , a risk- free rate (based upon published rates for U.S. Treasury notes with a similar term), zero dividend rate and a volatility rate of zero.

Results of Operations

Prior to 2003, we did not have significant operations. We began our strategic acquisition and expansion program early in 2003 and operated in one business segment, wellsite support services, which at that time consisted only of our workforce accommodations and surface equipment rental business. In 2005, with our acquisition of SSI, we established our solids control service line, which is part of our wellsite support services operating segment. In March 2006, we established our second operating segment, construction and logistics services, when we acquired OHH and BLR.

The following table sets forth our results of operations for the periods indicated. Our results of operations between the periods presented vary significantly primarily due to the number of acquisitions made during the presented periods and the relative timing of the acquisitions during those periods. See the notes to our historical consolidated financial statements for more detail.

	Year ended December 31,			Variance 2003 to 2004		Variance 2004 to 2005		Three months ended March 31,		Variance March 31, 2005 to March 31, 2006
	2003	2004	2005	$	%	$	%	2005	2006	$	%
								(unaudited)
	(dollars in thousands)
Statement of Operations
Revenue:
Wellsite support services	$6,769	$15,452	$73,126	$8,683	128.3%	$57,674	373.2%	$10,307	$32,917	$22,610	219.4%
Construction and logistics services									6,045	6,045	NM

Total revenue	6,769	15,452	73,126	8,683	128.3%	57,674	373.2%	10,307	38,962	28,655	278.0%

Expenses:
Wellsite support services	3,108	8,695	42,281	5,587	179.8%	33,586	386.3%	5,793	14,423	8,630	149.0%
Construction and logistics services									3,446	3,446	NM
Selling, general and administrative	2,145	3,745	9,883	1,600	74.6%	6,138	163.9%	2,142	7,529	5,387	251.5%
Depreciation and amortization	836	1,924	7,798	1,088	130.1%	5,874	305.3%	1,129	4,299	3,170	280.8%
Loss on disposal of assets	86	92	499	6	7.0%	407	442.4%	3	342	339	NM

Total expenses	6,175	14,456	60,461	8,281	134.1%	46,005	318.2%	9,067	30,039	20,972	231.3%

Operating income	594	996	12,665	402	67.7%	11,669	NM	1,240	8,923	7,683	619.6%
Interest expense, net	489	917	4,565	428	87.5%	3,648	397.8%	763	4,097	3,334	437.0%
Other expenses	—	—	66	—	NM	66	NM	17	10	(7)	(41.2)%

Income before income tax	105	79	8,034	(26)	(24.8)%	7,955	NM	460	4,816	4,356	947.0%
Income tax expense	—	—	598	—	NM	598	NM	105	911	806	767.6%

Net income	$105	$79	$7,436	$(26)	(24.8)%	$7,357	NM	$355	$3,905	$3,550	NM

NM—Denotes not meaningful

Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005

Revenue.

Our revenue for the three months ended March 31, 2006 increased $28.7 million or 278.0%. The increase by operating segment was as follows:

Wellsite Support Services—Segment revenue increased $22.6 million or 219.4% to $32.9 million for the three months ended March 31, 2006. The increase in segment revenue resulted principally from acquisitions made subsequent to January 1, 2005 combined with organic growth as a result of our capital expenditures program. In addition, we have seen modest improvement in our pricing.

Construction and Logistics Services—Our acquisition of Oilfield Heavy Haulers, LLC and the BLR Construction Companies, L.L.C. in March 2006 marked the establishment of our construction and logistics services operating segment. Segment revenue increased $6.0 million for the three months ended March 31, 2006 from the similar period of 2005 due to adding the additional segment operations in 2006.

Operating Expense.

Our operating expense for the quarter ended March 31, 2006 increased $21.0 million or 231.3%.

Expenses directly related to the operation of each of our operating segments include labor costs associated with the execution and support of our services, materials used in the performance of those services and other costs directly related to the support and maintenance of our equipment. These expenses increased 208.5% or $12.1 million. The increase in these costs by operating segment was as follows:

Wellsite Support Services—Direct segment operating cost increased $8.6 million or 149.0%. Direct operating expenses as a percentage of segment revenue decreased from 56.2% for the three months ended March 31, 2005 to 43.8% for the three months ended March 31, 2006. The decrease in these costs as a percentage of revenue resulted principally from improved pricing and a more favorable mix of higher margin services.

Construction and Logistics Services—Our acquisition of Oilfield Heavy Haulers LLC and the BLR Construction Companies, L.L.C. in March 2006 marked the establishment of our construction and logistics services operating segment. Direct segment operating costs increased $3.4 million for the quarter ended March 31, 2006 from the similar period of 2005 due to adding segment operations in 2006.

Selling, General and Administrative Expense.

Selling, general and administrative expense consist primarily of salaries and other related expenses for our sales, marketing, administrative, finance, information technology and human resources functions. Selling, general and administrative expenses increased $5.4 million, or 251.5%. This increase was primarily due to the acquisitions that we made during 2005 and 2006, which provided additional headcount of 136 personnel providing support to field offices who are accounted for in selling, general and administrative expenses. Additionally, we increased our corporate headcount by 21 during the same period. Additional costs were incurred for outside consulting services for accounting, tax and information technology. As a percentage of revenue, selling, general and administrative expenses decreased from 20.8% for the three months ended March 31, 2005 to 19.3% for the three months ended March 31, 2006, as these expenses were spread over a larger revenue base.

Depreciation and Amortization Expense.

Depreciation and amortization expense increased 280.8%, or $3.2 million. The increase in depreciation and amortization expense was the result of equipment and intangible assets acquired through capital expenditures and purchase acquisitions. As a percentage of revenue, depreciation and amortization expense was 11.0% for both the three months ended March 31, 2005 and 2006.

Interest Expense.

Interest expense was $4.1 million for the three months ended March 31, 2006 compared to $0.8 million for the similar period ended March 31, 2005. Interest expense for the three months ended March 31, 2006 includes $1.6 million of expense related to the write off of certain debt issuance cost associated with our 2005 credit facility. We replaced that credit facility with a new credit facility during the first quarter of 2006. See “Liquidity and Capital Resources—2006 Credit Facility.” Additionally, the increase in interest expense was attributable to an increase in the average amount of debt outstanding as a result of acquisitions completed and capital expenditures incurred in 2005 and 2006. The weighted average interest rate on our outstanding debt increased from 6.02% at March 31, 2005 to 7.55% at March 31, 2006. At December 31, 2005 our weighted average interest rate was 6.75%. The increase in our weighted average interest rate is related to borrowings under our variable interest rate facilities combined with a general increase in the prime rate of interest during that same time period.

Income Tax Expense.

Historically, we were not subject to federal or state income taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. Our income tax expense will be comprised of current and deferred tax expense. Together these taxes added together provide an indication of an effective rate of income tax. Our tax expense was $0.1 million and $0.9 million for the quarters ended March 31, 2005 and 2006, respectively. Following this offering, we will be subject to income taxes.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

In 2005 and 2004 we operated only in the wellsite support services operating segment.

Revenue.

Our revenue for the year ended December 31, 2005 increased $57.7 million, or 373.2%. Our increased revenue resulted from a combination of the acquisitions that we made during 2005 and from additional capital investment in rental equipment as well as improved market conditions, including favorable pricing for our services and products.

Operating Expense.

Our operating expense for the year ended December 31, 2005 increased $46.0 million or 318.2%.

Expenses directly related to our operations include labor costs associated with the execution and support of our services, materials used in the performance of those services and other costs directly related to the support and maintenance of our equipment. These expenses increased 386.3% or $33.6 million from $8.7 million for the year ended December 31, 2004 to $42.3 million for the twelve months ended December 31, 2005.

Direct operating expense as a percentage of revenue increased from 56.3% in 2004 to 57.8% in 2005. The slight increase in direct operating expense as a percentage of revenue was primarily attributable to a temporary decrease in our margins as we integrated our recent acquisitions into our business.

Selling, General and Administrative Expense.

Selling, general and administrative expense consists primarily of salaries and other related expenses for our sales, marketing, administrative, finance, information technology and human resources functions. Selling, general and administrative expense increased $6.1 million, or 163.9%. This increase was primarily due to the acquisitions that we made during 2005, which provided additional headcount and general expenses. Additional costs were incurred in 2005 for outside consulting services for accounting, tax and information technology. As a percentage of revenue, selling, general and administrative expenses decreased from 24.2% in 2004 to 13.5% in 2005, as these expenses were spread over a larger revenue base.

Depreciation and Amortization Expense.

Depreciation and amortization expense increased 305.3%, or $5.9 million. The increase in depreciation and amortization expense was the result of equipment and intangible assets acquired through capital expenditures and purchase acquisitions. As a percentage of revenue, depreciation and amortization expense decreased from 12.5% in 2004 to 10.7% in 2005, as these expenses were spread over a larger revenue base.

Interest Expense.

Interest expense was $4.6 million for the twelve months ended December 31, 2005 compared to $0.9 million for the similar period ended December 31, 2004. The increase in interest expense was attributable to an increase in the average amount of debt outstanding as a result of acquisitions and capital expenditures completed in 2004 and 2005. The weighted average interest rate on our outstanding debt increased from 5.09% at December 31, 2004 to 6.75% at December 31, 2005. This increase related to borrowings under variable interest rate facilities and a general increase in the prime rate of interest during that same time period.

Income Tax Expense.

Historically, we were not subject to federal or state income taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. Our income tax expense will be comprised of current and deferred tax expense. Together these taxes provide an indication of an effective rate of income tax. Our tax expense was $0.6 million for the year ended December 31, 2005. We had no tax expense for the year ended December 31, 2004.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

In 2004 and 2003, we operated only in the wellsite support services operating segment.

Revenue.

Our revenue for the year ended December 31, 2004 increased $8.7 million, or 128.3%. The increased revenue resulted principally from our capital investment in new rental equipment and improved market conditions. During 2004, we invested $6.0 million in new rental equipment and $1.2 million for the acquisition of Rebel Testers, Inc., which did not have a significant impact on our 2004 operating results.

Operating Expense.

Our operating expense for the year ended December 31, 2004 increased $8.3 million, or 134.1%.

Expenses directly related to the operation of our wellsite support services operating segment includes labor costs associated with the execution and support of our services, materials used in the performance of those services and other costs directly related to the support and maintenance of our equipment. These expenses increased 179.8%, or $5.6 million. Direct operating expenses as a percentage of revenue increased from 45.9% for the year ended December 31, 2003 to 56.3% for the year ended December 31, 2004.

Selling, General and Administrative Expense.

Selling, general and administrative expense consists primarily of salaries and other related expenses for our sales, marketing, administrative, finance, information technology and human resources functions. Selling, general and administrative expenses increased $1.6 million. As a percentage of revenue, selling, general and administrative expenses decreased from 31.7% in 2003 to 24.2% in 2004, as these expenses were spread over a much larger revenue base.

Depreciation and Amortization Expense.

Depreciation and amortization expense increased 130.1% or $1.1 million. The increase in depreciation and amortization expense was principally the result of capital expenditures made to expand our inventory of rental equipment. As a percentage of revenue, depreciation and amortization expense was 12.4% for the year ended December 31, 2003 and 12.5% for the year ended December 31, 2004.

Interest Expense.

Interest expense was $0.9 million for the twelve months ended December 31, 2004 compared to $0.5 million for the similar period ended December 31, 2003. The increase in interest expense was attributable to an increase in the average amount of debt outstanding principally as a result of our capital expenditures completed in 2003 and 2004. The weighted average interest rate on our outstanding debt decreased slightly from 5.2% at December 31, 2003 to 5.09% at December 31, 2004.

Income Tax Expense.

Historically, we were not subject to federal or state income taxes on a consolidated basis due to our partnership structure; however, certain of our subsidiary companies are taxable corporations and are subject to income tax. As such, our income tax expense will be comprised of current and deferred tax expense. Together these taxes provide an indication of an effective rate of income tax. We had no income tax expense for the years ended December 31, 2004 and 2003.

Liquidity and Capital Resources

Our primary liquidity needs are to fund capital expenditures, such as acquiring new rental equipment and funding our general working capital requirements. Additionally, we need capital to fund our acquisition program. Our primary capital resources are net cash flow from our operations and borrowings under our revolving credit facility, of which approximately $50.0 million was available at March 31, 2006. Upon completion of this offering, we anticipate that we will rely on cash generated from operations and borrowings under our revolving credit facility to satisfy our liquidity needs. We believe that funds from these sources will be sufficient to meet our working capital requirements for at least the next twelve months. Our ability to fund future capital expenditures and to make strategic acquisitions will depend upon our future operating performance and, more broadly, on the availability of equity and debt financing, which will be affected by prevailing economic conditions in our industry, and general financial, business and other factors, some of which are beyond our control.

Operating Activities

Our cash flow provided by operating activities for the three months ended March 31, 2006 increased $9.2 million compared to the first quarter of 2005. Our gross receipts increased during 2006 as demand for our services continued to grow, resulting in more billable days and more favorable billing rates, while we expanded our current business and entered new markets through acquisitions and capital investments. The increase in cash flow provided by operations was primarily related to our increased revenue resulting from our 2005 and 2006 capital expenditures for equipment and the acquisition of businesses.

Cash flow provided by operating activities was $7.1 million in 2005 as compared to $1.7 million in 2004 and $0.1 million in 2003. The increase in operating cash flow in 2005 over 2004 was primarily due to an increase in our gross receipts as a result of increased revenue. Our gross receipts increased during 2005 as demand for our services grew while we expanded our existing business and entered new markets through acquisitions and capital investments. The 2004 operating cash flow, as compared to 2003, also increased as a result of our improved operating results which were directly related to improved demand for our services, better billing rates and our entry into new markets.

Investing Activities

Cash flow used in investing activities was $95.5 million for the three months ended March 31, 2006 as compared to $33.2 million for the same period of 2005. During the first quarter of 2006, we made property and equipment capital expenditures of $20.3 million compared to $6.5 million in the first quarter of 2005. Additionally in the first three months of 2006, we paid total consideration of $79.2 million for the acquisition of six businesses. In the first quarter of 2005, we made acquisitions totaling $29.5 million. Those acquisitions used cash of $74.1 million and $26.7 million for the three months ended March 31, 2006 and 2005, respectively.

Cash flow used in investing activities was $83.5 million for the twelve months ended December 31, 2005 as compared to $7.1 million in 2004 and $7.5 million in 2003. The increase in cash flow used in investing activities in 2005 over 2004 was primarily due to our acquisition of ten businesses during 2005 for a total consideration of $54.4 million and property and equipment capital expenditures we made to expand our fleet of rental and service equipment totaling $34.2 million. In 2005, we used cash of $49.0 million compared to $1.2 million in 2004 for the acquisition of businesses. In 2004, we spent $0.4 million less on investing activities than we did in 2003. We acquired one business in 2004 as compared to three businesses in 2003. Our cash used for acquisitions in 2003 was $5.5 million. The lower spending in 2004 on acquisitions was offset however as our capital expenditures for property and equipment increased $3.9 million in 2004 as compared to 2003.

Financing Activities

We also generated cash from our financing activities in the first quarter of 2006 totaling $112.6 million. Approximately $17.4 million of this amount resulted from contributions of capital made by the partners. The remaining amount was attributable to new notes payable and long-term debt of $171.0 million net of issuance costs that were offset by payments on the notes and long-term debt totaling $75.8 million.

Cash flow provided by financing activities was $77.3 million for the year ended December 31, 2005 as compared to $5.0 million in 2004 and $7.8 million in 2003. The increase in cash flow provided by financing activities in 2005 over 2004 was primarily due to capital contributions made by our partners totaling $32.4 million, increased borrowings under our credit agreement and through seller financing of a portion of certain of our 2005 acquisitions. These increases were partially offset by payments on our long-term debt totaling $21.5 million. The decline in 2004 cash flow provided by financing activities, as compared to 2003 is principally related our use of operating cash flow to fund certain of our capital expenditures of approximately $6.0 million and to payments on our long-term debt of $5.2 million.

Capital Expenditures

Capital expenditures for the purchase of property and equipment and acquisitions of companies are the main component of our investing activities. We made total capital expenditures of $85.8 million during the year ended December 31, 2005. In 2005, we significantly expanded our wellsite support services segment with capital expenditures of $34.2 million to acquire additional equipment and $42.5 million to acquire five businesses that operate in the workforce accommodations and surface equipment rental service line. Also in 2005, we made capital expenditures of $9.1 million to acquire Separation Services, Inc. which marked the formation of our solids control service line in our wellsite support services segment.

In addition to making investments in property and equipment capital expenditures, we will continue to evaluate acquisitions of complementary companies. Excluding capital expenditures for acquisitions, we expect to spend approximately $80.0 million for investment in property and equipment capital expenditures during the year ending December 31, 2006, including $8.0 million that is budgeted as maintenance capital expenditures. In the first three months of 2006, we made capital expenditures of $79.2 million to acquire five businesses. Additionally, we made capital expenditures of $20.3 million to expand our existing fleet of rental and support equipment.

2006 Credit Facility

Our credit facilities as of December 31, 2005 are described in the accompanying audited consolidated financial statements (see Note 6 to the audited consolidated financial statements).

On March 28, 2006, we amended and restated our existing secured credit facility (as amended and restated, the “Credit Agreement”) with UBS AG Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent (“UBS AG”), and certain other financial institutions. The Credit Agreement provides for a $165 million term loan (the “Term Loan Facility”) that will mature on March 1, 2012, and up to $50 million in borrowing capacity under a revolving credit facility (the “Revolving Credit Facility”) that will mature on March 1, 2011. The Credit Agreement also provides up to $20 million for the issuance of letters of credit on our behalf. Any outstanding letters of credit reduce our borrowing capacity under the Revolving Credit Facility.

Subject to certain limitations, we have the ability to elect how interest under the Credit Agreement will be computed. Interest under the Credit Agreement may be determined by reference to (1) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 2.75% and 3.25% depending on the credit rating of commitments under the Credit Agreement, or (2) the greater of (a) the base rate charged by UBS AG and (b) the Federal Funds Rate, plus 0.5%, plus an applicable margin between 1.75% and 2.25% depending on the credit rating of commitments under the Credit Agreement. If an event of default exists under the Credit Agreement, advances will bear interest at the then applicable rate plus 2%. Interest is payable quarterly in arrears for base rate loans and at the end of the applicable interest periods for LIBOR loans.

All of our obligations under the Credit Agreement are secured by first priority security interests on substantially all of our assets. Additionally all of our subsidiaries have guaranteed our obligations under the Credit Agreement.

The Credit Agreement contains various standard covenants that place limits on the operation of our business. Some of these covenants require us and our subsidiaries, on a consolidated basis, to maintain specific ratios or conditions as follows (with such ratios tested at the end of each fiscal quarter):

•	maintain a maximum total leverage ratio of 4.25 to 1.0 between April 1, 2006 and December 31, 2006; 4.00 to 1.0 between January 1, 2007 and December 31, 2007; 3.75 to 1.0 between January 1, 2008 and December 31, 2008; and, 3.50 to 1.0 for all periods thereafter;

•	maintain a maximum senior leverage ratio of 3.5 to 1.0 between April 1, 2006 and December 31, 2006; 3.25 to 1.0 between January 1, 2007 and December 31, 2007; 3.00 to 1.0 between January 1, 2008 and December 31, 2008; and, 2.75 to 1.0 for all periods thereafter;

•	maintain a minimum interest coverage ratio of 3.0 to 1.0 for the term of the Credit Agreement; and,

•	maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 between April 1, 2006 and December 31, 2006 and 1.15 to 1.0 for all periods thereafter.

As of May 31, 2006, we were in compliance with these covenants.

Under the Credit Agreement, we are permitted to prepay certain of our borrowings. In addition, the Credit Agreement requires us to make prepayments in certain situations.

If an event of default exists under the Credit Agreement, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and they may exercise other rights and remedies. While an event of default is continuing, advances will bear interest at the then applicable rate plus 2%.

As of May 31, 2006, we had $165.0 million outstanding under the Term Loan Facility and the Revolving Credit Facility and no outstanding letters of credit, leaving $50.0 million available to be drawn under the Revolving Credit Facility. Our weighted average interest rate on outstanding borrowings at May 31, 2006 was approximately 7.95%. For the years ended December 31, 2005, 2004 and 2003, our weighted average interest rate on outstanding borrowings were approximately 6.75%, 5.09%, and 5.20%, respectively.

Other Debt

We have a variety of other capital leases and notes payable outstanding that are customary in our industry. None of these debt instruments are significant individually.

Outstanding Debt and Operating Lease Commitments

We have significant contractual obligations in the future that will require capital resources. Our primary contractual cash obligations are (1) our debt, (2) our capital lease obligations, (3) our commitments under purchase orders and (4) our operating leases.

The following table summarizes our known contractual obligations as of December 31, 2005 (in thousands):

Payments Due by Period

Contractual Obligations	Total	2006	2007-2008	2009-2010	Thereafter
Long-term debt	$55,473	$2,594	$6,423	$3,901	$42,555
Capital lease obligations	860	412	347	101	—
Operating lease obligations	3,382	1,387	1,576	419	—
Other long-term obligations	—	—	—	—	—
Purchase obligations	—	—	—	—	—

Total contractual obligations	$59,715	$4,393	$8,346	$4,421	$42,555

The following table summarizes our known contractual obligations as of March 31, 2006 giving effect to the completion of this offering and the application of $82.5 million of the proceeds to pay down our term loan facility (in thousands):

Contractual Obligations	Total	2006(1)	2007-2008	2009-2010	Thereafter
Long-term debt	$88,081	$2,163	$5,086	$2,251	$78,581
Capital lease obligations	620	243	281	96	—
Operating lease obligations	3,047	1,052	1,576	419	—
Other long-term obligations	—	—	—	—	—
Purchase obligations	—	—	—	—	—

Total contractual obligations	$91,709	$3,458	$6,943	$2,766	$78,581

(1)	Remaining nine months

Off-Balance Sheet Arrangements

We have entered into operating lease arrangements for certain of our specialized equipment and for our office and field operating locations in the normal course of business. The terms of our facility leases range from monthly to five years. The terms of the specialized equipment leases range from one to five years. Annual payments pursuant to these leases are included in the above table under “Operating lease obligations.”

Quantitative and Qualitative Disclosures about Market Risk

The demand, pricing and terms for oil and natural gas services that we provide are largely dependent upon the level of activity in the U.S. oil and natural gas industry. Industry conditions are influenced by numerous factors over which we have little or no control, including, but not limited to: the supply of and demand for oil and natural gas; the level of prices and expectations about future prices of oil and natural gas; the expected rates of declining current production; the discovery rate of new oil and natural gas reserves; available pipeline and other transportation capacity; weather conditions; domestic and worldwide economic conditions; political instability in oil-producing countries; technical advances affecting energy consumption; the price and availability of alternative fuels; the ability of oil and natural gas producers to raise equity capital and debt financing; and merger and divesture activity among oil and natural gas producers.

The level of activity in the oil and natural gas exploration and production industry is volatile. Expected trends in oil and natural gas production activities may not continue and demand for our services may not reflect the level of activity in the industry. Any prolonged substantial reduction in oil and natural gas prices that would likely affect drilling activity levels could have a material adverse effect on our business, financial condition, results of operations and cash flow.

In addition, we have interest rate caps on LIBOR at 6.15% with notional amounts of approximately $82.5 million. The cost of the caps of approximately $183,000 is amortized as interest expense over the life of the contract, which approximates the interest method.

We are exposed to changes in interest rates as a result of our credit facility which has a floating rate risk as of March 31, 2006. We had a total of $165.0 million of indebtedness outstanding under our credit facility at March 31, 2006. The impact of a 1% increase in interest rates on this amount of debt would result in an annual increase in interest expense, and a corresponding decrease in net income, of approximately $1.65 million.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets.” SFAS No. 153 amends current guidance related to the exchange of non-monetary assets as per APB Opinion No. 29, “Accounting for Non-monetary Transactions,” to eliminate an exception that allowed exchange of similar non-monetary assets without determination of the fair value of those assets, and replaced this provision with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has substance if the future cash flow of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 became effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We adopted SFAS No. 153 as of January 1, 2006, with no material impact on our financial position, results of operations or cash flow.

In December 2004, the FASB issued SFAS No. 123R, “Share-based Payment,” which revises SFAS No. 123 and supersedes APB No. 25. SFAS No. 123R will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award, with limited exceptions. The fair value of the award will be re-measured at each reporting date through the settlement date, with changes in fair value recognized as compensation expense of the period. SFAS No. 123R requires that we use an option pricing model, adjusted for the unique characteristics of those instruments, to determine fair value as of the grant date of the stock options. SFAS No. 123R became effective for public companies as of the beginning of the fiscal year after June 15, 2005. We adopted SFAS No. 123R as of January 1, 2006, with no material impact on our financial position, results of operations or cash flow.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” which requires companies to recognize a liability for the fair value of a legal obligation to perform asset-retirement activities that are conditional on a future event when the amount can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation under SFAS No. 143. FIN 47 is effective for fiscal years ending after December 15, 2005, and is not expected to materially affect our financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as those required by the issuance of new accounting pronouncements if no specific transition guidance is provided. SFAS No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted SFAS No. 154 on January 1, 2006, with no material impact on our financial position, results of operations or cash flow.

BUSINESS

General

We provide wellsite support services and construction and logistics services to exploration and production companies and drilling contractors that conduct drilling and production activities throughout the United States. Our company slogan, Everything but the Rig SM, reflects our business strategy of providing a broad and comprehensive range of critical services to support wellsite operations, including workforce accommodations, surface equipment rental, solids control, site construction, rig relocation and heavy equipment hauling. We seek to differentiate ourselves by offering a broad array of wellsite services with a focus on quality and reliability. Our service offerings are designed to improve living and working conditions at the wellsite, wellsite safety and our customers’ productivity.

Our services span the entire life-cycle of the wellsite—wellsite preparation, rig deployment, drilling activities, production activities and decommissioning. We are typically the first service provider on the wellsite, as we assist in the initial preparation of the wellsite and often haul the rig and related heavy equipment onto the site using our fleet of tractors, trailers, trucks and cranes. Throughout the drilling and completion phases of the well, we provide rental equipment and required support services to the wellsite. We also, in some cases, provide continuing support services during the production phase of the well, including construction of production facilities and well connections to existing pipeline infrastructure. We frequently are the last service provider to leave the wellsite as we perform production facility disassembly and site restoration, which are the last phases of the wellsite decommissioning process.

We currently focus on oil and natural gas regions within North America that we believe have attractive long-term potential for growth, including South Texas, the Gulf Coast, ArkLaTex, North Texas, the Permian Basin, the Mid-Continent and Rocky Mountain regions. We manage our operations from field service offices located throughout our operating areas.

We conduct our operations through the following two business segments:

Wellsite Support Services. Through our wellsite support services segment, we offer integral services used by oil and natural gas companies, drilling contractors and other wellsite service providers to support wellsite operations. This segment includes the following primary service lines:

•	Workforce accommodations. We believe we are the leading provider of workforce accommodations in the United States with over 1,600 transportable units in our inventory. Our fleet of units is designed to accommodate various personnel on wellsite locations before, during and after drilling operations. Certain trends in the oil and natural gas exploration and production industry, including increased drilling complexity and a tight supply of labor, have resulted in wellsite personnel spending more time at the wellsite. These trends have contributed to an increase in demand for high-quality, reliable workforce accommodations. Our workforce accommodation units are specifically configured to provide transportable, comfortable living quarters and functional workspaces.

•	Surface equipment rental. We provide a variety of surface rental equipment used in and critical to wellsite activities including forklifts, manlifts, power generators, compressors, loaders and water systems.

•	Communications services. We also provide integrated communications services through our StaRComm satellite system that provides wireless communications via intercoms and telephone, fax and internet/data services throughout the wellsite location.

•	Solids control. We offer performance-based solids control services, closed-loop mud systems and fluid recovery services to help maximize our customers’ operating efficiency at the wellsite. We provide high-quality shakers, mud conditioners, centrifuges and peripheral backside equipment, as well as solids removal and waste handling coordination services.

Construction and Logistics Services. Through our construction and logistics services segment, we offer services that are critical to establish, maintain and decommission the wellsite and position key equipment prior to, during and after drilling operations. This segment includes the following primary service lines:

•	Site construction. We offer construction equipment and services to build and reclaim infrastructure at wellsites before, during and after drilling operations. Our services include site clearing, road construction, mat placement, production facility assembly and construction, pipeline installation, pit remediation, production decommissioning and site restoration. We provide services for wellsites in both land and inland marine environments.

•	Rig relocation and heavy equipment hauling. We offer a fleet of cranes, tractors, trailers, trucks and loaders used for the hauling and relocation of drilling rigs and related heavy equipment. We maintain a focus on providing reliable, efficient and safe transportation services.

Wellsite support services and construction and logistics services are critical to establish and operate the wellsite; however, these services have historically been provided primarily by small, regional service providers and have not been the focus of larger oilfield service companies. We believe we have a distinct advantage over smaller competitors due to our scale, our access to capital and our ability to provide a single supply source for many of our customers’ needs. We believe we differentiate ourselves and thus are able to achieve growth by offering our customers high-quality, professional and reliable equipment and services on a large scale.

Industry

Our business depends on the level of exploration, development and production expenditures made by our customers. These expenditures are driven by the current and expected future prices for oil and natural gas, and the perceived stability and sustainability of those prices. Our services comprise a relatively small portion of the total cost of drilling the well and, accordingly, our revenue does not tend to vary significantly with changing drilling rig rates. Our business is primarily driven by natural gas and oil drilling and production activities in North America. We believe the following three principal economic factors will positively affect our industry in the coming years:

•	Higher demand for natural gas in North America. We believe that natural gas will be in high demand in North America over the next several years because of its growing popularity as a cleaner burning fuel. According to the International Energy Association’s 2005 World Energy Outlook, natural gas demand in North America (United States, Canada and Mexico) is projected to grow by approximately 41% from 2002 to 2025.

•	Constrained North American gas supply. Although the demand for natural gas is projected to increase, supply is likely to be constrained as North American natural gas basins are becoming more mature and experiencing increased decline rates. Even though the number of wells drilled in North America has increased significantly in recent years, a corresponding increase in domestic production has not occurred. As a result, producers are required to increase drilling to maintain existing levels of production. This is coupled with the recent development of reserve plays characterized by multiple wells having smaller average reserves per well. To supply the growing demand for natural gas, certain of the alternatives are to increase drilling and enhance recovery rates on domestic production.

•	Increased oil drilling activity and sustained higher oil prices. We believe that historical data and industry forecasts suggest an increasing demand for oil coupled with a flat or declining production curve. The average West Texas Intermediate oil price has increased 142% from an average price of $26.17 for 2002 to an average price of $63.34 for the three months ended March 31, 2006. According to BHI, the average number of drilling rigs in the United States dedicated to drilling for crude oil has increased 82% from an average of 137 for 2002 to an average of 249 from January 1, 2006 until June 23, 2006. We believe that this increasing demand for crude oil is reflected in the sharp increase in crude oil prices and utilization of oil drilling rigs. According to the U.S. Department of Energy, the average daily oil production in the United States has decreased 6.9%, from 5,822 MBbl per day in 2000 to 5,419 MBbl per day in 2004. We believe that sustained domestic drilling activity for crude oil will continue as exploration and production companies contend with constrained supply and increased demand.

As a result of the above factors, we expect that there will continue to be a tight supply of, and high demand for, natural gas and oil in North America in the near future. We believe these trends will continue to support high levels of drilling activity.

Our Business Strategy

We believe we are well positioned to become a leading provider of wellsite support and construction and logistics services. Our business strategy consists of the following core elements:

Establish and maintain a leadership position in our principal operating areas. We intend to continue to build leading market positions in the areas in which we operate by offering a comprehensive and integrated package of services which allows us to provide our customers with wellsite support services required across their drilling locations. We view the incremental steps in achieving this to include:

•	Deploying our suite of services across existing operating areas. We believe we have developed expertise in specific service lines which can be effectively marketed across the majority of our operating areas. We intend to continue to roll-out our existing services across our current operating areas in an effort to deliver a comprehensive portfolio of services in each region. We believe our established customer base and strong regional relationships will continue to provide a strategic distribution network for our service deployment efforts.

•	Broadening the suite of services we provide. We work closely with our customers to define new service offerings that meet specific customer needs. For example, our StaRComm system was first deployed in December 2005 after a series of customer driven studies and trials. We expect to have 100 StaRComm systems deployed by the end of 2006. Also in 2006, we completed a number of acquisitions which provided us the capability in certain operating areas to provide more extensive rig relocation and heavy equipment hauling services. These acquisitions not only enhanced our revenue generating capacity but also provided us the opportunity to be the first service supplier at the wellsite and to cross-sell other services. We intend to continue to invest in developing or acquiring new high-quality assets and services which add to the equipment breadth and quality of our service portfolio.

Extend our operations into new geographic areas. We believe our expertise in wellsite support services and construction and logistics services can be readily applied in markets where we currently do not operate and provides an attractive platform for future growth. We believe our customers will continue to find value in our ability to provide services across multiple operating regions. We intend to continue to improve the ease with which our clients can use our services from one wellsite location to the next. We expect to support our customers’ entry into other active drilling regions by introducing our service offerings in those regions. In addition, we will also seek opportunities for expanding into new geographic areas where market conditions are favorable in order to attract new customers.

Focus on service quality, business performance and safety. We have established and promote a culture of performance, accountability and safety. Our management team is responsible for assessing our service quality, performance and safety compliance and coordinates with our regional offices to help ensure that our quality and performance metrics and safety standards are met at every level of our organization. We believe that our pursuit of a reliable, comprehensive and professional service solution differentiates us from smaller regional competitors. We intend to continue to invest in and promote systems and methodologies which improve the reliability, responsiveness, accountability and safety of our operations.

Continue to pursue strategic expansion opportunities. We believe that the markets in which we operate remain fragmented and that there are numerous consolidation opportunities within these markets. We intend to leverage our proven capabilities of identifying, executing on and integrating strategic acquisitions to further differentiate our service portfolio and grow our business.

Capitalize on regional experience. One component of our acquisition and growth strategy is to acquire assets located in strategic operating areas that include personnel with strong local leadership and regional experience. We believe that by having the administrative functions previously performed at the regional level centralized in and handled by our corporate office, we have enhanced our controls environment and enabled our local management to focus on our customers, our employees and the effective management and deployment of our assets.

Our Competitive Strengths

We believe our operations benefit from a number of competitive strengths, including the following:

•	Extensive breadth of service throughout the wellsite life-cycle. We provide a broad array of wellsite services throughout each phase of the drilling and production process. This breadth of service strengthens our relationships with our customers and allows us to identify and cross-sell additional services. By providing comprehensive wellsite services to our customers, we believe our customers realize more value from us than from competitors who generally offer fewer services.

•	Extensive geographic footprint with a strong regional and local presence. Our regional operations are located in some of the most active onshore oil and natural gas drilling regions of the United States, including South Texas, the Gulf Coast, ArkLaTex, North Texas, the Permian Basin, the Mid-Continent and Rocky Mountain regions. Within these regions there are approximately 1,545 active drilling rigs as of June 23, 2006. Our regional managers have developed strong field-level relationships with our customers and are largely responsible for the sales, marketing and delivery of our services. Our broad geographic and multi-basin footprint decreases regional and specific play risk which could impact region-focused competitors.

•	Large scale of operations. We believe that we are one of the largest providers of comprehensive wellsite services in our operating areas and that our workforce accommodations asset base is more than twice the size of our next largest competitor. Our scale enables us to deliver a comprehensive range of reliable and high-quality wellsite services to our customers. Our size also provides us with increased access to capital resources and reduces our administrative burden as a percentage of sales.

•	Experienced management team with proven acquisition track record and control environment. Our senior management team has extensive experience in the oil and natural gas industry, with an average of 21 years of experience. We believe that this background provides our management team with an in-depth understanding of our customers’ needs and enhances our ability to deliver customer driven solutions. Our management also has substantial experience in identifying, completing and integrating acquisitions and since our inception, we have acquired 16 businesses. We have also implemented a control environment consisting of a strong corporate infrastructure that includes standardized financial, accounting, safety, environmental and maintenance processes and controls. Our integrated systems allow us to monitor operating performance, maintain financial, accounting and asset management controls, integrate acquisitions, prepare timely financial reports and manage contractual risk. In addition, our control environment provides transparency for our management team to track regional and project level performance and reliability and frees our local personnel to focus on customer service and performance.

•	Leveraged to the expected increase in rig count. The demand for our services is primarily driven by the number of contracted drilling rigs in our operating regions. We believe that favorable supply and demand fundamentals for oil and natural gas will continue to increase the number of operating drilling rigs for the foreseeable future. Also, as our package of services typically comprises less than 15% of total drilling expenditures, our business has not historically experienced the pricing volatility experienced by drilling contractors, who represent a much larger portion of total drilling expenses.

Overview of Our Segments

We manage our business through two segments: wellsite support services and construction and logistics services. Through these segments, we offer services that are essential to the successful set-up, drilling and completion of a wellsite. Our ability to provide timely and reliable service, our extensive inventory of readily-available equipment, and our reputation for high-quality are important to drilling contractors looking to stay on schedule and attract the best crews. We also believe that larger exploration and production companies often prefer to work with service providers who offer regional and even national supply options, which many smaller vendors cannot provide. Unlike some of our competitors, we offer a comprehensive suite of wellsite support services and are well positioned to be the preferred provider of these services to our customers.

We have the ability to provide a broad array of wellsite support services through our extensive inventory of equipment and services and network of regional offices. Our diverse and integrated product offerings enhance the value of our services to our customers, while reducing our reliance on a single product line. Our core business involves offering integrated services which provides us opportunities to cross-sell our other services. For example, our construction services operations are the first service provider to begin work on a new wellsite. By delivering this service, we are strategically positioned to market our workforce accommodations and surface equipment services to the wellsite operator. Further, by staying in contact with the customer throughout the drilling phase, we are also well positioned to win business from the same customer for post drilling work, such as assembly of production facilities and pipelines, site remediation and other services. Finally, by providing rig hauling and relocation services, we transition with the client to the next wellsite location. In addition to diversifying our revenue streams, we believe we can obtain a competitive advantage by supporting our customers before, during and after their drilling activities. Maintaining an ongoing dialogue with our customers also provides us with real-time information that ultimately helps us anticipate and support our customers’ needs.

Our products and services represent only a fraction of the overall costs of a well, providing an opportunity for pricing leverage as demand for higher quality workforce accommodations, surface equipment and other services increases.

We currently provide the following types of services, including our recently acquired construction and logistics business, for our customers to support their operations before, during and after wellsite operations:

Service Line	South Texas	Gulf Coast	ArkLaTex	North Texas	Permian Basin	Mid- Continent	Rocky Mountains
Wellsite Support Services
Workforce Accommodations	✓	✓	✓	✓	✓	✓	✓
Surface Equipment Rental	✓	✓	✓	✓	✓	✓	✓
Communications Services	✓	✓	✓	✓	✓	✓	✓
Solids Control	✓	✓	✓	✓	✓

Construction and Logistics Services
Site Construction		✓		✓
Mat Rental		✓
Production Equipment Assembly and Installation		✓
Pipeline Installation		✓
Production Facility Disassembly		✓
Site Remediation		✓	✓
Rig Relocation and Heavy Equipment Hauling		✓	✓

Wellsite Support Services

Through our wellsite support services segment, integral services are delivered to oil and natural gas companies, drilling contractors and other wellsite service providers that are required to support wellsite operations. This segment includes workforce accommodations, surface equipment rental, communications services and solids control services.

Workforce Accommodations

We provide basic living accommodations and rental services, primarily through equipment rental at the wellsite location. As of March 31, 2006, we owned and operated 1,662 transportable units. Each of our accommodation units is manufactured to our custom specifications for use in the oilfield environment and includes every detail to provide comfortable living quarters and functional workspaces. These accommodation services include mobile and skid-mounted units, portable bathrooms, change houses and crew quarters; water, sewer, and other specialized vehicles; and on-site water and sewer systems. We provide wellsite accommodation services in all of the regions in which we operate.

Our primary competition in most of our operating regions for workforce accommodations includes a fragmented group of smaller, independent service providers. Contracts for workforce accommodations are awarded based on the quality of accommodations and services and pricing is determined by regional supply and demand. Our revenue relating to workforce accommodations for the year ended December 31, 2005 was $48.4 million.

Surface Equipment Rental

We also offer a wide range of surface equipment for every phase of a client’s operations at the wellsite. As of March 31, 2006, we owned and operated a fleet of over 300 forklifts and loaders, including standard forklifts, extended-reach forklifts and articulating loaders. In addition, we have a number of manlifts, backhoes, generators, air compressors, light plants and trash containers as well as air, diesel and gasoline powered trash pumps, all of which can be coordinated and dispatched according to a customer’s needs.

Our primary competition in surface equipment rental includes various small service providers as well as large equipment rental companies. Contracts for our surface equipment are awarded based on the quality of equipment and service reliability and pricing is determined by regional supply and demand. Our revenue relating to surface equipment rental for the year ended December 31, 2005 was $13.7 million. Our workforce accommodations and surface equipment rental business operates in all of our operating regions.

Communications Services

We also offer our clients StaRComm, a comprehensive technology solution with intercoms, integrated telephone, fax and internet communications delivered via satellite. Communications services are critical to the productivity and reporting at the wellsite. StaRComm provides a means of delivering these communications services in remote locations where land-based communications services are not available. Our revenue relating to communications services for the year ended December 31, 2005 was $1.4 million.

Solids Control

Through our solids control business, we offer performance-based solids control and fluid management services to the wellsite, including the designing and planning of waste control systems and the installation, operation and management of solids control equipment. These services help to reduce waste, maximize fluid recovery and lower costs for our customers. To assist us in providing innovative and effective solids control solutions to our customers, we maintain an inventory of customized solids control equipment. As of March 31, 2006, we owned over 100 various pieces of solids control equipment, including centrifuges, mud conditioners, flow line shakers, drying shakers and peripheral backside equipment. This equipment is delivered and configured at the wellsite and operated by our trained technicians to maximize our customers’ fluids recovery and efficiency and to help reduce the environmental impact of fluids and solids generated during drilling and production activities at the wellsite. Our solids control business provides packaged and ad-hoc rental services. Packaged services include closed-loop and de-watering systems.

•	Closed-Loop Systems. We are a leader in providing closed-loop mud systems which provide our customers with economic and environmental advantages over traditional earthen pit disposal at the wellsite. Drilling rigs have some solids control equipment, typically shakers and mud conditioning equipment. However, this equipment often is not properly maintained and provides only basic solids control capability, which limits drilling efficiency. Closed-loop systems are used to help reduce solids disposal, fluids disposal and the environmental impact at the wellsite while enhancing drilling efficiency. Closed-loop systems are required in environmentally sensitive areas including wellsites in or around coastal waters as well as in close proximity to residential communities. Closed-loop systems include a combination of flowline shakers, drying shakers, mud conditioners (desanders and desilters), centrifuges, pumps, tanks and other equipment in a customized configuration for a specific drilling rig.

•	Solids Control Coordination. We also provide coordination and management services, as needed, for all of our solids control system installations. For a particular project, we will engineer custom comprehensive solids control solutions which includes equipment rental, equipment monitoring services and waste handling coordination services in a turnkey solution package.

Our solids control business also rents individual pieces of equipment on an ad-hoc basis. As part of our solids control services, we also provide remediation services to our customers including land farm location maintenance, slurry treatment, fluid treatment, de-watering services and pit closures.

Our primary competition in solids control includes nationally focused oilfield service companies. Contracts for our solids control services are generally awarded based on a bid basis and pricing is determined by availability of equipment and ability to meet the customer’s deadlines. Our revenue relating to solids control for the year ended December 31, 2005 was $9.6 million. Our solids control business operates in Texas, Louisiana, New Mexico and Oklahoma.

Construction and Logistics Services

Through our construction and logistics services segment, we offer services that are critical to establish, maintain and decommission the wellsite and position key equipment prior to, during and after drilling operations. This segment includes site construction, rig relocation and heavy equipment hauling. We established this operating segment in March 2006 when we acquired BLR and OHH.

Site Construction

Through our site construction business, we offer equipment and services to build and reclaim infrastructure at wellsites before, during and after drilling operations. We build roads, dig pits, clear land, move earth and provide a number of construction services to oil and natural gas producers. Site construction requires the use of heavy equipment used in road construction. As of March 31, 2006, we owned and operated over 150 pieces of heavy construction equipment, including bulldozers, road graders, dump trucks and cranes, and over 30,000 mats.

We also provide oilfield construction services for inland marine environments in bays and marshes of the Gulf Coast. Our inland marine construction services utilize tug boats, barges, crew boats, marsh hoes and cranes. Construction of production facilities in the coastal areas requires driving up to 100 to 200 pilings deep into the seafloor in order to provide an adequate foundation from which to construct and assemble production equipment above sea level.

Mat Rental

In areas near coastal wetlands or areas that receive significant rainfall, mats are used to stabilize locations and roads. Mats are made of hardwood and/or composite materials and are layered on roads and the wellsite to stabilize the location and prepare it for heavy equipment including the drilling rig. In some cases, pilings must be driven into the soil using hammer systems on cranes to provide strongback foundations to support the drilling rig. Mats are then layered across the location to provide a stable and dry area for wellsite operations. In areas with more stable foundations and soil conditions, mats are not required and crushed rock is brought in and graded to level and stabilize the wellsite pad.

Production Equipment Assembly and Installation

After the well is drilled, we also prepare the wellsite for production operations. Construction of wellsite production facilities includes the assembly and installation of tank batteries, containment barriers, condensers, heaters, compressors, flow lines and other specified production equipment.

Pipeline Installation

For natural gas wellsites, pipelines must be constructed to connect the new well to the nearest natural gas gathering system. We construct pipelines from the production site to the nearest gathering system or marketing line where the product may go to market.

Production Facility Disassembly and Site Remediation

After a well is plugged and abandoned, we provide decommissioning services including the disassembly of production equipment, removal of stabilization material or pad rock and re-seeding of native grasses to return the location to its original condition. This final process ends the life-cycle of the wellsite.

Through our acquisition of BLR in March 2006, we established our wellsite construction services business. Our primary competition in wellsite construction services includes various small service providers as well as large, integrated oilfield service companies. Contracts for our wellsite construction services are awarded based on availability of equipment and the ability to meet the customer’s deadlines and pricing is determined by regional supply and demand. Our construction business operates in Louisiana and Texas, and our services are offered for wellsites in both land and inland marine environments.

Rig Relocation and Heavy Equipment Hauling

We move drilling rigs and related equipment to and from the wellsite. We own and operate a fleet of cranes, tractors, trailers and loaders used for these relocation services. Our capabilities allow us to move some of the largest rigs in the United States. Our rig relocation and heavy equipment hauling operations are located in regions where a high concentration of the land drilling rigs in the United States are located. We maintain a focus on providing reliable, efficient and safe transportation services and believe our skilled personnel position us as one of the leading rig moving companies in the industry.

Through our acquisition of OHH in March 2006, we established our rig relocation and heavy equipment hauling business. Our primary competition in rig relocation and heavy equipment hauling includes regionally based oilfield service companies. In addition, most drilling contractors also maintain some dedicated rig hauling capacity. Contracts for our rig and heavy equipment hauling services are awarded based on availability of equipment and the ability to meet the customer’s deadlines and pricing is determined by regional supply and demand.

Properties

Our principal executive offices are located at 410 Roberts Street, Houston, Texas 77003. As of March 31, 2006, we conducted our business from 24 field offices, two of which we own and 22 of which we lease. Each field office typically includes a yard, administrative office and maintenance facility. Our 24 field offices are located in Alvord, Bowie, Alice, Victoria, Houston, Liberty, Beaumont, Carthage, Marquez, Decatur and Midland (Texas), Minden, Duson, Rayne, Breaux Bridge, Butte La Rose and Homer (Louisiana), Elk City, Canadian and Chickasha (Oklahoma), Rifle (Colorado), Riverton (Wyoming) and Dickinson and Williston (North Dakota). We believe that our leased and owned properties are adequate for our current needs.

Sales and Marketing

Our sales and marketing activities are generally performed through our local operations in each geographic region. We believe our local field sales personnel have an excellent understanding of basin-specific issues and customer operating procedures and, therefore, can effectively target marketing activities. We also have a corporate sales team located in our Houston headquarters that supplements our field sales efforts and focuses on large accounts and selling our complementary services.

Customers

We serve numerous major and independent oil and natural gas companies, operators and drilling contractors that are active in our core areas of operations. For the twelve months ended December 31, 2005, we provided services to several hundred customers, with our top 10 customers comprising 37.8% of our revenue. For the three months ended March 31, 2006, our top ten customers provided 32.2% of our total revenue. The majority of our business is with major and independent oil and natural gas companies. As of May 31, 2006, our top customers included Devon Energy Corp., Grey Wolf Drilling Company, Denbury Onshore, Questar Exploration, Samson Resources, EOG Resources, Hilcorp, Encana Oil & Gas, Apache Corporation and Ultra Resources. Our area managers and supervisors maintain relationships with customers whose operating decisions are generally made in the field.

Operating Risks and Insurance

Our operations are subject to hazards inherent in the oil and natural gas industry, such as accidents, blowouts, explosions, craterings, fires and oil spills that can cause:

•	personal injury or loss of life;

•	damage or destruction of property, equipment, the environment and marine life; and

•	suspension of operations.

In addition, claims for loss of oil and natural gas production and damage to formations can occur in the well services business. If a serious accident were to occur at a location where our equipment and services were being used, it could result in our being named as a defendant in lawsuits asserting substantial claims.

Because our business involves the transportation of heavy equipment and materials, we may also experience traffic accidents which could result in spills, property damage and personal injury.

Despite our efforts to maintain high safety standards, we from time to time have suffered accidents and anticipate that we will experience accidents in the future. In addition to the property and personal losses from these accidents, the frequency and severity of these incidents affect our operating costs and insurability, and our relationships with our customers, employees and regulatory agencies. Any significant increase in the frequency or severity of these incidents or the general level of compensation awards could adversely affect the cost of, or our ability to obtain, workers’ compensation and other forms of insurance and could have other material adverse effects on our financial condition and results of operations.

Although we maintain insurance coverage of types and amounts that we believe to be customary in the industry, we are not fully insured against all risks, either because insurance is not available or because of the high premium costs. We do maintain employer’s liability, pollution, cargo, umbrella, comprehensive commercial general liability, workers’ compensation and limited physical damage insurance. There can be no assurance, however, that any insurance obtained by us will be adequate to cover any losses or liabilities, or that this insurance will continue to be available or available on terms which are acceptable to us. Liabilities for which we are not insured, or which exceed the policy limits of our applicable insurance, could have a material adverse effect on us.

Competition

We operate in competitive markets. To compete successfully in those markets, a company must provide high-quality, reliable services that meet the specific needs of oil and natural gas exploration companies and drilling contractors at competitive prices. In our core market areas, we compete against different companies in each of our business segments. Our competition includes many private “mom & pop” shops, as well as larger public companies including Superior Energy Services, Inc. (with respect to workforce accommodations), Newpark Resources, Inc. (with respect to site construction), National Oilwell Varco Inc. (with respect to solids control) and Complete Production Services, Inc. (with respect to rig and heavy equipment hauling).

We believe that the principal competitive factors in the market areas that we serve are quality of service, reputation for safety and technical expertise, availability and price. While we must be price competitive, we believe that our customers select our services based primarily on our professional, reliable and comprehensive provision of services in each of our service areas and the experience of our service professionals who deliver those services.

Safety Program

In the wellsite support services industry, an important competitive factor in establishing and maintaining long-term customer relationships is having an experienced and skilled work force. In recent years, many of our larger customers have placed an emphasis not only on pricing, but also on safety records and quality management systems of contractors. We believe that these factors will gain further importance in the future. We have directed substantial resources toward employee safety and quality management training programs as well as our employee review process. Many of our competitors, particularly small contractors, have not undertaken similar training programs for their employees or managers.

Environmental Matters

Extensive federal, state and local laws regulating the discharge of materials into the environment or otherwise relating to health and safety or the protection of the environment affect our business. Numerous governmental departments issue regulations to implement and enforce these laws, which are often difficult and costly to comply with. Failure to comply with these laws and regulations often carries substantial administrative, civil and even criminal penalties. Some laws and regulations relating to protection of the environment may, in some circumstances, impose strict liability for environmental contamination, rendering a person liable for environmental damages and cleanup costs without regard to negligence or fault on the part of that person. Compliance with these regulatory requirements increases our cost of doing business and consequently affects our profitability. We believe that we are in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on our operations. However, environmental laws and regulations have been subject to frequent changes over the years, and the imposition of more stringent requirements could have a materially adverse effect upon our capital expenditures, earnings or our competitive position.

We generate non-hazardous and hazardous solid wastes that are subject to the requirements of the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, referred to as “RCRA” in this prospectus, and comparable state statutes. Our operations generate minimal quantities of hazardous wastes because RCRA currently excludes drilling fluids, produced waters and other wastes associated with the exploration, development or production of oil and natural gas from regulation as hazardous waste. Disposal of wastes from oil and natural gas exploration, development and production that are non-hazardous wastes is usually regulated under state law. Other wastes handled at exploration and production sites or used in the course of providing well services may not fall within this exclusion from RCRA and may be regulated as hazardous waste. In addition, stricter standards for waste handling and disposal may be imposed on the oil and natural gas industry in the future. For instance, from time to time legislation has been proposed in Congress that would revoke or alter the current exclusion of exploration, development and production wastes from the RCRA definition of “hazardous wastes,” potentially subjecting these wastes to more stringent handling, disposal and cleanup requirements. If this legislation were enacted it could have a significant adverse impact on our operating costs, as well as the oil and natural gas industry and well servicing industry in general.

The Comprehensive Environmental Response, Compensation and Liability Act, referred to as “CERCLA” in this prospectus, and comparable state laws impose liability, without regard to fault on some classes of persons that are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current or former owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of hazardous substances. Under CERCLA, these persons may be subject to joint and several liability for the costs of investigating and cleaning up hazardous substances that have been released into the environment, for damages to natural resources and for the costs of some health studies. In addition, companies that incur liability frequently confront additional claims because it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment from a polluted site.

Our operations are also subject to the federal Clean Water Act and analogous state laws. Under the Clean Water Act, the Environmental Protection Agency has adopted regulations concerning discharges of storm water runoff. This program requires covered facilities to obtain individual permits, participate in a group permit or seek coverage under an Environmental Protection Agency general permit. Some of our properties may require permits for discharges of storm water runoff and as part of our overall evaluation of our current operations. We are applying for storm water discharge permit coverage and updating storm water discharge management practices at some of our facilities. We believe that, where necessary, we will be able to obtain, or be included under, these permits and make minor modifications to existing facilities and operations that would not have a material effect on us.

The federal Clean Water Act and the federal Oil Pollution Act of 1990, which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States, require some owners or operators of facilities that store or otherwise handle oil to prepare and implement spill prevention, control, countermeasure and response plans relating to the possible discharge of oil into surface waters. We believe we are in substantial compliance with these regulations.

We maintain insurance against some risks associated with underground contamination that may occur as a result of wellsite service activities. However, this insurance is limited to activities at the wellsite and there can be no assurance that this insurance will continue to be available or that this insurance will be available at premium levels that justify its purchase. The occurrence of a significant event not fully insured or indemnified against could have a materially adverse effect on our financial condition and operations.

Government Regulation

We operate under the jurisdiction of a number of regulatory bodies that regulate worker safety standards, the hauling of hazardous materials, the transportation of explosives, the protection of the environment and driving standards of operation. Regulations concerning equipment certifications create an ongoing need for regular maintenance which is incorporated into our daily operating procedures.

Among the services that we provide, we operate as a motor carrier and therefore we are subject to regulation by the U.S. Department of Transportation (the “DOT”) and by various state agencies. These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations, and regulatory safety, financial reporting and certain mergers, consolidations and acquisitions. There are additional regulations specifically related to the trucking industry, including testing and specification of equipment and product handling requirements. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of the possible changes include increasingly stringent environmental regulations; changes in hours of service regulations which govern the amount of time a driver may drive or work in any specific time period, onboard black box recorder devices or limits on vehicle weight and size.

Interstate motor carrier operations are also subject to safety requirements prescribed by the DOT. To a large extent, interstate motor carrier operations are subject to safety regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations. DOT regulations also mandate regular drug testing of drivers.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels, which may increase our costs or adversely impact the recruitment of drivers. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

We are also subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens. We believe that our operations are in substantial compliance with the OSHA requirements, including general industry standards, record keeping requirements, and monitoring of occupational exposure to regulated substances.

Employees

As of March 31, 2006, we employed approximately 800 people, 50 of which were administrative employees located in our Houston headquarters, and 750 of which were field workers and others employed in regional operations. Approximately 71% of our employees are employed on an hourly basis. Our future success will depend in part on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements, and we consider our relations with our employees to be satisfactory.

Legal Proceedings

From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in any legal proceedings that could reasonably be expected to have a material adverse affect on our financial condition or results of operations.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their ages and positions, as of May 31, 2006, are as follows:

Name	Age	Position
Craig M. Johnson	43	President, Chief Executive Officer and Chairman of the Board
David S. Schorlemer	39	Vice President, Chief Financial Officer and Director
Hill Dishman	44	Vice President and Chief Operating Officer
N. John Lancaster, Jr.	38	Director
Pierre F. Lapeyre, Jr.	43	Director

Set forth below is a description of the backgrounds of our directors and executive officers.

Craig M. Johnson. Mr. Johnson has over 20 years of experience in the oilfield service industry. Mr. Johnson has served as our Chief Executive Officer, President and Chairman of our board of directors since our formation in June 2006. Prior to the formation of Stallion Oilfield Services, Inc., he established Stallion Oilfield Holdings, Ltd., our predecessor, and served as the Chief Executive Officer, President and Chairman of its general partner, Stallion Oilfield Holdings GP, LLC, since December 2002. From September 2002 until December 2002, Mr. Johnson surveyed various investment and employment opportunities. Prior to September 2002, Mr. Johnson managed the rental and fishing tools division at Key Energy Services, Inc, a publicly traded well servicing and workover company. Mr. Johnson joined Key in July 2002 in connection with Key’s purchase of Q Services, Inc., a private production services company. From 1997 through July 2002, Mr. Johnson served as President and Chief Operating Officer of Q Services, Inc. Mr. Johnson earned his Bachelor of Arts degree from the University of Mississippi. Mr. Johnson served on the board of Remote Knowledge, Inc. between September 2004 and August 2005.

David S. Schorlemer. Mr. Schorlemer serves as our Chief Financial Officer, Vice President and director. Prior to the formation of Stallion Oilfield Services, Inc., he served in the same positions with Stallion Oilfield Holdings GP, LLC, the general partner of our predecessor, since September 2004. From July 2002 until September 2004, Mr. Schorlemer served as the Vice President of Marketing and Strategic Planning at Key Energy Services, Inc. From 1997 until July 2002, Mr. Schorlemer served as the Chief Financial Officer of Q Services, Inc. Prior to that, Mr. Schorlemer was with Andersen Consulting (now Accenture) where he worked on a variety of projects for numerous oil and natural gas companies, including Shell Oil Company, Conoco, PEMEX and Tenneco. Mr. Schorlemer earned his BBA at the University of Texas at Austin and his MBA at Texas A&M University.

Hill Dishman. Mr. Dishman serves as our Chief Operating Officer and Vice President. Prior to the formation of Stallion Oilfield Services, Inc., he served in the same positions with Stallion Oilfield Holdings GP, LLC, the general partner of our predecessor, since December 2002. From 1997 until December 2002, Mr. Dishman served as Vice President of Texas Operations for SOLOCO Texas, LP, an operating unit of Newpark Resources, Inc., an NYSE-listed oilfield service company. Mr. Dishman earned his Bachelor of Arts degree from Lamar University.

N. John Lancaster, Jr. Mr. Lancaster has served as one of our directors since our formation in June 2006. Prior to the formation of Stallion, he served as a director of Stallion Oilfield Holdings GP, LLC, the general partner of our predecessor, since January 2005. Mr. Lancaster is a Managing Director of Riverstone Holdings, LLC (“Riverstone”), an affiliate of Carlyle/Riverstone. Prior to joining Riverstone in 2000, Mr. Lancaster was a Director with The Beacon Group, LLC, a privately held firm specializing in principal investing and strategic advisory services in the energy and other industries. Prior to Beacon, Mr. Lancaster was a Vice President with Credit Suisse First Boston’s Natural Resources Group. Mr. Lancaster received his BBA from the University of Texas at Austin and his MBA from Harvard Business School. Mr. Lancaster serves on the boards of directors (or equivalent governing bodies) of Frontier Drilling ASA, Magellan Midstream Partners, L.P., International

Logging, Inc., Petroplus International B.V. and 4Gas International. Mr. Lancaster was nominated pursuant to the Nominating Agreement.

Pierre F. Lapeyre, Jr. Mr. Lapeyre has served as one of our directors since our formation in June 2006. Prior to the formation of Stallion, he served as a director of Stallion Oilfield Holdings GP, LLC, the general partner of our predecessor, since January 2005. Mr. Lapeyre is a founder and Senior Managing Director of Riverstone. Prior to founding Riverstone in 2000, Mr. Lapeyre was a Managing Director of Goldman, Sachs & Co. in its Global Energy & Power Group. While at Goldman, Sachs, Mr. Lapeyre’s responsibilities included client coverage and leading the execution of a wide variety of M&A, IPO, strategic advisory and capital markets financings for clients across all sectors of the industry, and he was involved extensively in the origination and execution of energy private equity investments on behalf of the firm. Mr. Lapeyre received his BS in finance/economics from the University of Kentucky and his MBA from the University of North Carolina at Chapel Hill. Mr. Lapeyre serves on the boards of directors (or equivalent governing bodies) of SemGroup, L.P., Legend Natural Gas, LP, CDM Resource Management, Ltd., Topaz Power Group, LLC, Cobalt International Energy, L.P., Phoenix Exploration Company LP, Frontier Drilling ASA, 4Gas International, Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P. Mr. Lapeyre was nominated pursuant to the Nominating Agreement.

Board of Directors

Our board of directors currently consists of four members. In compliance with the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq Stock Market and SEC rules and regulations, a majority of the directors on our corporate governance and nominating and compensation committees will be independent within 90 days of quotation on the Nasdaq National Market and, within one year, these committees will be fully independent and a majority of our board will be independent. A majority of the directors on our audit committee will be independent within 90 days of the effectiveness of the registration statement and, within one year, the committee will be fully independent.

Committees

Audit Committee

We will have an audit committee comprised of three independent directors, as defined under and required by the federal securities laws and the rules of the Nasdaq Stock Market. One member of the audit committee will be designated as the audit committee financial expert, as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The audit committee will be responsible for reviewing our external financial reporting, engaging our independent auditors and reviewing procedures for internal auditing and the adequacy of our internal accounting controls.

Our board of directors will adopt a written charter for the audit committee which will be available on our website.

Corporate Governance and Nominating Committee

We will establish a corporate governance and nominating committee consisting of independent directors after the closing of this offering. The principal duties of the corporate governance and nominating committee will be as follows:

•	to recommend to the board of directors proposed nominees for election to the board of directors by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the board of directors to fill vacancies that occur between stockholder meetings; and

•	to make recommendations to the board of directors regarding corporate governance matters and practices.

Our board of directors will adopt a written charter for the corporate governance and nominating committee which will be available on our website.

We are a party to the Nominating Agreement. Please read “Certain Relationships and Related Party Transactions—Nominating Agreement” for additional information about the Nominating Agreement.

Compensation Committee

Following the completion of this offering, we will establish a compensation committee comprised of independent directors. The compensation committee will administer our stock plans and incentive compensation plans, including our 2006 Stock Incentive Plan, and in this capacity will make all option grants or awards to our non-independent directors and employees under such plans. In addition, the compensation committee will be responsible for making recommendations to the board of directors with respect to the compensation of our chief executive officer and our other executive officers and for establishing compensation and employee benefit policies.

Our board of directors will adopt a written charter for the compensation committee which will be available on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Compensation of Executive Officers

The following table summarizes all compensation earned by our Chief Executive Officer and our                  other most highly compensated executive officers with total annual salary and bonuses exceeding $100,000 for services rendered in all capacities to us during the year ended December 31, 2005.

Summary Compensation Table

		Annual Compensation(1)(2)
	Year	Salary	Bonus	Other Annual Compensation(3)	All Other Compensation(4)
Craig M. Johnson(5)	2005	$243,750	$125,000		$3,630
President, Chief Executive Officer and Chairman	2004	$225,000	$—		$—
	2003	$99,387	$—		$—

David S. Schorlemer(5)(6)	2005	$220,673	$112,500		$2,670
Vice President and Chief Financial Officer	2004	$67,500	$—		$—
	2003	$—	$—		$—

Hill Dishman(5)(7)	2005	$176,539	$90,000	$1,200	$1,280
Vice President and Chief Operating Officer	2004	$22,500	$—	$2,400	$—
	2003	$—	$—		$—

(1)	Under the terms of their employment agreements, Messrs. Johnson, Schorlemer and Dishman are entitled to the compensation described under “—Employment Agreements” below.
(2)	No stock awards have been made to employees as of May 31, 2006.
(3)	Represents vehicle allowances.
(4)	Represents premium payments for term life insurance.
(5)

In connection with Messrs. Johnson’s and Schorlemer’s employment agreements, each of Mr. Johnson and Mr. Schorlemer indirectly received 600,000 Class E Units representing limited partnership interests of our predecessor. In addition, Mr. Johnson indirectly received 7,653,061 Class F Units representing limited partnership interests of our predecessor. In connection with Mr. Dishman’s employment agreement, Mr. Dishman indirectly received 300,000 Class E Units representing limited partnership interests of our predecessor. The Class E Units were granted directly to Stallion Value, L.P, in which Messrs. Johnson, Schorlemer and Dishman and certain of our other employees own interests. Upon the closing of the Restructuring, the Class E Units and the Class F Units will be converted into shares of our common stock. Upon this conversion, Messrs. Johnson, Schorlemer and Hill will receive             ,              and              shares of our common stock, respectively. In connection with the closing of this offering, these shares will no longer be subject to the forfeiture restrictions that previously encumbered the Class E Units and the Class F Units.

(6)	Mr. Schorlemer became our Chief Financial Officer on September 13, 2004.
(7)	Mr. Dishman became our Chief Operating Officer on November 15, 2004.

Compensation of Directors

Directors who are our employees do not receive a retainer or fees for service on the board or any committees. We pay non-employee members of the board for their service as directors. Directors who are not employees currently receive a fee of $             for each board meeting attended in person, and a fee of $             for attendance at a meeting held telephonically. In addition, each non-employee director has received, upon election to the board, a stock option to purchase shares of our common stock at the market price on the date of grant that vests ratably over three years. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors.

2006 Stock Incentive Plan

We currently anticipate that, prior to the consummation of this offering, the Company’s board of directors and stockholders will adopt the 2006 Stock Incentive Plan (the “Plan”). The principal purpose of the Plan will be to promote our success, enhance our value, and attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. The Plan will provide for a variety of such incentive awards, including nonstatutory stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code, or the “Code”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards, and other stock-based awards. We currently anticipate that                      shares of the Company’s common stock will be reserved for issuance under the Plan.

Administration

Prior to the consummation of this offering, the Plan will be administered by the committee appointed by the Company’s board of directors. Upon and following the consummation of this offering, the Plan will be administered by a compensation committee of the board of directors. The board of directors, or the compensation committee if so empowered, has the authority to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan according to its terms. However, the board of directors may not delegate, to the compensation committee or otherwise, the power to grant awards to independent directors.

Grant of Awards

Certain employees, consultants and directors will be eligible to be granted awards under the Plan. The Company’s board of directors, or the compensation committee if so empowered, will determine:

•	which employees, consultants and directors are to be granted awards;

•	the type of award that is granted (only employees can be granted incentive stock options under Code Section 422);

•	the number of shares subject to the awards; and

•	terms and conditions of each award, as consistent with the Plan.

Under the Plan, performance-based awards are intended to comply with the requirements of Code Section 162(m), in order to allow those awards, when payable, to be fully tax deductible by the Company.

Expiration of Stock Options

The term of an option will be set by the Company’s board of directors, or the compensation committee if so empowered, subject to the following conditions: (1) no option term will be longer than ten years from the date of grant; and (2) the option term for an incentive stock option granted to an employee owning more than 10% of the total combined voting power of all classes of the Company’s capital stock will not exceed five years from the date of grant. Upon termination of an outstanding option holder’s services, the holder may exercise his or her options within the time period specified in the option grant, to the extent that the options were vested as of the termination date.

Adjustments of Awards

If the Company shall effect any stock dividend, stock split, subdivision, consolidation, recapitalization, or other capital readjustment, without receiving compensation therefor, then the number of outstanding shares under the Plan and the option price or fair market value of awards shall be proportionately adjusted.

The board of directors, or the compensation committee if so empowered, shall take such action as it deems appropriate in order that the value of each outstanding award shall not be adversely affected by any of these events.

Amendment or Termination

The board of directors may generally amend or terminate the Plan at any time; however, the board must generally obtain approval of the shareholders: (i) to increase the number of shares of common stock that may be issued under the Plan; (ii) to amend the group of employees eligible for awards under the Plan; (iii) to extend the term of the Plan; (iv) to increase the per person limits on awards intended to qualify for the performance-based exception; or (v) to the extent otherwise required by applicable law, rule or regulation.

Employment Agreements

We have entered into a separate employment agreement with each of Messrs. Johnson, Schorlemer and Dishman (together the “Employees,” and each an “Employee”), the initial term of which terminates on January 31, 2008 (together, the “Employment Agreements,” and each an “Employment Agreement”). Unless either party to an Employment Agreement gives notice of its intention not to renew prior to November 2, 2007, the term of such agreement will be automatically extended for successive one-year periods until notice is given by either party prior to November 2 of any subsequent year that the term of employment will expire on January 31 of the following year. Messrs. Johnson’s, Schorlemer’s and Dishman’s annual base salaries are $250,000, $225,000 and $180,000, respectively, subject to increase at the discretion of our board of directors, and they will be eligible to receive an annual bonus, if any, as determined by our board of directors, taking into account our profitability and each Employee’s performance during that calendar year. Each Employee is also entitled to participate in all employee benefit plans and programs that we may provide from time to time.

In connection with Messrs. Johnson’s and Schorlemer’s employment agreements, each of Mr. Johnson and Mr. Schorlemer indirectly received 600,000 Class E Units representing limited partnership interests of our predecessor. In addition, Mr. Johnson indirectly received 7,653,061 Class F Units representing limited partnership interests of our predecessor.

In connection with Mr. Dishman’s employment agreement, Mr. Dishman indirectly received 300,000 Class E Units representing limited partnership interests of our predecessor.

The Class E Units were granted directly to Stallion Value, L.P, in which Messrs. Johnson, Schorlemer and Dishman and certain of our other employees own interests.

Upon the closing of the Restructuring, the Class E Units and the Class F Units will be converted into shares of our common stock. Upon this conversion, Messrs. Johnson, Schorlemer and Hill will receive             ,              and              shares of our common stock, respectively. In connection with the closing of this offering, these shares will no longer be subject to the forfeiture restrictions that previously encumbered the Class E Units and the Class F Units.

Under the Employment Agreements, if an Employee’s employment is terminated (and not during any 12 month period following any Change of Control (as such term is defined in the Employee’s Employment Agreement)) (1) by the Employee for Good Reason (as defined in the Employee’s Employment Agreement), (2) by us for any reason other than for Cause (as such term is defined in the Employee’s Employment Agreement) or (3) because we do not extend the Employee’s term (and with respect to a non-extension of the Employee’s term, the Employee complies with the provisions relating to non-competition, non-disclosure of proprietary information, and inventions), the Employee will be entitled to receive the following benefits:

(A) an amount equal to the Employee’s annual base salary accrued through the date of termination and not previously paid plus any reimbursable expenses paid by and owed to the Employee plus any accrued vacation pay owed to the Employee,

(B) an amount equal to the Employee’s annual base salary that the Employee would have received if he had continued his employment under his Employment Agreement for a period equal to the greater of 24 months following the date of termination and the remainder of the Employee’s term under his Employment Agreement,

(C) an amount equal to any earned portion of the Employee’s annual bonus for the completed year preceding the date of termination that remains unpaid, and

(D) upon termination, any accrued vested benefits will be paid, and any compensation awards not vested or exercisable as of the date of termination will be forfeited.

Under the Employment Agreements, if during the one-year period commencing on the effective date of any Change of Control, an Employee’s employment is terminated by the Employee for Good Reason or by us for any reason other than for Cause, the Employee will be entitled to receive the following benefits:

(A) an amount equal to three times his annual base salary,

(B) an amount equal to any earned portion of the Employee’s annual bonus for the completed year preceding the date of termination that remains unpaid,

(C) continued coverage for the Employee and his dependents under our health benefit plans until the earlier date of the Employee’s coverage under another employee benefit plan or 18 months after the date of termination, and

(D) upon termination, any accrued vested benefits will be paid, and any compensation awards not vested or exercisable as of the date of termination will be forfeited.

Under the terms of the Employment Agreements, subject to certain exceptions, during their employment and for 24 months following the termination of their employment, the Employees may not compete in the markets in which we and our affiliates engage in business or planned to engage in business as of the date of termination of each Employee’s respective employment.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and some of our officers under which we indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons are indemnified to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any suit or proceeding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.

Offering By Selling Stockholders

We are paying the expenses of this offering by the selling stockholders, other than underwriting discounts, commissions and transfer taxes with respect to shares of our common stock sold by the selling stockholders. We have agreed to indemnify the selling stockholders against liabilities under the Securities Act, or contribute to payments that the selling stockholders may be required to make in that respect.

Registration Rights Agreement

Stallion and Carlyle/Riverstone are parties to a registration rights agreement (the “Registration Rights Agreement”).

Demand Registration Rights

Under the Registration Rights Agreement, at any time after 180 days following this offering, Carlyle/Riverstone has the right, subject to certain limitations, to demand on six occasions that we register all or any portion of their registrable securities so long as the registrable securities proposed to be sold on an individual registration statement have an aggregate gross offering price of at least $20.0 million. After such time as we become eligible to use Form S-3 (or comparable form) for the registration under the Securities Act of any securities, Carlyle/Riverstone may request that securities be registered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, provided that any such registration will be treated as two demand registrations.

Piggyback Registration Rights

If we propose to file a registration statement under the Securities Act relating to an offering of our common stock, upon the written request of Carlyle/Riverstone, we will include in such registration, and any related underwriting, all of the registrable securities included in such requests, subject to customary cutback provisions.

Registration Procedures and Expenses

The Registration Rights Agreement contains customary procedures relating to underwritten offerings and the filing of registration statements. We have agreed to pay all registration expenses incurred in connection with any registration, up to a total of six registrations, including all registration, qualification and filing fees, printing expenses, reasonable fees of one counsel to Carlyle/Riverstone, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. All underwriting discounts and selling commissions and stock transfer taxes applicable to securities registered by holders and fees of counsel to any such holder (other than as described above) will be payable by holders of registrable securities.

Nominating Agreement

We are party to a nominating agreement (the “Nominating Agreement”) with C/R Stallion Investment Partnership, L.P. (“Investment Partnership”). Pursuant to the Nominating Agreement, as long as Investment Partnership beneficially owns at least 30%, 20% or 10% of our issued and outstanding shares of common stock, we have agreed to take all corporate action within our power required to cause the board of directors at all times to include at least three, two or one member(s), respectively, designated by Investment Partnership. In addition, as long as Investment Partnership beneficially owns at least a majority of the aggregate amount of shares of common stock it held immediately following the Restructuring, we have agreed to take all corporate action within our power required to cause the board of directors at all times to include at least one member designated by Investment Partnership. In the event that such designees are not elected to our board of directors, Investment Partnership will have the right to appoint observers to our board of directors.

The Restructuring

We were formed as a Delaware corporation in June 2006. In connection with this offering, we will succeed to the business and operations of Stallion Ltd, which are described in this prospectus. Prior to the completion of this offering, Stallion Ltd will merge with and into Stallion Oilfield Services, Inc., with Stallion Oilfield Services, Inc. being the surviving corporate parent and owning all of the operating subsidiaries of Stallion Ltd. The majority owners of Stallion Ltd are Carlyle/Riverstone and an affiliate of Craig Johnson, our President, Chief Executive Officer and Chairman of the Board. In the Restructuring, assuming an initial public offering price of $            , which is the midpoint of the range set forth on the cover of this prospectus, the partners of Stallion Ltd will receive an aggregate of              shares of our common stock in exchange for all of the Stallion Ltd partnership interests held by them. Immediately following completion of the Restructuring and prior to this offering, we will have              shares of common stock outstanding,             % of which will be owned by Carlyle/Riverstone and             % of which will be owned by an affiliate of Craig Johnson.

Transactions with Our Significant Stockholder

The partnership agreement governing our predecessor required our predecessor to pay Carlyle/Riverstone an annual fee of $250,000 for the provision of support services. Our obligation to pay this fee terminates upon the closing of our initial public offering.

Transactions with Officers and Directors

Two of our directors, Mr. John Lancaster and Mr. Pierre Lapeyre, are affiliated with Riverstone, an affiliate of Carlyle/Riverstone.

Mr. Craig Johnson, our President, Chief Executive Officer and Chairman of the Board, was party to a promissory note with us pursuant to which we borrowed $7.3 million from Mr. Johnson. We repaid Mr. Johnson in full on January 31, 2005.

We lease an industrial facility in Alice, Texas from Q2 Rentals, L.L.C. for approximately $90,000 per year. Pursuant to an informal arrangement, we lease a houseboat and certain other recreational boats in coastal Louisiana on a month-to-month basis from Q2 Rentals in exchange for paying the operating expenses of the facilities which are approximately $140,000 per year. Q2 Rentals is operated by Mr. David M. Johnson, Mr. Craig Johnson’s father, and owned equally by Mr. Craig Johnson, Mr. Clayton D. Johnson, Mr. Craig Johnson’s brother, and Mr. David M. Johnson.

In addition, we lease a King-Air airplane from Permian Mud Service, Inc. and have entered into an operating agreement to operate the aircraft with ChampAir, L.L.C. We share in the operating expenses and pay direct expenses of approximately $600,000 annually. ChampAir is owned and operated by Permian Mud Service, Inc., of which Mr. David Johnson and our Chief Executive Officer, President and Chairman of the Board are minority shareholders. Our executive officers reimburse us for operating expenses associated with the personal use of the aircraft. The term of our lease for this plane will expire on December 31, 2006, but will continue on a month-to-month basis thereafter.

We utilize a Pilatus single-engine airplane from Rivers Aviation, L.L.C. in connection with the performance of Mr. Fred Lausen, Jr.’s duties as division manager of our solids control business. We share in the operating expenses and pay Rivers Aviation approximately $20,000 per month for the use of this aircraft. Rivers Aviation is owned by Mr. Lausen. We have an arrangement to use this plane on a month-to-month basis which is cancellable by either party with 30 days notice.

It is customary for us to lease real property from the former owners of businesses that we acquire. It is typical for many of these former owners to be employed by us. Thus, we and certain of our employees may be parties to leases relating to real property.

We believe that all of these related party transactions were either on terms at least as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties or were negotiated in connection with acquisitions, the overall terms of which were as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties. We intend to address future material transactions with our affiliates by having the transactions approved by a committee of disinterested directors.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2006, assuming the Restructuring had taken place prior to such date, by:

•	each person who is known by us to own beneficially 5% or more of our outstanding common stock;

•	our named executive officers;

•	our directors; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless otherwise indicated, the address of each stockholder listed below is 410 Roberts Street, Houston, Texas 77003.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Offered	Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Number	%		Number	%

C/R Stallion Investment Partnership, L.P.(1)		%			%

C/R Energy Coinvestment II, L.P.(1)

Cardigan Holdings, Inc.(2)

Craig M. Johnson

Stallion Value, LP

David S. Schorlemer

Hill Dishman

John Lancaster(1)(3)

Pierre Lapeyre(1)(4)

Directors and Executive Officers as a Group (4 persons)(2)(3)(4)

*	Less than 1%.
(1)	The address of this stockholder is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20004.
(2)	Craig M. Johnson is the natural person who has voting and investment control over the securities owned by Cardigan Holdings, Inc. Mr. Johnson serves as Chief Executive Officer and the sole stockholder of Cardigan Holdings, Inc.
(3)	Mr. Lancaster serves as a Managing Director of Riverstone, an affiliate of Carlyle/Riverstone. As such, Mr. Lancaster may be deemed to have voting and dispositive power over the shares beneficially owned by Carlyle/Riverstone. Mr. Lancaster disclaims beneficial ownership of the shares owned by Carlyle/Riverstone.
(4)	Mr. Lapeyre serves as a Senior Managing Director of Riverstone, an affiliate of Carlyle/Riverstone. As such, Mr. Lapeyre may be deemed to have voting and dispositive power over the shares beneficially owned by Carlyle/Riverstone. Mr. Lapeyre disclaims beneficial ownership of the shares owned by Carlyle/Riverstone.

DESCRIPTION OF CAPITAL STOCK

Upon the completion of this offering, our authorized capital stock will consist of:

•	shares of common stock, $0.01 par value; and

•	shares of preferred stock, $0.01 par value, none of which are currently designated.

Upon the completion of this offering,      shares of common stock and no shares of preferred stock will be outstanding.

The following summarizes the material provisions of our capital stock and important provisions of our certificate of incorporation and bylaws. This summary is qualified by our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and by the provisions of applicable law.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock will have no preemptive or other subscription rights to purchase our common stock.

Preferred Stock

Subject to the provisions of the certificate of incorporation and limitations prescribed by law, the board of directors will have the authority to issue up to      shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of the common stock, without further vote or action by the stockholders. We have no present plans to issue any shares of preferred stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and, as a result, protect the continuity of our management. The issuance of shares of the preferred stock under the board of directors’ authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Provisions of Our Certificate of Incorporation and Bylaws

Written Consent of Stockholders

Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent.

Amendment of the Bylaws

Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our charter and bylaws grant our board the power to adopt, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by the holders of not less than                      of the voting power of all outstanding voting stock.

Special Meetings of Stockholders

Our bylaws preclude the ability of our stockholders to call special meetings of stockholders.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. In addition, the ability of our stockholders to remove directors without cause is precluded.

Limitation of Liability of Officers and Directors

Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Business Combination Under Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained the status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued under employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is                         .

Quotation of Common Stock

We intend to apply to include our shares of common stock for quotation on the Nasdaq National Market under the symbol “SOFS.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that these sales could occur. These factors also could make it more difficult to raise funds through future offerings of common stock.

After this offering,                      shares of common stock will be outstanding, or                      shares if the underwriters exercise in full their option to purchase additional shares. Of these shares, the                      shares sold in this offering, or                      shares if the underwriters exercise in full their option to purchase additional shares, will be freely tradable without restriction under the Securities Act, except for any shares purchased by one of our “affiliates” as defined in Rule 144 under the Securities Act. A total of                      shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act or subject to lock-up arrangements.

The restricted securities generally may not be sold unless they are registered under the Securities Act or are sold under an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act. After this offering, the holders of                      shares of our common stock will have rights, subject to some limited conditions, to demand that we include their shares in registration statements that we file on their behalf, on our behalf or on behalf of other stockholders. By exercising their registration rights and selling a large number of shares, these holders could cause the price of our common stock to decline. Furthermore, if we file a registration statement to offer additional shares of our common stock and have to include shares held by those holders, it could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

Our officers and directors and substantially all of our stockholders have entered into lock-up agreements described in “Underwriting.” Approximately              shares, representing approximately         %, of our common stock will not be subject to any lock-up arrangements. These shares may be freely tradable upon the consummation of this offering.

As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them, or are perceived by the market as intending to sell them.

As soon as practicable after this offering, we intend to file one or more registration statements with the SEC on Form S-8 providing for the registration of                      shares of our common stock issued or reserved for issuance under our stock option plans. Subject to the exercise of unexercised options or the expiration or waiver of vesting conditions for restricted stock and the expiration of lock-ups we and our stockholders have entered into, shares registered under these registration statements on Form S-8 will be available for resale immediately in the public market without restriction.

Rule 144

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the then outstanding shares of common stock; and

•	the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks immediately proceeding the date on which the notice of the sale on Form 144 is filed with the Securities Exchange Commission.

Sales under Rule 144 are also subject to other provisions relating to notice and manner of sale and the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an “affiliate,” is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

FOR NON-UNITED STATES HOLDERS

The following is a general discussion of the principal United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

An individual may be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, instead of a nonresident, by, among other ways, being present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens. This discussion does not consider:

•	U.S. state or local or non-U.S. tax consequences;

•	all aspects of U.S. federal income and estate taxes or specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position, including the fact that in the case of a non-U.S. holder that is an entity treated as a partnership for U.S. federal income tax purposes, the U.S. tax consequences of holding and disposing of our common stock may be affected by certain determinations made at the partner level;

•	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

•	special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, broker-dealers, and traders in securities; or

•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and administrative and judicial interpretations, all as of the date of this prospectus, and all of which are subject to change, retroactively or prospectively. The following summary assumes that a non-U.S. holder holds our common stock as a capital asset. Each non-U.S. holder should consult a tax advisor regarding the U.S. Federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Distributions on Common Stock

In the event that we make cash distributions on our common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to non-U.S. holders of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will be subject to U.S. withholding tax at a 30% rate, or if a tax treaty applies, a lower rate specified by the treaty. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, are taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. In that case, we will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.

A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements. However,

•	in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to the partners of the partnership and the partnership will be required to provide certain information;

•	in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust” or “foreign grantor trust” as defined in the U.S. Treasury regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under these U.S. Treasury regulations and the certification requirements applicable to it.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “United States real property holding corporation” generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We believe that we are not currently, and we do not anticipate becoming in the future, a “United States real property holding corporation” for U.S. federal income tax purposes.

U.S. Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding Tax

Dividends paid to you may be subject to information reporting and U.S. backup withholding. If you are a non-U.S. holder you will be exempt from this backup withholding tax if you properly provide a Form W-8BEN certifying that you are a non-U.S. holder or you otherwise meet documentary evidence requirements for establishing that you are a non-U.S. holder or otherwise establish an exemption.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you sell your common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will generally apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock through a non-U.S. office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

i.	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

ii.	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption.

If you receive payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you properly provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability by timely filing a properly completed refund claim with the U.S. Internal Revenue Service.

UNDERWRITING

Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC are acting as joint book-running managers and representatives of the underwriters of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us and the selling shareholders the respective number of common stock shown opposite its name below:

Underwriters	Number of Shares
Lehman Brothers Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC

Total

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriters are true;

•	there is no material adverse change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we and the selling stockholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling stockholders for the shares.

	Per Share		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise
Paid by us	$	$	$	$
Paid by selling stockholders	$	$	$	$

The representatives of the underwriters have advised us that the underwriters propose to offer the shares of common stock directly to the public initially at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $             per share. After the initial offering, the representatives may change the offering price and other selling terms.

The expenses of the offering that are payable by us and the selling stockholders are estimated to be $             (excluding underwriting discounts and commissions). We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commission.

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of                      shares at the public offering

price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than                      shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s underwriting commitment in the offering as indicated in the table at the beginning of this underwriting section.

Lock-Up Agreements

We, all of our directors and executive officers and the selling stockholders have agreed that, subject to certain exceptions, without the prior written consent of each of Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, we and they will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 180 days after the date of this prospectus.

The 180-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 180-day restricted period we issue an earnings release or material news or announce a material event relating to us; or

•	prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the representatives and us. In determining the initial public offering price of our common stock, the representatives will consider:

•	the history and prospects for the industry in which we compete;

•	our financial information;

•	the ability of our management and our business potential and earning prospects;

•	the prevailing securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Directed Share Program

At our request, the underwriters have reserved for sale at the initial public offering price up to     % of the total shares of our common stock offered hereby (excluding any shares to be sold pursuant to the over-allotment option) for employees, directors and other persons associated with us who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares offered hereby.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representations that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing

We intend to apply to list our shares of common stock for quotation on the Nasdaq National Market under the symbol “SOFS.”

Discretionary Sales

The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by them.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Other Relationships

The underwriters may in the future perform investment banking and advisory services for us from time to time for which they may in the future receive customary fees and expenses. UBS Securities LLC was the lead arranger for our Credit Agreement and is an affiliate of certain lenders party thereto.

Foreign Selling Restrictions

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets

Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each of the underwriters has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b) it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and certain other legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed on for certain of the selling stockholders by Latham & Watkins LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The audited financial statements included in this prospectus, except as they relate to BLR Construction Companies, L.L.C. and affiliate and BLR Construction Co., Inc. and affiliates, have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent registered public accountants as indicated in their reports with respect thereto, and, insofar as they relate to BLR Construction Companies, L.L.C. and affiliate and BLR Construction Co., Inc. and affiliates, by Wright, Moore, DeHart, Dupuis & Hutchinson, LLC, independent public accountants as indicated in their reports with respect thereto, whose reports thereon appear herein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 regarding the common stock. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common stock offered in this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates or from the SEC’s website on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our future public filings can also be inspected and copied at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 2006.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Following the completion of this offering, we will file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at http://www.stallionoilfield.com, and we expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: 410 Roberts Street, Houston, Texas 77003, Attention: Chief Financial Officer, (713) 528-5544.

We intend to furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also intend to furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Partners of Stallion Oilfield Services, Ltd. and subsidiaries:

We have audited the accompanying consolidated balance sheets of Stallion Oilfield Services Ltd. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in partners’ capital and cash flows for each of the three years ended December 31, 2005. These consolidated financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stallion Oilfield Services Ltd. and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

June 23, 2006

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$982	$50
Accounts receivable, net	22,348	3,882
Prepaid expenses	430	129
Deferred tax assets	259	—

TOTAL CURRENT ASSETS	24,019	4,061
PROPERTY AND EQUIPMENT, net	74,583	13,899
GOODWILL	18,625	6,444
INTANGIBLE AND OTHER ASSETS, net	5,909	309

TOTAL ASSETS	$123,136	$24,713

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable—trade	$4,244	$1,435
Accounts payable—related party	—	135
Distribution payable	786	—
Accrued expenses	5,425	980
Current portion of long-term debt	11,201	1,604
Current portion of notes payable—related party	500	100
Current portion of convertible notes payable—related parties	232	—
Current portion of capital leases	393	352

TOTAL CURRENT LIABILITIES	22,781	4,606
LONG-TERM DEBT, net of current portion	44,272	8,042
OBLIGATIONS UNDER CAPITAL LEASES, net of current portion	368	681
CONVERTIBLE NOTES PAYABLE—RELATED PARTIES, net of current portion	1,187	—
NOTES PAYABLE—RELATED PARTY, net of current portion	—	7,773
NOTE PAYABLE TO PARTNER, net	9,642	—
DEFERRED INCOME TAX LIABILITIES	1,289	—

TOTAL LIABILITIES	79,539	21,102
COMMITMENTS AND CONTINGENCIES	—	—
PARTNERS’ CAPITAL	43,597	3,611

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$123,136	$24,713

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004	2003
	(in thousands)
SERVICE REVENUE	$73,126	$15,452	$6,769

OPERATING EXPENSES:
Cost of services	42,281	8,695	3,108
Selling, general and administrative expenses	9,883	3,745	2,145
Depreciation and amortization	7,798	1,924	836
Loss on disposal of property and equipment	499	92	86

TOTAL OPERATING EXPENSES	60,461	14,456	6,175

INCOME FROM OPERATIONS	12,665	996	594
OTHER EXPENSE
Interest expense	(4,565)	(917)	(489)
Other expense	(66)	—	—

TOTAL OTHER EXPENSE	(4,631)	(917)	(489)

INCOME BEFORE INCOME TAXES	8,034	79	105
PROVISION FOR INCOME TAXES	598	—	—

NET INCOME	$7,436	$79	$105

See notes to consolidated financial statements.

S TALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	General Partner	Limited Partner	Total
	(in thousands)
Balances as of December 31, 2002	$—	$—	$—
Contributions	34	3,393	3,427
Net income	—	105	105

Balances as of December 31, 2003	34	3,498	3,532
Net income	—	79	79

Balances as of December 31, 2004	34	3,577	3,611
Contributions, net of issuance costs	—	32,406	32,406
Distributions	—	(786)	(786)
Conversion of notes payable into limited partner interest	—	500	500
Limited partner interest issued in connection with note payable	—	430	430
Net income	1	7,435	7,436

Balances as of December 31, 2005	$35	$43,562	$43,597

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,436	$79	$105
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,798	1,924	836
Amortization of debt issuance costs	423	—	—
Amortization of debt discount	72	—	—
Loss on disposal of property and equipment	499	92	86
Deferred tax expense	(73)	—	—
Bad debt expense	465	70	24
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(13,709)	(1,947)	(1,790)
Prepaid expenses	(209)	(17)	(112)
Accounts payable - trade	1,368	944	471
Accounts payable - related party	—	135	—
Accrued expenses	3,017	454	524

NET CASH PROVIDED BY OPERATING ACTIVITIES	7,087	1,734	144

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions, net of cash received	(48,955)	(1,158)	(5,505)
Cash paid for acquisition costs	(433)	(118)	(103)
Cash paid for property and equipment	(34,187)	(5,961)	(2,046)
Proceeds received from disposal of property and equipment	113	95	118

NET CASH USED IN INVESTING ACTIVITIES	(83,462)	(7,142)	(7,536)

CASH FLOWS FROM FINANCING ACTIVITIES
Partners' capital contributions, net	32,406	—	3,427
Proceeds from partner note	—	3,975	—
Proceeds from long-term debt	64,133	5,500	4,037
Payment of long-term debt	(21,454)	(5,198)	(348)
Proceeds from line of credit	23,200	1,900	785
Payment on line of credit	(19,000)	(785)	—
Payment for debt issuance costs	(1,545)	(96)	—
Payment on capital leases	(433)	(250)	(97)

NET CASH PROVIDED BY FINANCING ACTIVITIES	77,307	5,046	7,804

NET INCREASE (DECREASE) IN CASH	932	(362)	412
CASH AT BEGINNING OF YEAR	50	412	—

CASH AT END OF YEAR	$982	$50	$412

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Stallion Oilfield Services Ltd. and subsidiaries (collectively the “Partnership” or “Stallion”) provide a wide range of wellsite services to drilling contractors and oil and gas exploration and production companies, including workforce accommodation units, surface equipment rental, logistics services, solids control services and equipment, communications infrastructure and rig relocation and oilfield heavy hauling services in drilling regions in the United States, including the Gulf Coast, South Texas, ArkLaTex, North Texas, Permian Basin, Midcontinent and Rocky Mountain Regions. Stallion is headquartered in Houston, Texas.

The Partnership was formed December 2, 2002 and continues in existence through January 2020 unless sooner terminated. In January 2005, the Partnership was reorganized by existing partners who contributed their general and limited partner interests to newly formed entities, Stallion Oilfield Holdings GP, LLC and Stallion Oilfield Holdings, Ltd., respectively. Furthermore, the partners changed the name of Cardigan Interests, LLC to Stallion Interests, LLC, which is wholly owned by Stallion Oilfield Holdings GP, LLC. After this reorganization, Stallion Oilfield Holdings, Ltd. became the 99.99 percent limited partner and Stallion Interests, LLC, became the .01 percent general partner of the Partnership. In conjunction with the reorganization, the Partnership also changed its legal name from Aero Acquisition, Ltd. to Stallion Oilfield Services Ltd.

Principles of Consolidation: The consolidated financial statements include the financial statements of Stallion Oilfield Services Ltd. and its wholly owned subsidiaries, Stallion Rockies Ltd. and Separation Services, Inc. (“SSI”). Stallion has no interest in any other organization, entity, partnership, or contract that could require any evaluation under FASB Interpretation No. 46 or Accounting Research Bulletin No. 51. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents: The Partnership considers all investments with original maturities of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments: The carrying value amount of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short maturity of these instruments. The carrying amount of all debt approximates fair value because Stallion’s current borrowing rate is based on a variable market rate of interest. The Partnership has interest rate caps on LIBOR at 5.0% with notional amounts of approximately $28.5 million. The cost of the caps of approximately $65,000 is amortized as interest expense over the life of the contract, which approximates the interest method.

Accounts Receivable: The Partnership extends credit to its customers based on an evaluation of the customer’s financial condition and generally collateral is not required nor is interest charged on outstanding balances. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible. The allowance for doubtful accounts is based on an analysis of historical collection activity and specific identification of overdue accounts. Factors that may affect this estimate include (1) changes in the financial position of significant customers and (2) a decline in oil and natural gas prices that could affect the entire customer base.

Unbilled Accounts Receivable: Unbilled receivables represent revenue earned for rental agreements in the current period but not billed to the customer.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight line method over the estimated useful lives of the related assets. All expenditures for major renewals and

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the improvement.

Intangible Assets: For financial statement purposes, identifiable intangible assets with a defined life are being amortized using the straight-line method over the useful lives of the assets. Identifiable intangible assets with an indefinite life are not amortized in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” These assets are required to be tested for impairment at least annually.

Goodwill: Goodwill represents the excess of costs over the fair value of net assets of acquired business. Goodwill acquired in a business combination is not amortized, but instead tested for impairment at least annually in the fourth quarter. Under this goodwill impairment test, if the fair value of a reporting unit does not exceed its carrying value, the excess of fair value of the reporting unit over the fair value of its net assets is considered to be the implied fair value of goodwill. If the carrying value of goodwill exceeds its implied fair value, the difference is recognized as an impairment loss. Goodwill was evaluated for impairment as of December 31, 2005 and 2004. The Partnership determined that goodwill was not impaired, and thus no impairment charge has been recorded related to goodwill for the years ended December 31, 2005, 2004 and 2003.

Impairment of Long-lived Assets: In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of carrying amount or the fair value less anticipated cost to sell, and they would no longer be depreciated. No impairment losses have been recorded through December 31, 2005.

Federal Income Taxes: The Partnership is not subject to federal or state income taxes on a consolidated basis due to their partnership structure; however, certain of its subsidiary companies are taxable corporations and are subject to income tax. The Partnership accounts for income taxes based upon Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for its subsidiaries which are subject to income taxes. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using statutory rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance for deferred tax assets is recognized when it is more likely than not that the benefit of deferred tax assets will not be realized.

Revenue Recognition: The Partnership’s revenue recognition policies are as follows:

Rental and Service Revenue

The Partnership recognizes revenue when it is realized and earned. The Partnership considers revenue to be realized and earned when services have been provided to the customer, the product has been delivered, the sales price has been fixed or determinable and collectibility is reasonably assured. Revenue from rental agreements is recognized over the rental period, and revenue from service agreements is recognized when services have been rendered. Generally services are provided over a relatively short time.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Mobilization and Demobilization Revenue

The Partnership charges its customers a rig-up/rig-down charge in connection with the initial setup or takedown of workforce accommodation units and for the connection or disconnection of these units to or from water, utilities, and sewer systems. Revenue related to rig-up/rig-down charges is recognized upon completion of the service.

Advertising: The Partnership’s policy is to expense advertising costs as incurred. Advertising costs totaled approximately $387,000, $36,000 and $35,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Concentration of Risk: During 2005, the Partnership had cash in excess of federally insured limits deposited in a bank. The Partnership monitors the financial condition of the bank and has experienced no losses associated with its accounts.

The Partnership’s customer base consists primarily of oil and natural gas exploration and production companies and drilling contractors. The Partnership performs ongoing evaluations of its customers but generally does not require collateral on its trade receivables. During the year ended December 31, 2005, no customer accounted for more than 10 percent of total sales. During the years ended December 31, 2004 and 2003, sales to one customer accounted for approximately 12 percent and 15 percent of total sales, respectively. As of December 31, 2004, accounts receivable for this customer totaled $571,000.

Partnership Allocations: The income or loss is allocated to the partners in accordance with the Partnership agreement.

Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the amounts of revenue and expenses recognized during the reporting period. Areas where critical accounting estimates are made by management include:

•	Depreciation and amortization of property and equipment and intangible assets,

•	Impairment of property and equipment and goodwill,

•	Allowance for doubtful accounts,

•	Litigation and self-insured risk reserves,

•	Fair value of assets acquired and liabilities assumed, and

•	Income taxes.

The Partnership analyzes its estimates based on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Under different assumptions or conditions, the actual results could differ, possibly materially from those previously estimated. Many of the conditions impacting these assumptions are outside of Stallion’s control.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or partners’ capital.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

2. ACQUISITIONS

The Partnership began a strategic acquisition and expansion program early in 2003. Prior to the 2003 acquisitions described below, the Partnership did not have any significant operations. Each of the acquisitions has been included in the results of operations from their respective dates of acquisition.

In 2005, 2004, and 2003, Stallion acquired either substantially all of the assets or all of the outstanding capital stock of the following businesses, each of which was accounted for using the purchase method of accounting (in thousands):

	Closing Date	Total Cash Paid (net of cash acquired)
Aero Oilfield Services, Inc.	January 1, 2003	$1,731
Ray’s Mobile Homes, Ltd.	April 14, 2003	3,595
Gator Services, Inc.	October 15, 2003	179

Total 2003		$5,505

Rebel Testers, Inc.	February 1, 2004	$1,158

Total 2004		$1,158

Stallion Rentals, L.P.	January 31, 2005	$2,925
Double-D Enterprises, Inc.	January 31, 2005	4,686
Envirotech, Inc.	January 31, 2005	11,208
Separation Services, Inc.	January 31, 2005	7,356
Bob’s Equipment Rental, Inc.	June 30, 2005	9,312
GL Trucking & Rental, Inc.	September 12, 2005	11,704

Total 2005		$47,191

2003 Acquisitions

In 2003, the Partnership acquired the net assets of Ray’s Mobile Homes, Ltd., Gator Services, Inc. and Aero Oilfield Services, Inc. Each of these entities was engaged in the business of providing workforce accommodations, sewer and water systems, trash containers and other related equipment to the drilling industry in Texas and Louisiana.

The aggregate purchase price of $11.3 million, including directly related acquisition costs, was paid $5.5 million in cash, $2.2 million in notes payable to sellers and notes payable to a third party lender of $3.6 million.

2004 Acquisition

In 2004, the Partnership acquired certain equipment from Rebel Testers, Inc. (“Rebel”) for total cash consideration of $1.2 million. Rebel was engaged in the business of providing workforce accommodations, sewer and water systems, trash containers and other related equipment to the drilling industry primarily in Brookhaven, Mississippi. The Partnership acquired Rebel to increase oilfield service operations in Texas by redeploying the acquired assets.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

2005 Acquisitions

In January 2005, the Partnership acquired the net assets of Stallion Rentals, L.P. formerly known as Trinity Valley Rentals, Inc. (“Stallion Rentals”), which was engaged in the rental of forklifts, manlifts, generators, light towers and other surface equipment to the drilling industry. Stallion Rentals was acquired for a total purchase price of $3.4 million, consisting of $2.9 million in cash and $500,000 in convertible notes payable to seller. The seller notes are convertible into Class C units of Stallion Holdings. In April 2005, the convertible notes payable to seller were converted into 500,000 Class C units of Stallion Holdings.

In January 2005, the Partnership acquired the net assets of Double-D Enterprises, Inc. (“Double-D”) a company engaged in the rental of loaders, manlifts, mud vacs and other related equipment to the drilling industry, specifically located in the Rocky Mountain region. Double-D was acquired for a total purchase price of $5.1 million, consisting of $4.7 million in cash and $450,000 in a convertible note payable to seller. The convertible note payable to seller was paid in full in January 2006.

In January 2005, the Partnership acquired the net assets of Envirotech, Inc. (“Envirotech”), a company engaged in the rental of workforce accommodations, water systems, sewer systems and other related equipment to the drilling industry, specifically in the Rocky Mountain region. Envirotech was acquired for a total purchase price of $11.7 million, consisting of $11.2 million in cash and $525,000 in convertible notes payable to seller. This note was paid in full in January 2006.

In January 2005, the Partnership purchased the stock of Separation Services, Inc. (“SSI”), a company engaged in the rental of solids control equipment to oil and gas companies and operators at drilling locations in order to separate drill cuttings from the drilling fluids. SSI was acquired for a total purchase price of $9.1 million, consisting of $7.4 million in cash net of cash acquired of approximately $568,000, $660,000 in deferred compensation, approximately 352,000 Class D units of Stallion Holdings and a $500,000 convertible note payable to seller.

In June 2005, the Partnership acquired the assets of Bob’s Equipment Rentals, Inc. (“Bob’s”) a company engaged in the rental of workforce accommodations, water systems, sewer systems and other related equipment to the drilling industry, specifically in the Rocky Mountain region for total cash consideration of $9.3 million.

In September 2005, the Partnership acquired the assets of GL Trucking & Rental, Inc. (“GL”), located in Williston, North Dakota, for total consideration of $12.7 million, consisting of $11.7 million in cash and a $1.0 note payable to seller. GL is a leading provider of integrated drilling support services for the Williston Basin and surrounding areas. GL assets included over 100 workforce accommodation units, significant oilfield equipment hauling capacity, loaders and equipment setting cranes.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the dates of acquisitions of the acquisitions completed in 2003, 2004 and 2005 (in thousands):

			2005 Acquisitions
	Total 2003 Acquisitions	Total 2004 Acquisitions	Double-D and Envirotech	SSI	Bob’s	GL	Stallion Rentals	Total 2005	Total
Assets Acquired:
Cash	$—	$—	$—	$568	$—	$—	$—	$568	$568
Accounts receivable, net	238	—	1,559	2,644	—	—	1,019	5,222	5,460
Other current assets	—	—	—	424	—	—	54	478	478
Property and equipment	4,644	1,132	9,347	2,075	9,312	8,824	2,581	32,139	37,915
Goodwill and other intangibles	6,496	26	6,103	6,225	—	3,880	512	16,720	23,242

Total assets acquired	11,378	1,158	17,009	11,936	9,312	12,704	4,166	55,127	67,663
Liabilities Assumed:
Accounts payable	88	—	—	684	—	—	622	1,306	1,394
Accrued expenses	—	—	—	650	—	—	118	768	768
Deferred tax liability	—	—	—	1,489	—	—	—	1,489	1,489
Notes payable	—	—	140	29	—	—	—	169	169

Total liabilities assumed	88	—	140	2,852	—	—	740	3,732	3,820

Net assets acquired	$11,290	$1,158	$16,869	$9,084	$9,312	$12,704	$3,426	$51,395	$63,843

The following table provides pro forma information related to the acquisitions of GL Trucking and Rental, Inc., Separation Services, Inc., Double D Enterprises, Inc., Envirotech, Inc., and Stallion Rentals, L.P. dba Trinity Valley Rentals assuming each acquisition occurred January 1, 2004 (in thousands):

	Year ended December 31,
	2005	2004
	(Unaudited)
Revenue	$83,626	$44,264
Net income (loss)	8,304	(3,656)

To calculate the pro forma amounts, the Partnership used the financial statements of each of the acquired businesses for the period from January 1, 2004 through the date of acquisition by the Partnership. Stallion does not believe the proforma effect of Bob’s Equipment Rental, Inc. (2005) and Rebel Testers, Inc. (2004) is material.

The combined results of operations of the acquired businesses have been adjusted to reflect additional depreciation of fixed assets and amortization of intangible assets subject to amortization as if the acquisitions occurred on January 1, 2004. The Partnership estimated the remaining useful lives and salvage values of all acquired assets and depreciated those assets over those useful lives using policies that were consistently applied.

Pro forma interest expense was calculated on notes payable to the sellers of the acquired businesses, subordinated debt and draws on the Partnership’s available line of credit at rates ranging for 6.25% to 12.0% assuming that the businesses were acquired on January 1, 2004.

The Partnership is not subject to taxes on a consolidated basis due to its partnership structure; however certain subsidiary companies are taxable corporations and are subject to income tax. Net income for the years ended December 31, 2005 and 2004 includes a provision for taxes on the income before tax of these subsidiaries.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

3. PROPERTY AND EQUIPMENT

Major classifications and estimated depreciable lives of property and equipment are as follows (in thousands):

	Estimated Life	December 31,
		2005	2004
Rental equipment	3-20 years	$67,381	$12,426
Auto and trucks	1-5 years	11,537	3,164
Furniture and fixtures	4 years	614	341
Leasehold improvements	Various	419	—
Office buildings	4-15 years	279	178
Office equipment and furniture	3-5 years	150	44
Computer equipment and software	3-4 years	915	324

		81,295	16,477
Less: accumulated depreciation		(9,494)	(2,615)

		71,801	13,862
Assets not yet placed in service		2,782	37

		$74,583	$13,899

Depreciation expense for the years ended December 31, 2005, 2004, and 2003 was approximately $7,222,000, $1,844,000, and $828,000, respectively.

4. INTANGIBLES AND OTHER ASSETS

Intangible and other assets are summarized as follows (in thousands):

	December 31,
	2005	2004
Intangible assets not subject to amortization:
SSI trade name	$500	$—
Intangible assets subject to amortization:
Non-compete agreements	1,596	300
Customer lists	3,200	—
Debt issuance costs	1,545	96
Consulting agreement	96	—

	6,437	396
Less: accumulated amortization	(1,028)	(87)

	5,409	309

Total intangible assets	$5,909	$309

Amortization expense was $999,000, $79,000, and $8,000 for the years ended December 31, 2005, 2004 and 2003, respectively. The estimated amortization expense for intangibles subject to amortization is projected to be $1,189,000 for 2006, $1,121,000 for 2007, $753,000 for 2008, $629,000 for 2009, $373,000 for 2010, and $1,344,000 thereafter.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

The Partnership performed its annual impairment analysis of intangible assets not subject to amortization as of December 31, 2005 and 2004 and concluded that an impairment charge was not required.

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Accounts receivable consisted of the following (in thousands):

	December 31,
	2005	2004
Billed accounts receivable	$21,454	$3,823
Unbilled receivables	1,122	101
Other receivables	45	28

	22,621	3,952
Less: allowance for doubtful accounts	(273)	(70)

Net trade receivables	$22,348	$3,882

Accrued liabilities consisted of the following (in thousands):

	December 31,
	2005	2004
Accrued payroll and payroll taxes	$750	$80
Accrued bonuses	798	—
Accrued federal and state income taxes	795	—
Accrued interest	403	218
Accrued insurance	544	145
Other accrued expenses	2,135	537

Total accrued expenses	$5,425	$980

6. LONG-TERM DEBT

Concurrent with the Partnership reorganization in January 2005 (Note 1), Stallion Oilfield Services Ltd. executed a $30.0 million credit agreement with a commercial bank group. This agreement is comprised of a $19.0 million term loan, a $6.0 million revolver, and a $5.0 million multi-advance loan. The funds from this agreement were used to retire certain balances of the Partnership’s then existing debt, and to fund certain acquisitions, continuing working capital requirements and growth capital investments.

In June 2005, the credit agreement was amended to provide for a $26.9 million term loan, a $10.0 million revolver, and a $12.5 million multi-advance loan. The funds from this agreement were used by the Partnership to fund certain acquisitions, continuing working capital requirements and growth capital investments

In September 2005, the credit agreement was again amended to provide for a $34.0 million term loan, a $10.0 million revolver and a $20.0 million multi-advance loan. The funds from the amended credit agreement were used by the Partnership to fund certain acquisitions, continuing working capital requirements and growth capital investments.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Long-term debt consists of the following:

	December 31,
	2005	2004
	(in thousands)
Term loan agreement with a bank; collateralized by real property, equipment, accounts receivable and inventory; due in monthly installments of $607,861; plus interest at prime rate plus 1%; maturing April 2010; interest of certain affiliates and related parties pledged as collateral (See Note 16).	$32,216	$—

Advancing term loan agreement with a bank; collateralized by equipment, accounts receivable, inventory and real property; due in monthly principal payments equal to one-sixtieth of the outstanding principal balance with remaining principal due at maturity in May 2010; interest due monthly at prime plus 1%; interest of certain affiliates and related parties pledged as collateral (See Note 16).	14,000	—

Revolving credit agreement to a bank with maximum borrowing of $10,000,000; collateralized by accounts receivable, inventory, equipment and real property; principal due at maturity May 2010; interest due monthly at prime rate plus 1%; interest of certain affiliates and related parties pledged as collateral (See Note 16).	6,100	—

Notes payable to various financing companies; collateralized by transportation and rental equipment; due in monthly installments ranging from $543 to $22,454, including interest from 6.0% to 8.25%; maturing at various dates through December 2011 (See Note 16).	1,567	1,516

Note payable to a seller due in monthly payments of $20,000 plus interest at 7%; maturing November 2009; subordinated bank debt.	940	—

Note payable to a seller due in quarterly payments of $37,500 for the first year; $50,000 for second year and $75,000 thereafter; with interest at 5% maturing April 2008; subordinated bank debt and guaranteed by a limited partner.	650	850

Term loan agreement in the amount of $4,500,000 with a bank; collateralized by accounts receivable, inventory, equipment and real property; payments of interest only at 6.5% through September 2004 and then interest plus one-seventy-eighth of unpaid principal with the remaining principal due at maturity in March 2009.	—	4,327

Revolving credit agreement with a bank with a maximum borrowing of $1,900,000; collateralized by accounts receivable, inventory, equipment and real property; principal due at maturity March 2005; interest due monthly at prime rate plus 1/2%, guaranteed by the partners	—	1,900

Advancing term loan agreement in the amount of $1,000,000 with a bank; collateralized by accounts receivable, inventory, equipment and real property; principal due at maturity March 2010, interest due monthly at 6.5%	—	1,000

Note payable to a seller due in monthly payments of $10,476 plus interest at 7%; maturing July 2005; subordinated to bank debt.	—	53

	55,473	9,646
Less: current maturities	(11,201)	(1,604)

	$44,272	$8,042

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Financial Covenants: The Partnership is required to meet certain financial covenants on a monthly reporting basis. Among other restrictions, such covenants include the maintenance of minimum consolidated net worth and fixed charge coverage requirements, maximum debt leverage ratio requirements, as well as the maintenance of sufficient levels of earnings to meet the Partnership’s required debt servicing obligations. As of December 31, 2005, the Partnership was in compliance with all of the related amended covenants.

Future maturities of long-term debt, updated for the March 2006 debt restructuring (see Note 16), are as follows (in thousands):

Year Ending December 31,
2006	$2,594
2007	3,359
2008	3,064
2009	2,197
2010	1,704
Thereafter	42,555

$55,473

7. NOTES PAYABLE—RELATED PARTY

Notes payable—related party includes a note payable to a seller and a non-compete payable to the same seller, who is also a regional manager. The note payable is payable quarterly in the amount of $25,000 for the first four payments and then $50,000 for the remaining four payments, with payments to include accrued interest at the stated interest rate of 6 percent. The note matures in October 2006. The note is subordinated to bank debt and guaranteed by a limited partner. The non-compete payment is payable in four quarterly installments of $75,000 beginning in 2006. Total principal outstanding (including liability under the non-compete agreement) as of December 31, 2005 and 2004 was approximately $500,000 and $600,000, respectively.

Notes payable—related party also included a line of credit of approximately $7,273,000 from a member of management. The note was due in monthly interest payments of 6% with the principal due in April 2010. This note is subordinated to bank debt and was repaid in full in January 2005.

8. CONVERTIBLE NOTES PAYABLE—RELATED PARTIES

During 2005, the Partnership issued seven unsecured subordinated convertible notes to sellers as a part of the purchase price of certain acquired businesses. Four notes with a face amount of approximately $500,000 were converted in 2005 into 500,000 Class C units of Stallion Holdings at the sellers’ option.

Convertible notes payable include an unsecured subordinated note payable to a seller of approximately $444,000 bearing interest at 8 percent as of December 31, 2005. The note and related interest are payable in monthly installments of approximately $14,000 maturing August 2008. Under the terms of the note agreement, the unpaid principal balance and any accrued interest thereon are convertible into Class C units of Stallion Holdings at the option of the note holder. The note is convertible at fair market value as determined by the Board of Directors. This conversion option expires on January 31, 2007.

Convertible notes payable also include two unsecured subordinated notes of approximately $975,000 bearing interest at 7 percent as of December 31, 2005. The notes and related interest are payable in monthly

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

installments of approximately $16,250 maturing January 2009. Under the terms of the note agreements, 50 percent of the unpaid principal balances and any accrued interest thereon are convertible into Class C units of Stallion Holdings at the option of the note holder. Prior to any conversion, a new unit price would need to be determined by the Board of Directors. This conversion option expires on January 31, 2007. All amounts outstanding were paid in full in January 2006.

9. NOTE PAYABLE TO PARTNER

During the reorganization of the Partnership in January 2005, the Partnership issued a subordinated note payable to a partner bearing interest of 12 percent, maturing in July of 2010. The note has a face amount of $10.0 million and was issued with 430,133 Class C units of Stallion Holdings. The note balance as of December 31, 2005 was $9.61 million net of unamortized discount of approximately $358,000. Subsequent to year-end, this note was paid in full and the remaining discount was charged to interest expense.

10. CAPITAL LEASE OBLIGATIONS

The Partnership leases certain equipment which have been classified as capital leases. The aggregate cost and accumulated depreciation of assets under capital leases are as follows (in thousands):

	December 31,
	2005	2004
Vehicles	$577	$577
Workforce accommodation units	768	758
Forklifts	171	—
Trash containers	87	70

	1,603	1,405
Less: accumulated depreciation	(684)	(353)

	$919	$1,052

Depreciation for such assets is included in depreciation expense.

The following are the future minimum lease payments under the capital leases for the next five years (in thousands):

Year Ending December 31,
2006	$412
2007	229
2008	118
2009	101

Total minimum lease payments	860
Less: amount representing interest	(99)

Present value of net minimum lease payments	$761

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

11. LEASE COMMITMENTS

The Partnership leases equipment and office spaces from one related party (see Note 13) and various unrelated parties in various locations under non-cancelable operating leases. Aggregate rent expense under these operating leases and other vehicle leases charged to income was approximately $1,256,000, $569,000, and $131,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

The minimum future lease payments required under current non-cancelable operating lease agreements as of December 31, 2005, having remaining terms in excess of one year as of December 31, 2005 for each of the next five years and in the aggregate, are as follows (in thousands):

Year Ending December 31,
2006	$1,387
2007	1,051
2008	525
2009	252
2010	167

$3,382

12. INCOME TAXES

SSI, acquired in January 2005, accounts for income taxes under FASB Statement No. 109, “Accounting for Income Taxes.” Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The components of the income tax expense (benefit) are as follows (in thousands):

Year Ended December 31,
2005
Current:
Federal	$561
State	110

671
Deferred:
Federal	(73)
State	—

(73)

Total	$598

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

The difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to income before taxes for the year ended December 31, 2005, 2004, and 2003 is analyzed below:

Year Ended December 31,
2005
Statutory federal income tax rate	35.00%
Effect of state income tax, net	0.89
Partnership income tax attributable to partners	(28.80)
Effect of nondeductible expenses	0.46
Other	(0.10)

7.45%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of SSI’s deferred income taxes are as follows (in thousands):

December 31,
2005
Current deferred tax assets:
Deferred compensation	$232
Allowance for doubtful accounts	27

Total current deferred tax assets	$259

Non-current deferred tax liabilities:
Intangibles	$705
Property and equipment	584

Total non-current deferred tax liabilities	$1,289

13. RELATED PARTY TRANSACTIONS

The Partnership leases office space and vehicles from a number of related parties. Rent expense under these non-cancelable operating leases charged to income was approximately $378,000, $130,000, and $84,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Sales commissions are payable to a company owned by an employee of the Partnership for sales originating from this related entity. These commissions were charged to income and amounted to approximately $325,000, $206,000, and $113,000, for the years ended December 31, 2005, 2004 and 2003, respectively.

From time to time, the Partnership pays an entity owned by a partner for the use of a private aircraft for business-related travel. Expense paid to this related party was approximately $172,000 during 2005 and related accounts payable to this entity as of December 31, 2005 totaled $129,000. There was no use of the aircraft prior to 2005.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

14. SUPPLEMENTAL INFORMATION FOR STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
	(in thousands)
Interest paid	$3,596	$768	$385

Noncash investing and financing activities:

Accounts receivable and property and equipment purchases financed with debt and capital leases	$511	$1,707	$5,378

Conversion of notes payable into limited partner interest	$500	$—	$—

Acquisitions financed with bank debt and sellers’ notes	$—	$—	$1,950

Limited partner interest issued in connection with note payable	$430	$—	$—

Distribution payable	$786	$—	$—

15. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets.” SFAS No. 153 amends current guidance related to the exchange of non-monetary assets as per APB Opinion No. 29, “Accounting for Non-monetary Transactions,” to eliminate an exception that allowed exchange of similar non-monetary assets without determination of the fair value of those assets, and replaced this provision with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 became effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We adopted SFAS No. 153 as of January 1, 2006, with no material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, “Share-based Payment,” which revises SFAS No. 123 and supersedes APB No. 25. SFAS No. 123R will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award, with limited exceptions. The fair value of the award will be re-measured at each reporting date through the settlement date, with changes in fair value recognized as compensation expense of the period.

SFAS No. 123R requires that we use an option pricing model, adjusted for the unique characteristics of those instruments, to determine fair value as of the grant date of the stock options. SFAS No. 123R became effective for public companies as of the beginning of the fiscal year after June 15, 2005. We adopted SFAS No. 123R as of January 1, 2006, with no material impact on our financial position, results of operations or cash flows. Historically, the Partnership has not issued any equity securities in exchange for employee services.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” which requires companies to recognize a liability for the fair value of a legal obligation to perform asset-retirement activities that are conditional on a future event when the amount can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation under SFAS No. 143. FIN 47 is effective for fiscal years ending after December 15, 2005, and is not expected to materially affect our financial position or results of operations.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as those required by the issuance of new accounting pronouncements if no specific transition guidance is provided. SFAS No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted SFAS No. 154 on January 1, 2006, with no material impact on our financial position, results of operations or cash flows.

16. SUBSEQUENT EVENTS

Credit Facility

In March 2006, the Partnership executed a $215.0 million term loan B credit facility (the Facility) with UBS AG, who acted as the underwriter. The Facility included a $165.0 million term loan B (the Term Loan Facility) and up to $50.0 million in borrowing capacity under a revolving credit facility (the Revolving Credit Facility). Additionally, the Facility provides up to $20 million for the issuance of letters of credit on behalf of the Partnership. However, any outstanding letters of credit reduce the borrowing capacity under the Revolving Credit Facility. Borrowings under the Facility are secured by substantially all of the assets of the Partnership.

In connection with the execution of the Facility, the Partnership retired its existing credit facilities with Amegy Bank of Texas, N.A., Laminar Direct Capital, L.P., and certain other senior debt obligations.

The Term Loan Facility: The Term Loan Facility was provided to the Partnership in the amount of $165.0 million upon closing of the Facility on March 31, 2006 (the Funding Date). The Term Loan Facility has a term of six years from the initial Funding Date and will amortize in equal quarterly installments in an aggregate amount of 1 percent per annum of the original principal amount of the Term Loan Facility plus an annual excess cash flow payment.

The Partnership must designate the types of borrowings it wishes to make under the Term Loan Facility. Such borrowings, or tranches, can be made for periods ranging from one, two, three or six months and can be comprised of either base rate loans or Eurodollar loans, as defined in the Facility. Base rate loans accrue interest at (a) the prime rate or (b) the federal funds rate plus  1/2 of 1 percent, whichever is higher, in effect at the time of the borrowing request, plus an applicable margin of 2.25 percent. Eurodollar loans accrue interest based on an annual rate equal to LIBOR in effect at the time of the borrowing request, plus an applicable margin of 3.25 percent.

The Revolving Credit Facility: The Facility provides for a $50.0 million Revolving Credit Facility for a period of five years from the Funding Date. Borrowings under the Revolving Credit Facility, and their related interest charges, are made in the same manner as the Term Loan Facility based on whether the borrowing is a base rate loan or a Eurodollar loan. Furthermore, the Partnership must pay a commitment fee equal to 0.5 percent per annum on the average daily amount of the available revolving credit commitment.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Financial Covenants: Under the terms of the Facility, the Partnership is required to meet certain financial covenants on a quarterly reporting basis. Among other restrictions, such covenants include the maintenance of specified senior debt to EBITDA and total debt to EBITDA ratios, as well as the maintenance of sufficient levels of earnings to meet the Partnership’s required fixed charges and debt servicing obligations. If the Partnership violates any of the covenants included in the Facility, and is unable to cure such violations within the applicable time periods provided for in the Facility, all of the related debt obligations outstanding under the Facility could become immediately due and payable.

Acquisitions:

2006 Acquisitions

On January 1, 2006, the Partnership acquired the assets of Trail Blazer Hot Shot (“TB”) for total consideration of approximately $14.5 million, which consisted of approximately $13.5 million in cash, $900,000 in a note payable to seller, and deferred compensation of $150,000. With service locations in Oklahoma (Elk City, Canadian, and Chickasha), TB is a leading provider of surface equipment rental services for the major Oklahoma basins and surrounding areas. Assets include over 120 forklifts and manlifts, 38 generators, and a variety of other surface rental equipment such as pumps and heavy-duty service trucks. The purchase price allocation has not yet been finalized.

On February 15, 2006, the Partnership acquired Pioneer RSC, LP (“Pioneer”) for approximately $3.0 million in cash consideration. Headquartered in Rayne, Louisiana, Pioneer provides oilfield and industrial services such as removal of drilling waste, water treatment and solids control rentals, including “closed loop” systems. Pioneer owns a fleet of 201 units of equipment including centrifuges, shale shakers, desilters, desanders, injection systems, dozers, backhoes and excavators, as well as automobiles and pickup trucks. The purchase price allocation has not yet been finalized.

In March 2006, the Partnership acquired BLR Construction Companies, L.L.C. (“BLR”) for approximately $46.5 million in total consideration, consisting of $44.5 million in cash and $2.0 million in notes payable to sellers. BLR is a full-service contractor serving the oil, gas and petro-chemical industry since 1990. BLR provides customers with experienced personnel and high quality equipment, specializing in location construction, pipeline construction, marine services, production facility construction, crew services, heavy equipment and trucking services, remediation services, production decommissioning, and vegetation control, through its inventory of bulldozers, mats, tools and other construction-related equipment. BLR also provides inland marine well-site construction services through a fleet of crew boats, tugboats and barges. The purchase price allocation has not yet been finalized.

Also in March 2006, the Partnership acquired the assets of Oilfield Heavy Haulers, LLC (“OHH”) for total consideration of approximately $11.2 million consisting of $10.7 million in cash and a note payable to seller of $500,000. OHH provides heavy-duty drilling rig trucking and hauling services to the oilfield. OHH’s assets include a fleet of cranes, rig-hauling trucks, trailers and loaders specifically designed for the oil and gas industry. The purchase price allocation has not yet been finalized.

With the acquisition of BLR and OHH in March 2006 the Partnership began providing services to its customers through a second operating segment, “Construction and Logistics Services.” Through this segment the Partnership offers two types of services: rig hauling and wellsite construction. Rig hauling services involve the moving and rig-up/rig-down of drilling rigs and related equipment. Heavy haul trucks, trailers and cranes provide the capability of rigging-down, transporting to the next drilling location and rigging-up of the drilling rig.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Construction services represent the initial step of any new well project on land and inland marine environments. Location construction is the first step to occur after the well stake is placed marking the location for the well. In marshy areas and areas subject to greater rainfall and flooding, drilling locations require mats to maintain stability of the soil and drilling site. In addition, the Partnership also performs wellsite configuration and setup of production equipment, pipeline construction and tie-in, and location decommissioning.

Prior to these acquisitions, the Partnership operated in the “Wellsite Support Services.” The Partnership offers two types of wellsite support services: workforce accommodations and solids control. Workforce accommodations services include workforce accommodations and related services, which are designed to house various personnel on location before, during and after drilling operations. In addition to the Partnership’s workforce accommodations services, it also provides surface rental equipment including forklifts, manlifts, light plants, generators, compressors, loaders, trash containers and water systems. The Partnership provides integrated communications services with our StaRCommTM (Stallion Remote Communications) service offering. The StaRCommTM system includes a satellite communication system that provides wireless intercoms integrated with telephone, fax and internet/data services throughout the drilling location.

The Partnership acquired Rental One, LLC (“RO”) in March 2006 for a total purchase of $7.8 million, consisting of $7.6 million in cash and $240,000 in a note payable to seller. RO provides traditional surface equipment rental through a fleet of 15 workforce accommodation units, 26 water systems/tanks, four generators, 15 pumps and 19 units of other types of surface and heavy equipment for rent. The purchase price allocation has not yet been finalized.

The Partnership acquired the assets of Bowie Dozer Service, Inc. (“Bowie”) in May 2006 for a total purchase price of $11.4 million, consisting of $10.9 million in cash and $500,000 in a note payable to seller. Bowie provides location construction and heavy equipment for rig sites.

On June 30, 2006, the Partnership executed a definitive agreement to purchase all of the outstanding capital stock of Abbeville Offshore Quarters, Inc., a Louisiana corporation (“Abbeville”). Abbeville provides workforce accommodations, sewage treatment units, water tanks, generators and other rental support equipment for use in the offshore Gulf Coast oil and natural gas industry. The closing of this acquisition is subject to satisfactory completion of the Partnership’s due diligence and closing conditions. The purchase price consists of $38.0 million in cash ($1.5 million of which is held in escrow) and 6,943,000 Class C units representing limited partnership interests of Stallion Holdings. The acquisition of Abbeville would augment the Partnership’s workforce accommodations and surface equipment rental service lines.

STALLION OILFIELD SERVICES LTD.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006 AND 2005

S TALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$28,439	$982
Accounts receivable, net	37,891	22,348
Costs and estimated earnings in excess of billings on uncompleted contracts	2,541	—
Prepaid expenses	3,186	430
Deferred tax assets	281	259

TOTAL CURRENT ASSETS	72,338	24,019
PROPERTY AND EQUIPMENT, net	122,597	74,583
GOODWILL	49,535	18,625
INTANGIBLE AND OTHER ASSETS, net	13,563	5,909

TOTAL ASSETS	$258,033	$123,136

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable - trade	$7,889	$4,244
Distribution payable	786	786
Accrued expenses	9,997	5,425
Current portion of long-term debt and notes payable	3,684	11,933
Current portion of capital leases	319	393

TOTAL CURRENT LIABILITIES	22,675	22,781
LONG-TERM DEBT AND NOTES PAYABLE, net of current portion	166,858	55,101
OBLIGATIONS UNDER CAPITAL LEASES, net of current portion	301	368
DEFERRED INCOME TAX LIABILITIES	3,332	1,289

TOTAL LIABILITIES	193,166	79,539
COMMITMENTS AND CONTINGENCIES	—	—
PARTNERS’ CAPITAL	64,867	43,597

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$258,033	$123,136

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2006	2005
	(in thousands)
SERVICE REVENUE	$38,962	$10,307

OPERATING EXPENSES:
Cost of services	17,869	5,793
Selling, general and administrative	7,529	2,142
Depreciation and amortization	4,299	1,129
Loss on disposal of property and equipment	342	3

TOTAL OPERATING EXPENSES	30,039	9,067

INCOME FROM OPERATIONS	8,923	1,240
OTHER EXPENSE
Interest expense	4,097	763
Other expense	10	17

TOTAL OTHER EXPENSE	4,107	780

INCOME BEFORE INCOME TAXES	4,816	460
PROVISION FOR INCOME TAXES	911	105

NET INCOME	$3,905	$355

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

THREE MONTHS ENDED MARCH 31, 2006

	General Partner	Limited Partner	Total
	(in thousands)
Balances, January 1, 2006	$35	$43,562	$43,597
Contributions	—	17,365	17,365
Net income	—	3,905	3,905

Balance, March 31, 2006	$35	$64,832	$64,867

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2006	2005
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,905	$355
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,299	1,129
Amortization of debt issuance costs	1,358	26
Amortization of discount	358	13
Loss on disposal of property and equipment	342	3
Deferred tax benefit	65	144
Bad debt expense	220	50
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(1,445)	(839)
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,128)	—
Prepaid expenses	(1,865)	(419)
Accounts payable - trade	718	(323)
Accrued expenses	3,591	1,126

NET CASH PROVIDED BY OPERATING ACTIVITIES	10,418	1,265

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions, net of cash received	(74,097)	(26,675)
Cash paid for acquisition costs	(1,166)	(64)
Cash paid for property and equipment	(20,310)	(6,483)
Proceeds received from disposal of property and equipment	57	—

NET CASH USED IN INVESTING ACTIVITIES	(95,516)	(33,222)

CASH FLOWS FROM FINANCING ACTIVITIES
Partners’ capital contributions, net	17,365	14,691
Proceeds from partner note	—	10,000
Proceeds from long-term debt	171,000	23,750
Payment of long-term debt	(65,032)	(13,756)
Proceeds from line of credit	—	3,300
Payment on line of credit	(6,100)	(3,300)
Payment of debt issuance costs	(4,537)	(862)
Payment on capital leases	(141)	(108)

NET CASH PROVIDED BY FINANCING ACTIVITIES	112,555	33,715

NET INCREASE IN CASH	27,457	1,758
CASH AT BEGINNING OF PERIOD	982	50

CASH AT END OF PERIOD	$28,439	$1,808

See notes to consolidated financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006 AND 2005

1. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying unaudited consolidated financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all material adjustments (consisting only of normal and recurring adjustments) necessary to present a fair statement of our financial position and results of operations for the interim periods included herein have been made, and the disclosures contained herein are adequate to make the information presented not misleading. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Nature of Business: Stallion Oilfield Services Ltd. and subsidiaries (collectively the “Partnership” or “Stallion”) provide a wide range of wellsite support services and construction and logistics services to drilling contractors and oil and gas exploration and production companies, including workforce accommodation units, surface equipment rental, logistics services, solids control services and equipment, communications infrastructure and rig relocation and oilfield heavy hauling services in the drilling regions in the United States, including the Gulf Coast, South Texas, ArkLaTex, North Texas, the Mid-Continent, Permian Basin and Rocky Mountain Regions. Stallion is headquartered in Houston, Texas.

Principles of Consolidation: The consolidated financial statements include the financial statements of Stallion Oilfield Services Ltd. and its wholly owned subsidiaries. Stallion has no interest in any other organization, entity, partnership, or contract that could require any evaluation under FASB Interpretation No. 46 or Accounting Research Bulletin No. 51. All significant intercompany balances and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments: The carrying value amount of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short maturity of these instruments. The carrying amount of all debt approximates fair value because Stallion’s current borrowing rate is based on a variable market rate of interest. The Partnership has interest rate caps on LIBOR at 6.15% with notional amounts of approximately $82.5 million. The cost of the caps of approximately $183,000 is amortized as interest expense over the life of the contract, which approximates the interest method.

Goodwill: Goodwill represents the excess of costs over the fair value of net assets of acquired businesses. Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” eliminates the amortization of goodwill and other intangible assets with indefinite lives. Intangible assets with lives restricted by contractual, legal or other means will continue to be amortized over their useful lives. Goodwill acquired in a business combination is not amortized, but instead tested for impairment at least annually in the fourth quarter. Under this goodwill impairment test, if the fair value of a reporting unit does not exceed its carrying value, the excess of fair value of the reporting unit over the fair value of its net assets is considered to be the implied fair value of goodwill. If the carrying value of goodwill exceeds its implied fair value, the difference is recognized as an impairment loss. Based on its evaluation of goodwill as of December 31, 2005, the Partnership determined that goodwill was not impaired, and thus recorded no impairment charge. No events have occurred that would require a re-evaluation as of March 31, 2006.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

Impairment: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of carrying amount or the fair value less anticipated cost to sell, and they would no longer be depreciated. No impairment losses have been recorded through March 31, 2006.

Self-Insured Risk Accruals: The Partnership is partially self-insured for certain losses relating to workers’ compensation and group healthcare benefits. The Partnership maintains accruals to cover the self-insured risks, which are based on third-party data and historical claims history. BLR, a subsidiary, is the only self-insured entity in the Partnership.

Revenue Recognition: The Partnership’s revenue recognition policies are as follows:

Rental and Service Revenue

The Partnership recognizes revenue when it is realized and earned. The Partnership considers revenue to be realized and earned when services have been provided to the customer, the product has been delivered, the sales price has been fixed or determinable and collectibility is reasonable assured. Revenue from rental agreements is recognized over the rental period, and revenue from service agreements is recognized when services have been rendered. Generally services are provided over a relatively short time.

Construction Revenue

Certain of our operations recognize revenue related to wellsite construction using the percentage-of-completion method determined by the ratio of costs incurred to total estimated costs at completion. All known or anticipated losses on contracts are recognized in full when such losses become apparent.

Mobilization and Demobilization Revenue

In the Partnership’s wellsite support services segment, the Partnership charges its customers a rig-up/rig-down charge in connection with the initial setup or takedown of workforce accommodation units and for the connection or disconnection of these units to or from water, utilities, and sewer systems. Revenue related to rig-up/rig-down charges is recognized upon completion of the service.

Use of Estimates: The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the amounts of revenue and expenses recognized during the reporting period. Areas where critical accounting estimates are made by management include:

•	Depreciation and amortization of property and equipment and intangible assets,

•	Impairment of property and equipment and goodwill,

•	Allowance for doubtful accounts,

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

•	Litigation and self-insured risk reserves,

•	Fair value of assets acquired and liabilities assumed, and

•	Income taxes.

The Partnership analyzes its estimates based on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Under different assumptions or conditions, the actual results could differ, possibly materially from those previously estimated. Many of the conditions impacting these assumptions are outside of Stallion’s control.

2. ACQUISITIONS

In January 2006, the Partnership acquired certain of the assets of Trail Blazer Hot Shot (“TB”) for total consideration of approximately $14.6 million, which consisted of approximately $13.6 million in cash, $900,000 in a note payable to the seller, and deferred compensation of $162,000. TB is a provider of surface equipment rental services for the major Oklahoma basins and surrounding areas. Assets include over 120 forklifts and manlifts, 38 generators, and a variety of other surface rental equipment such as pumps and heavy-duty service trucks. A preliminary purchase price allocation has been recorded in connection with the acquisition.

On February 15, 2006, the Partnership acquired Pioneer RSC, LP (“Pioneer”) for approximately $3.0 million in cash consideration. Headquartered in Rayne, Louisiana, Pioneer provides oilfield and industrial services such as removal of drilling waste, water treatment and solids control rentals, including “closed loop” systems. Pioneer owns a fleet of 201 units of equipment including centrifuges, shale shakers, desilters, desanders, injection systems, dozers, backhoes and excavators, as well as automobiles and pickup trucks. The purchase price allocation has not yet been finalized.

In March 2006, the Partnership acquired 100% of the membership interest of the BLR Construction Companies, L.L.C. (“BLR”) for approximately $46.5 million in total consideration, consisting of $44.5 million in cash and $2.0 million in notes payable to the sellers. BLR is a full-service contractor serving the oil, gas and petro-chemical industry since 1990. BLR provides customers with experienced personnel and equipment, specializing in location construction, pipeline construction, marine services, production facility construction, crew services, heavy equipment and trucking services, solids control, remediation services, plugging and abandonment, and weed and vegetation control, through its inventory of bulldozers, mats, tools and other construction-related equipment. BLR also provides inland marine wellsite construction services through a fleet of crew boats, tugboats and barges. A preliminary purchase price allocation has been recorded in connection with the acquisition.

Also in March 2006, the Partnership acquired the assets of Oilfield Heavy Haulers, LLC (“OHH”) for total consideration of approximately $11.2 million consisting of $10.7 million in cash and a note payable to seller of $500,000. OHH provides heavy-duty drilling rig trucking and hauling services to the oilfield. OHH’s assets include a fleet of cranes, rig-hauling trucks, trailers and loaders specifically designed for the oil and gas industry. The purchase price allocation has not yet been finalized.

The Partnership acquired Rental One, LLC (“RO”) in March 2006 for a total purchase of $7.8 million, consisting of $7.6 million in cash and $240,000 in a note payable to seller. RO provides traditional surface equipment rental through a fleet of 15 rig housing units, 26 water systems/tanks, four generators, 15 pumps and 19 units of other types of surface and heavy equipment for rent. The purchase price allocation has not yet been finalized.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed during the first quarter of 2006 (in thousands):

Assets acquired:	Total
Cash	$1,423
Accounts receivable, net	14,318
Other current assets	2,304
Deferred tax asset	164
Property and equipment	33,263
Goodwill and other intangibles	33,716

Total assets acquired	85,188

Liabilities assumed:
Accounts payable	2,927
Accrued expenses	981
Deferred tax liability	2,120

Total liabilities assumed	6,028

Net assets acquired	$79,160

These acquisitions have been included in the results of operations since their respective dates of acquisition. The following table provides pro forma information related to the acquisitions of TB and BLR assuming each acquisition occurred January 1, 2005 (in thousands):

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
Revenue	$48,645	$18,725
Net income	3,128	(899)

To calculate the pro forma amounts for the three months ended March 31, 2006 and 2005, the Partnership used the internal financial statements of BLR and TB for the periods prior to acquisition. Stallion does not believe the pro forma effect of the other acquisitions is material.

The combined results of operations of the acquired businesses have been adjusted to reflect additional depreciation of fixed assets and amortization of intangible assets subject to amortization. The Partnership estimated the remaining useful lives and salvage values of all acquired assets and depreciated those assets over those useful lives using policies that were consistently applied.

Pro forma interest expense was calculated on notes payable to the sellers of acquired businesses and draws on the Partnership’s available line of credit at rates ranging from 6.25% to 7.95% assuming that the businesses were acquired on January 1, 2005.

Although we believe the accounting policies and procedures we used to prepare the pro forma results are reasonable, these pro forma results do not purport to be indicative of the actual results which would have been achieved had the acquisition been consummated on January 1, of the respective year, and are not intended to be a projection of future results.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

3. PROPERTY AND EQUIPMENT

Major classifications and estimated depreciable lives of property and equipment are as follows (in thousands):

	Estimated Life	March 31, 2006	December 31, 2005
Rental equipment	3-20 years	$105,575	$67,381
Auto and trucks	1-5 years	20,218	11,537
Office buildings	4-15 years	1,554	279
Computer equipment and software	3-4 years	1,212	915
Furniture and fixtures	4 years	804	614
Leasehold improvements	3-5 years	781	419
Office equipment and furniture	3-5 years	675	150

		130,819	81,295
Less: accumulated depreciation		(13,300)	(9,494)

		117,519	71,801
Assets not yet placed in service		4,410	2,782
Land		668	—

		$122,597	$74,583

Depreciation expense for the three months ended March 31, 2006 and 2005 was approximately $3.8 million and $1.0 million, respectively.

4. INTANGIBLE AND OTHER ASSETS

Intangible and other assets are summarized as follows (in thousands):

	March 31, 2006	December 31, 2005

Intangible assets not subject to amortization:
SSI trade name	$500	$500
Intangible assets subject to amortization:
Non-compete agreements	3,952	1,596
Customer lists	5,556	3,200
Debt issuance costs	4,741	1,545
Consulting agreement	96	96

	14,345	6,437
Less: accumulated amortization	(1,282)	(1,028)

	13,063	5,409

Total intangible assets	$13,563	$5,909

Amortization expense was $458,000 and $115,000 for the three months ended March 31, 2006 and 2005, respectively.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

5. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Accounts receivable consisted of the following (in thousands):

	March 31, 2006	December 31, 2005

Billed accounts receivable	$30,872	$21,454
Unbilled receivables	7,639	1,122
Other receivables	90	45

	38,601	22,621
Less: allowance for doubtful accounts	(710)	(273)

Net trade receivables	$37,891	$22,348

Accrued liabilities consisted of the following (in thousands):

	March 31, 2006	December 31, 2005

Accrued payroll and payroll taxes	$1,607	$750
Accrued bonuses	2,339	798
Accrued federal and state income taxes	1,224	795
Accrued interest	1,013	403
Accrued insurance	1,059	544
Other accrued expenses	2,755	2,135

Total accrued expenses	$9,997	$5,425

6. LONG-TERM DEBT AND NOTES PAYABLE

On March 28, 2006 the Partnership amended and restated its existing secured credit facility (as amended and restated, the “Credit Agreement”) with UBS AG, Stamford Branch as Issuing Bank, Administrative Agent and Collateral Agent (“UBS AG”) and certain other financial institutions. The Credit Agreement provides for a $165 million term loan (the “Term Loan Facility”) that will mature on March 1, 2012, and up to $50 million in borrowing capacity under a revolving credit facility (the “Revolving Credit Facility”) that will mature on March 1, 2011. The Credit Agreement also provides up to $20 million for the issuance of letters of credit. Any outstanding letters of credit reduce borrowing capacity under the Revolving Credit Facility.

Subject to certain limitations, the Partnership has the ability to elect how interest under the Credit Agreement will be computed. Interest under the Credit Agreement may be determined by reference to (1) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 2.75 percent and 3.25 percent depending on the credit rating of commitments under the Credit Agreement, or (2) the greater of (a) the base rate charged by UBS AG and (b) the Federal Funds Rate, plus 0.5 percent, plus an applicable margin between 1.75 percent and 2.25 percent depending on the credit rating of commitments under the Credit Agreement. If an event of default exists under the Credit Agreement, advances will bear interest at the then applicable rate plus 2 percent. Interest is payable quarterly in arrears for base rate loans and at the end of the applicable interest periods for LIBOR loans.

All of the Partnership’s obligations under the Credit Agreement are secured by first priority security interests on substantially all assets of the Partnership. Additionally, all of the Partnership’s subsidiaries have guaranteed our obligations under the Credit Agreement.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

The Credit Agreement contains various standard covenants that place limits on the operation of the Partnership. Some of these covenants require the Partnership and its subsidiaries, on a consolidated basis, to maintain specific ratios or conditions as follows (with such ratios tested at the end of each fiscal quarter):

•	maintain a maximum total leverage ratio of 4.25 to 1.0 between April 1, 2006 and December 31, 2006; 4.00 to 1.0 between January 1, 2007 and December 31, 2007; 3.75 to 1.0 between January 1, 2008 and December 31, 2008; and, 3.50 to 1.0 for all periods thereafter;

•	maintain a maximum senior leverage ratio of 3.5 to 1.0 between April 1, 2006 and December 31, 2006; 3.25 to 1.0 between January 1, 2007 and December 31, 2007; 3.00 to 1.0 between January 1, 2008 and December 31, 2008; and, 2.75 to 1.0 for all periods thereafter;

•	maintain a minimum interest coverage ratio of 3.0 to 1.0 for the term of the Credit Agreement; and,

•	maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 between April 1, 2006 and December 31, 2006 and 1.15 to 1.0 for all periods thereafter.

Under the Credit Agreement, the Partnership is permitted to prepay certain borrowings. In addition, the Credit Agreement requires the Partnership to make prepayments in certain situations.

If an event of default exists under the Credit Agreement, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and they may exercise other rights and remedies. While an event of default is continuing, advances will bear interest at the then applicable rate plus 2 percent. As of March 31, 2006, the Partnership was in compliance with all of its debt covenants.

For the three months ended March 31, 2006 and 2005, our weighted average interest rate on outstanding borrowings was approximately 7.55 percent and 6.02 percent, respectively.

Long-term debt and notes payable consists of the following (in thousands):

	March 31, 2006	December 31, 2005
Term Loan pursuant to Credit Agreement	$165,000	$52,316
Note payable to a partner	—	9,642
Notes payable to sellers of acquired businesses	5,542	3,509
Other notes payable	—	1,567

	170,542	67,034
Less: current maturities	(3,684)	(11,933)

	$166,858	$55,101

Notes payable to sellers of acquired businesses includes a note payable of $900,000 that is due in 50 monthly installments of $18,000 plus interest at 7 percent beginning February 1, 2006 through March 1, 2010. The note payable is subordinate to the Partnership’s bank debt. Total principal outstanding as of March 31, 2006 was $864,000.

Additionally notes payable to the sellers of acquired businesses also includes notes totaling $2.0 million that are due in 36 monthly installments totaling $55,554 plus interest at 7.5 percent beginning March 1, 2006 through February 28, 2009. These notes payable are also subordinate to the Partnership’s bank debt. Total principal outstanding as of March 31, 2006 was $1.94 million.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

At December 31, 2005 notes payable to the sellers of acquired businesses also included two unsecured subordinated convertible notes payable to the sellers of acquired businesses of approximately $975,000 bearing interest at 7 percent as of December 31, 2005. The notes and related interest were payable in monthly installments of approximately $16,250 maturing January 2009. Under the terms of the note agreements, 50 percent of the unpaid principal balances and any accrued interest thereon became convertible into Class C units of Stallion Holdings at the option of the note holder. This conversion option expires on January 31, 2007. All amounts outstanding were paid in full in January 2006.

As part of the reorganization of the Partnership in January 2005, the Partnership issued a subordinated note payable to a partner bearing interest of 12 percent, maturing in July of 2010. The note had a face amount of $10.0 million and was issued with 430,133 C units of Stallion Holdings. The note balance as of December 31, 2005 was $9.61 million net of unamortized discount of approximately $358,000. This note was paid in full and the remaining discount was charged to interest expense in March 2006.

7. CAPITAL LEASE OBLIGATIONS

The Partnership leases certain equipment which has been classified as capital leases. The aggregate cost and accumulated depreciation of assets under capital leases are as follows (in thousands):

	March 31, 2006	December 31, 2005
Workforce accommodation units	$768	$768
Vehicles	577	577
Forklifts	171	171
Trash containers	87	87

	1,603	1,603
Less: accumulated depreciation	(765)	(684)

	$838	$919

Depreciation for such assets is included in depreciation expense.

8. LEASE COMMITMENTS

The Partnership leases equipment and office spaces from a related party (see Note 10) and various unrelated parties in various locations under non-cancelable operating leases. Aggregate rent expense under these operating leases and other vehicle leases charged to income was approximately $37,000 and $59,000 for the three months ended March 31, 2006 and 2005, respectively.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

9. INCOME TAXES

Certain subsidiaries of the Partnership are ‘C’ corporations and are subject to federal and state income taxes. Those subsidiaries account for income taxes in accordance with the asset and liability approach prescribed by SFAS No. 109. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company’s income tax (benefit) provision attributable to income before income tax consisted of the following (in thousands):

	Three Months Ended March 31,
	2006	2005
Current:
U.S. federal	$830	$(32)
State	146	(7)

Total current	976	(39)

Deferred:
U.S. federal	(57)	128
State	(8)	16

Total deferred	(65)	144

	$911	$105

The difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to income before income tax for the three months ended March 31, 2006 and 2005 is analyzed below:

	Three Months Ended March 31,
	2006	2005
Statutory federal income tax rate	35.00%	35.00%
Effect of state income tax, net	1.98%	1.86
Partnership income tax attributable to partners	(18.63)%	(16.58)
Effect of nondeductible expenses	0.73%	3.24
Other	(0.16)%	(0.76)

	18.92%	22.77%

In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

Deferred tax assets and liabilities are classified as current or non-current according to the classification of the related asset or liability for financial reporting purposes. The components of the net deferred tax asset (liability) were as follows (in thousands):

	March 31, 2006	December 31, 2005
Deferred tax assets:
Deferred Compensation	$70	$232
Bad Debt Reserves	101	27
Accrued bonuses	30	—
Estimated insurance claims	80	—

	$281	$259

Deferred tax liabilities:
Property, plant and equipment	2,486	584
Intangibles	667	705
Prepaid insurance and other	179	—

	$3,332	$1,289

In connection with the conversion of the partnership to a corporation organized under Subchapter C of the Internal Revenue Code, the entire consolidated group will become a taxpaying entity. Prior to this, the Partners of the Partnership were responsible for reporting and paying their respective share of income tax liability. The amounts attributable to the partnership are disclosed above in the statutory rate reconciliation.

10. RELATED PARTY TRANSACTIONS

Stallion leases an industrial facility in Alice, Texas from Q2 Rentals; a company owned and operated by the father of the Chief Executive Officer, President and Chairman of the board of directors, for approximately $90,000 per year. Pursuant to an informal arrangement the Partnership also leases a houseboat and certain other recreational boats in coastal Louisiana on a month-to-month basis from this same company in exchange for paying certain operating costs of the boats. During the three months ended March 31, 2006 and 2005, the Partnership paid operating expenses totaling approximately $33,000 and $37,000, respectively, on behalf of Q2 Rentals.

In addition, the Partnership leases certain chartered aircraft from Permian Mud Service and Champ Air. Stallion shares in the operating expenses and pays direct expenses of approximately $600,000 annually. Permian Mud Service and Champ Air are also owned and operated by the father of the Chief Executive Officer, President and Chairman of the board of directors. Stallion accrued $150,000 related to the amounts due Permian Mud Service and Champ Air during the three months ended March 31, 2006. During the three months ended March 31, 2005, the Partnership did not incur any expense related to Permian Mud or Champ Air. The term of the lease for this plane will expire on December 31, 2006, but will continue on a month-to-month basis thereafter.

Stallion also leases an aircraft from Rivers Aviation in connection with the performance of the duties of the division manager of the solids control service line. The Partnership is required to pay Rivers Aviation approximately $20,000 per month. Rivers Aviation is owned by the division manager of the solids control service line. The Partnership accrued $60,000 related to the amounts due Rivers Aviation during the three months ended March 31, 2006. During the three months ended March 31, 2005, the Partnership did not incur any expense

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

related to Rivers Aviation. The partnership leases this plane on a month-to-month basis and the lease is cancellable by either party with 30 days notice.

It is customary for the Partnership to lease real property from the former owners of acquired businesses. It is typical for many of these former owners to also be employed by the Partnership. Thus, Stallion and certain of its employees may be parties to leases relating to real property.

11. SUPPLEMENTAL INFORMATION FOR STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2006	2005
	(in thousands)
Interest paid	$1,719	$287

Noncash investing and financing activities:
Accounts receivable and property and equipment purchases financed with debt and capital leases	$—	$427

Conversion of notes payable into limited partner interest	$—	$500

Limited partner interest issued in connection with note payable	$—	$430

12. BUSINESS SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131 “Disclosure about Segments of an Enterprise and Related Information” establishes standards for the reporting of information about operating segments, products and services, geographic area and major customers. The method of determining what information to report is based on the way management organizes the operating segments within the Partnership for making operational decisions and assessments of financial performance. The Partnership evaluates performance and allocates resources based on net income (loss) before interest, income taxes and depreciation and amortization (“EBITDA”). The calculation of EBITDA should not be viewed as a substitute to calculations under GAAP, in particular not net income (loss). EBITDA as calculated by the Partnership may not be comparable to another entity.

As of March 31, 2006, the Partnership provided its services through two operating segments to customers to support its operations before, during and after drilling operations. Prior to the acquisition of BLR in March 2006, the Partnership operated in only one segment. The following is a description of operating segments as of March 31, 2006:

WellSite Support Services. The Partnership offers two types of wellsite support services: workforce accommodation and solids control. Workforce accommodation services include workforce accommodation and related services, which are designed to house various personnel on location before, during and after drilling operations. In addition to workforce accommodation services, the Partnership also provides surface rental equipment including forklifts, manlifts, light plants, generators, compressors, loaders, trash containers and water systems. Integrated communications services are provided with the StaRCommTM (Stallion Remote Communications) service offering. The StaRComm system includes a satellite communication system that provides wireless intercoms integrated with telephone, fax and internet/data services throughout the drilling location.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

Construction and Logistics Services. Through the construction and logistics services segment the Partnership offers two types of services: rig hauling and wellsite construction. Rig hauling services involve the moving and rig-up/rig-down of drilling rigs and related equipment. Heavy haul trucks, trailers and cranes provide the capability of rigging-down, transporting to the next drilling location and rigging-up of the drilling rig. The Partnership provides construction services as the initial step of any new well project on land and inland marine environments. Location construction is the first step to occur after the well stake is placed marking the location for the well. In marshy areas and areas subject to greater rainfall and flooding, drilling locations require mats to maintain stability of the soil and drilling site. In addition, it also performs wellsite configuration and setup of production equipment, pipeline construction and tie-in, and location decommissioning.

Corporate expenses include general corporate expenses associated with managing all reportable operating segments. Corporate assets consist principally of working capital and debt financing costs.

The following table sets forth certain financial information with respect to reportable segments for the three months ended March 31, 2006 and 2005 (in thousands):

	Well Site Support Services	Construction and Logistics	Corporate and Eliminations	Total
2006:
Revenue	$32,917	$6,045	$—	$38,962
Cost of services	14,423	3,446	—	17,869
Segment operating profit	10,856	1,533	(3,466)	8,923
Segment EBITDA	13,974	2,017	(2,779)	13,212
Depreciation and amortization	3,118	485	696	4,299
Capital expenditures (1)	13,711	6,446	153	20,310
Identifiable assets	154,807	71,215	32,011	258,033

2005:
Revenue	$10,307	$—	$—	$10,307
Cost of services	5,793	—	—	5,793
Segment operating profit	2,514	—	(1,274)	1,240
Segment EBITDA	3,592	—	(1,241)	2,351
Depreciation and amortization	1,078	—	51	1,129
Capital expenditures (1)	6,481	—	—	6,481
Identifiable assets	64,092	—	1,933	66,025

(1) Excludes acquisitions

Stallion has identified its reportable segments to be wellsite support services and construction and logistics services, with goodwill allocated to each reportable segment as of March 31, 2006 of $25.4 million and $24.1 million, respectively. The change in total goodwill from December 31, 2005 to March 31, 2006 results from acquisitions made during the first three months of 2006.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

The following table summarizes the changes in the carrying amount of goodwill by segment for segment for the three-year period ended December 31, 2005 (in thousands):

	Well Site Support Services	Construction and Logistics	Total
Balance January 1, 2003	$—	$—	$—
2003 acquisitions	6,444	—	6,444

Balance December 31, 2003	6,444	—	6,444
2004 acquisitions	—	—	—

Balance December 31, 2004	6,444	—	6,444
2005 acquisitions	12,181	—	12,181

Balance December 31, 2005	18,625	—	18,625
2006 acquisitions	6,801	24,109	30,910

Balance March 31, 2006	$25,426	$24,109	$49,535

13. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets.” SFAS No. 153 amends current guidance related to the exchange of non-monetary assets as per APB Opinion No. 29, “Accounting for Non-monetary Transactions,” to eliminate an exception that allowed exchange of similar non-monetary assets without determination of the fair value of those assets, and replaced this provision with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 became effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We adopted SFAS No. 153 as of January 1, 2006, with no material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, “Share-based Payment,” which revises SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R will require us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award, with limited exceptions. The fair value of the award will be re-measured at each reporting date through the settlement date, with changes in fair value recognized as compensation expense of the period. SFAS No. 123R requires that we use an option pricing model, adjusted for the unique characteristics of those instruments, to determine fair value as of the grant date of the stock options. SFAS No. 123R became effective for public companies as of the beginning of the fiscal year after June 15, 2005. We adopted SFAS No. 123R as of January 1, 2006, with no material impact on our financial position, results of operations or cash flows. Historically, the Partnership has not issued any equity securities in exchange for employee services.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” which requires companies to recognize a liability for the fair value of a legal obligation to perform asset-retirement activities that are conditional on a future event when the amount can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation under SFAS No. 143. FIN 47 is effective for fiscal years ending after December 15, 2005, and is not expected to materially affect our financial position or results of operations.

STALLION OILFIELD SERVICES LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

MARCH 31, 2006 AND 2005

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as those required by the issuance of new accounting pronouncements if no specific transition guidance is provided. SFAS No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted SFAS No. 154 on January 1, 2006, with no material impact on our financial position, results of operations or cash flows.

14. SUBSEQUENT EVENTS

The Partnership acquired the assets of Bowie Dozer Service, Inc. (“Bowie”) in May 2006 for a total purchase price of $11.4 million, consisting of $10.9 million in cash and $500,000 in a note payable to seller. Bowie provides location construction and heavy equipment for rig sites.

On June 30, 2006, the Partnership executed a definitive agreement to purchase all of the outstanding capital stock of Abbeville Offshore Quarters, Inc., a Louisiana corporation (“Abbeville”). Abbeville provides workforce accommodations, sewage treatment units, water tanks, generators and other rental support equipment for use in the offshore Gulf Coast oil and natural gas industry. The closing of this acquisition is subject to satisfactory completion of the Partnership’s due diligence and closing conditions. The purchase price consists of $38.0 million in cash ($1.5 million of which is held in escrow) and 6,943,000 Class C units representing limited partnership interests of Stallion Holdings. The acquisition of Abbeville would augment the Partnership’s workforce accommodations and surface equipment rental service lines.

BLR CONSTRUCTION COMPANIES, L.L.C.

AND AFFILIATE

AUDITED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

FOR THE YEAR ENDED

DECEMBER 31, 2005

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Certified Public Accountants
100 Petroleum Drive, 70508
JOHN W. WRIGHT, CPA*	P. O. Box 80569 • Lafayette, Louisiana 70598-0569
JAMES H. DUPUIS, CPA, CFP*	(337) 232-3637 • FAX (337) 235-8557	CHRISTINE R. DUNN, CPA
JOE D. HUTCHINSON, CPA*	www.wmddh.com	ANDRE D. BROUSSARD, CPA
JAN H. COWEN, CPA*		MARY PATRICIA KEELEY, CPA
LANCE E. CRAPPELL, CPA*		KRISTIE C. BOUDREAUX, CPA
PAT BAHAM DOUGHT, CPA*		BRIDGET B. TILLEY, CPA, MT
MICAH R. VIDRINE, CPA*		DAMIAN H. SPIESS, CPA, CFP
TRAVIS M. BRINSKO, CPA*		TASHA A. RALEY, CPA
RICK STUTES, CPA, CVA		PATRICK WAGUESPACK, CPA
CHIP CANTRELL, CPA
* A PROFESSIONAL CORPORATION		DANE P. FALGOUT, CPA
ROBIN G. STOCKTON, CPA
RETIRED
M. TROY MOORE, CPA*
MICHAEL G. DeHART, CPA, CVA, MBA*

Independent Auditors’ Report

To the Board of Directors

BLR Construction Companies, L.L.C.

Duson, Louisiana

We have audited the accompanying combined balance sheet of BLR Construction Companies, L.L.C. as of December 31, 2005, and the related combined statements of income, members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BLR Construction Companies, L.L.C. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

March 17, 2006

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

COMBINED BALANCE SHEET

DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash	$184,048
Cash—restricted	623,008
Accounts receivable
Trade (net of allowance for doubtful accounts of $210,000)	11,202,726
Other	4,446,779
Interest receivable	126,703
Prepaid expenses	234,857
Due from members	1,186,667
Due from affiliates	325,093

TOTAL CURRENT ASSETS	18,329,881

PROPERTY AND EQUIPMENT
Vehicles	1,537,202
Buildings and improvements	1,232,403
Machinery and equipment	6,332,109
Furniture and fixtures	155,303
Mats	12,262,559
Land	49,987

TOTAL	21,569,563
Less: Accumulated depreciation	7,127,688

PROPERTY AND EQUIPMENT—NET	14,441,875

OTHER ASSETS
Deposits	1,234

TOTAL ASSETS	$32,772,990

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$5,683,712
Notes payable	6,757,139
Current maturities of long-term debt	3,269,529
Current maturities of capital lease obligation	7,216
Interest payable	36,302
Accrued expenses and other current liabilities	2,507,715

TOTAL CURRENT LIABILITIES	18,261,613

LONG-TERM LIABILITIES
Long-term debt, less current maturities	3,446,834
Capital lease obligation, less current maturities	32,649

TOTAL LONG-TERM LIABILITIES	3,479,483

MEMBERS’ EQUITY	11,031,894

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$32,772,990

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES	$39,630,002

COST OF REVENUES
Depreciation	4,556,234
Labor and related costs	7,261,103
Materials and supplies	5,006,038
Rent	8,405,047
Other costs	3,680,723

TOTAL COST OF REVENUES	28,909,145

GROSS PROFIT	10,720,857

OPERATING EXPENSES
General and administrative expenses	6,327,842
Depreciation	39,332

TOTAL OPERATING EXPENSES	6,367,174

OPERATING INCOME	4,353,683

OTHER INCOME (EXPENSE)
Gain on sale of assets	245,403
Interest income	105,659
Interest expense	(672,358)
Loss on investment	(30,000)
Miscellaneous	18,908

TOTAL OTHER INCOME (EXPENSE)	(332,388)

INCOME BEFORE INCOME TAXES	4,021,295

INCOME TAX BENEFIT
Deferred	909,343

NET INCOME	$4,930,638

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

MEMBERS’ EQUITY AT DECEMBER 31, 2004	$4,601,256

ADDITIONS (DEDUCTIONS)
Net income	4,930,638
Contributions	1,500,000

MEMBERS’ EQUITY AT DECEMBER 31, 2005	$11,031,894

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,930,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,595,566
Gain on sale of assets	(245,403)
Loss on investment	30,000
Deferred income taxes	(909,343)
Changes in assets and liabilities:
Accounts receivable	(8,614,555)
Income tax refund receivable	7,167
Due from affiliates	(13,157)
Prepaid expenses	(24,258)
Accounts payable	3,543,308
Income taxes payable	(28,847)
Interest payable	17,970
Accrued expenses and other current liabilities	1,278,968

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,568,054

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	627,025
Purchases of property and equipment	(3,074,774)
Interest receivable	(126,703)
Due from members	(259,988)
Deposits	(934)

NET CASH USED IN INVESTING ACTIVITIES	(2,835,374)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	155,119
Net borrowing on lines of credit	1,636,543
Repayment of debt and capital lease obligation	(3,060,793)

NET CASH USED IN FINANCING ACTIVITIES	(1,269,131)

NET INCREASE IN CASH	$463,549

CASH AT BEGINNING OF YEAR	343,507

CASH AT END OF YEAR	$807,056

ADDITIONAL CASH FLOW DISCLOSURES
Cash paid during the year for:
Interest	$653,699

Income taxes	$28,847

Non cash investing and financing activities
Equipment purchased under installment note obligations and capital leases	$6,514,772

Capital contribution financed through due from member	$1,500,000

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

Effective January 1, 2005, BLR Construction Company, Inc., BLR Crewboats, Inc., BLR Marine Services, Inc., BLR Roustabout, Inc., and Louisiana Pipeline and Construction Co., Inc. merged to form BLR Construction Companies, L.L.C. The newly formed company was organized in the state of Louisiana on January 1, 2005. The Company is engaged in various enterprises including oilfield construction, pipeline construction, crewboat and tugboat rentals, and contract labor. The Company operates in the Southern United States.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying financial statements for the year ended December 31, 2005 include the combined accounts of BLR Construction Companies, L.L.C. and its affiliate, LPCC, Inc., collectively referred to as “the Company”. All material intercompany balances and transactions have been eliminated in the combination.

Property and Equipment: Property and equipment are stated at cost. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation is provided utilizing the straight-line method. Depreciation expense amounts to $4,595,566 for the year ended December 31, 2005.

Use of Estimates: The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Flows: For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable: Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus receivables do not bear interest, although a finance charge may be applied to amounts past due. The Company generally does not require collateral, and the majority of its trade receivables are unsecured. Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition, and are charged against allowance for doubtful accounts when they are deemed uncollectible.

Advertising: Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense was $73,284 for the year ended December 31, 2005.

Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk include cash and receivables. Concentration of credit risk with respect to receivables is limited due to the Company’s large number of customers. However, at December 31, 2005, a customer comprised approximately 11% of total receivables. The Company maintains cash accounts at several institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. At December 31, 2005, the Company exceeded the insured limit by $67,052.

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 3: NOTES PAYABLE—SHORT TERM

Notes payable at December 31, 2005 consist of the following:

Regions Bank, $4,000,000 line of credit, due March 23, 2006, interest rate LIBOR + 3.00%, currently at 7.37%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	$3,902,619
Regions Bank, $1,500,000 line of credit, due March 23, 2006, interest rate LIBOR + 3.00%, currently at 7.37%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	920,654
Regions Bank, $740,000 line of credit, due April 12, 2006, interest rate LIBOR + 3.50%, currently at 7.87%, secured by accounts receivable, equipment, real estate, and guaranty of stockholders	740,000
Regions Bank, $1,000,000 line of credit, due October 12, 2006, interest rate LIBOR + 3.50%, currently at 7.87%, secured by accounts receivable, equipment, real estate, and guaranty of stockholders	17,600
AICCO, Inc., $149,119 note dated April 29, 2005, due January 1, 2006, interest rate 7.25%, payable in monthly installments of $15,412, secured by insurance policy	15,319
AICCO, Inc., $6,000 note dated July 27, 2005, due January 1, 2006, interest rate 7.25%, payable in monthly installments of $1,229, secured by insurance policy	1,219
Duphil, $636,000 note dated February 16, 2005, due February 16, 2006, interest rate 6.00%, payable in monthly installments of $54,738, unsecured	162,586
Duphil, $158,710 note dated November 11, 2005, due January 29, 2006, no interest, payable in monthly installments of $52,903, unsecured	105,807
Duphil, $513,960 note dated October 31, 2005, due October 30, 2006, interest rate 6.00%, payable in monthly installments of $44,235, unsecured	472,295
Duphil, $419,040 note dated December 9, 2005, due December 9, 2006, interest rate 8.00%, payable in monthly installments of $29,161, unsecured	419,040

Total	$6,757,139

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 4: LONG-TERM DEBT

Notes payable at December 31, 2005 consist of the following:

CNH Credit, notes dated November 30, 2000 to December 1, 2005, for various amounts, due January 1, 2006 to December 1, 2010, payable in monthly installments of $989 to $2,817, interest rate 4.90% to 8.10%, secured by equipment	$522,005
Caterpillar Finance, notes dated August 6, 2004 to July 25, 2005, for various amounts, due July 28, 2009 to August 6, 2009, payable in monthly installments of $3,371 to $3,901, interest rate 5.98% to 6.76%, secured by equipment	282,094
Chase, notes dated May 9, 2005 to October 31, 2005, for various amounts, due May 9, 2008 to November 5, 2008, payable in monthly installments of $567 to $1,180, interest rate 6.39% to 7.99%, secured by vehicles	121,469
CIT, $93,487 note, dated January 11, 2005, due February 14, 2010, payable in monthly installments of $1,717, interest rate 3.90%, secured by equipment	77,682
Duphil, notes dated December 1, 2004 to December 22, 2005, for various amounts, due May 1, 2006 to June 22, 2007, payable in monthly installments of $29,783 to $87,348, interest rate 6.00% to 8.00%, unsecured	1,144,535
Ford Motor Credit, notes dated October 6, 2003 to August 9, 2005, for various amounts, due October 20, 2006 to April 14, 2010, payable in monthly installments of $486 to $940, interest rate 3.90% to 7.99%, secured by vehicles	211,218
GMAC, notes dated August 25, 2004 to August 26, 2004, for various amounts, due August 25, 2007, payable in monthly installments of $669 to $880, interest rate 8.74%, secured by vehicles	44,759
Gulf Coast Bank, $28,233 note dated October 31, 2005, due November 5, 2008, payable in monthly installments of $876, interest rate 7.25%, secured by vehicles	27,529
Iberia Bank, notes dated January 11, 2005 to August 12, 2005, for various amounts, due January 10, 2008 to August 12, 2008, payable in monthly installments of $670 to $779, interest rate 5.85% to 6.59%, secured by vehicles	92,504
Kubota Credit, notes dated August 29, 2005 to September 20, 2005, for various amounts, due August 29, 2008 to September 20, 2008, payable in monthly installments of $1,341 to $1,760, no interest, secured by equipment	100,583
Midsouth National Bank, notes dated August 22, 2003, for various amounts, due August 25, 2006, payable in monthly installments of $553 to $833, interest rate 5.75%, secured by vehicles	10,777
US Bank, notes dated December 7, 2005 to December 21, 2005, for various amounts, due December 7, 2009 to December 21, 2009, payable in monthly installments of $1,009 to $1,020, interest rate 7.65%, secured by vehicles	125,305
Regions Bank, notes dated October 6, 2003 to October 12, 2005, for various amounts, due December 5, 2006 to October 12, 2012, payable in monthly installments of $569 to $46,217, interest rate LIBOR + 3.00% to 6.05%, secured by accounts receivable, equipment, real estate, guaranty of stockholders, trailer, and vehicles	3,955,903

6,716,363
Less: Current portion	3,269,529

Long-Term portion	$3,446,834

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Annual maturities of long-term debt during each year ended December 31 are as follows:

2006	$3,269,529
2007	1,592,795
2008	910,295
2009	545,207
2010	152,566
Later	245,971

Total	$6,716,363

At December 31, 2005, the Company has available approximately $1,659,127 of unused lines of credit with Regions Bank to be drawn upon. The interest rates on the lines of credit range from LIBOR + 3.00% to LIBOR + 3.50%.

On January 10, 2006, the $4,000,000 line of credit with Regions Bank was increased to $7,000,000.

NOTE 5: MAJOR CUSTOMER

Sales to customers for the year ended December 31, 2005, which amounted to 10% or more of the Company’s revenues are as follows:

	Total Amount	% of Total Revenue
Customer A	$4,532,780	11.50%

NOTE 6: 401(k) PLAN

The Company contributes to a 401(k) plan that is a qualified plan under the Employees Retirement Income Security Act of 1974. All employees who are at least 21 years old and have at least three months of service at the end of each calendar quarter are eligible to participate in the plan. The Company matches one-half of employee contributions up to 3% of compensation. For the year ended December 31, 2005, the Company made matching contributions of $35,163 to the plan.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company engaged in transactions during the year with members and the following related companies:

Rental One, L.L.C.

NJM Technology, L.L.C.

Flow Chem Technologies, L.L.C.

Oilfield Heavy Haulers, L.L.C.

These transactions resulted in the following amounts that are included in the financial statements for the year ended December 31, 2005.

Accounts receivable	$14,529
Interest receivable	126,703
Due from members	1,186,667
Due from affiliates	325,093
Accounts payable	838,595
Revenues	44,555
Cost of revenues	1,222,896
Interest expense	21,717
Rent expense	36,000

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 8: INVESTMENT

At December 31, 2004, the Company’s investment consisted of a six percent working interest in an oil well. During 2005, the investment became totally impaired and has been written down to its estimated realizable value. The amount of the write-down of $30,000 has been charged to loss on investment, which is shown in other income on the income statement.

NOTE 9: RENTALS UNDER OPERATING LEASES

The Company leases vehicles and equipment under operating leases expiring in various years through 2010. Future minimum lease payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2005 are:

Year Ending December 31,	Amount
2006	$294,103
2007	219,840
2008	138,005
2009	123,800
2010	115,799

$891,547

Rent expense relating to these leases was $203,156 for the year ended December 31, 2005.

NOTE 10: CAPITAL LEASE

The Company became the lessee of a telephone system under a capital lease expiring on June 1, 2010. The asset and liability is recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is depreciated over the lower of the related lease term or its estimated productive life. Depreciation of the asset under capital lease amounts to $2,161 and is included in depreciation expense for the year ended December 31, 2005.

Following is a summary of property held under capital lease:

Furniture and fixtures	$43,225
Less: Accumulated depreciation	(2,161)

$41,064

Minimum future lease payments under capital leases as of December 31, 2005 are as follows:

2006	$11,345
2007	11,345
2008	11,345
2009	11,345
2010	5,673
Less: Amounts representing interest	(11,188)

Present value of minimum lease payments	$39,865

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 11: INCOME TAXES

Prior to the merger and reorganization effective January 1, 2005, the Companies operated as C corporations. Effective January 1, 2005, the Company reorganized as a limited liability company and, with the consent of its members, has elected under the Internal Revenue Code to be taxed as an S Corporation. As an S Corporation, the members are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its members.

As a result of this election, the Company will not incur any additional income tax obligations, and future financial statements will not include a provision for income taxes. Prior to the change to S Corporation status, income taxes currently payable and deferred income taxes were recorded in the Company’s financial statements.

The provision for income taxes consists of the following:

Deferred	$909,343

All of the deferred income tax provisions in 2005 relate to the elimination of the deferred tax liability of $909,343 at the date the election for the change to Subchapter S Status was filed.

NOTE 12: COMMITMENTS AND CONTINGENCIES

Insurance Program: The Company self-insures for business automobile liability, commercial general liability and worker’s compensation. Under the self-insured plan, the Company is liable for the first $50,000 of claims per occurrence. Claims in excess of $50,000 are covered by an excess liability policy. The plan provides for aggregate protection by establishing an aggregate loss fund based on incurred payroll. The aggregate loss fund totalled $623,008 at December 31, 2005 and is shown as restricted cash on the balance sheet. A self-insurance reserve for claims payable totalled $198,162 at December 31, 2005 and is shown as accrued expenses and other current liabilities on the balance sheet.

Litigation: The Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 13: SUBSEQUENT EVENT

On February 7, 2006, the owners of BLR Construction Companies, L.L.C. entered into an agreement with Stallion Oilfield Services, LTD to sell their membership interests in the Company. On February 28, 2006, the change in ownership became effective. LPCC, Inc., an affiliate of BLR Construction Companies, L.L.C., was excluded from the transaction.

The Company entered into a three year employment agreement with its CEO on January 1, 2005, which provides for certain compensation upon the sale of the Company. At February 28, 2006, the Company’s commitment as a result of the sale amounts to $380,769.

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Certified Public Accountants
100 Petroleum Drive, 70508
JOHN W. WRIGHT, CPA*	P. O. Box 80569 • Lafayette, Louisiana 70598-0569
JAMES H. DUPUIS, CPA, CFP*	(337) 232-3637 • FAX (337) 235-8557	CHRISTINE R. DUNN, CPA
JOE D. HUTCHINSON, CPA*	www.wmddh.com	ANDRE D. BROUSSARD, CPA
JAN H. COWEN, CPA*		MARY PATRICIA KEELEY, CPA
LANCE E. CRAPPELL, CPA*		KRISTIE C. BOUDREAUX, CPA
PAT BAHAM DOUGHT, CPA*		BRIDGET B. TILLEY, CPA, MT
MICAH R. VIDRINE, CPA*		DAMIAN H. SPIESS, CPA, CFP
TRAVIS M. BRINSKO, CPA*		TASHA A. RALEY, CPA
RICK STUTES, CPA, CVA		PATRICK WAGUESPACK, CPA
CHIP CANTRELL, CPA
* A PROFESSIONAL CORPORATION		DANE P. FALGOUT, CPA
ROBIN G. STOCKTON, CPA
RETIRED
M. TROY MOORE, CPA*
MICHAEL G. DeHART, CPA. CVA, MBA*

Independent Auditors’ Report

on Supplementary Information

To the Board of Directors

BLR Construction Companies. L.L.C.

Duson, Louisiana

Our audit of the basic financial statements for the year ended December 31, 2005 was made primarily to form an opinion on such financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the audit procedures applied in the examination of the basic financial statements and is, in our opinion, fairly presented in all material respects in relation to the basic financial statements taken as a whole.

CERTIFIED PUBLIC ACCOUNTANTS

March 17, 2006

BLR CONSTRUCTION COMPANIES, L.L.C. AND AFFILIATE

COMBINED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005

Advertising	$73,284
Auto and truck expense	566,865
Bad debt	144,225
Bank charges	4,286
Contract labor	21,483
Contributions	12,736
Customer relations	22,707
Drug testing	5,455
Dues and subscriptions	4,327
Employee benefits	2,442
Fuel	97,677
Insurance	785,320
Janitorial	1,040
Legal and professional	310,134
Medical	22,865
Office expense	71,164
Penalties	8,146
Rent expense	59,930
Repairs and maintenance	35,889
Retirement	35,163
Safety	95,751
Salaries and wages	2,742,966
Supplies	245,014
Taxes and licenses	312,352
Travel and entertainment	474,101
Uniforms	24,573
Utilities	147,947

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	$6,327,842

See Independent Auditors’ Report on Supplementary Information.

BLR CONSTRUCTION CO., INC.

AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2004

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Certified Public Accountants 100 Petroleum Drive, 70508

JOHN W. WRIGHT, CPA*

JAMES H. DUPUIS, CPA, CFP*

JOE D. HUTCHINSON, CPA*

JAN H. COWEN, CPA*

LANCE E. CRAPPELL, CPA*

PAT BAHAM DOUGHT, CPA*

MICAH R. VIDRINE, CPA*

TRAVIS M. BRINSKO, CPA*

* A PROFESSIONAL CORPORATION

RETIRED

M. TROY MOORE, CPA*

MICHAEL G. DeHART, CPA, CVA, MBA*

P.O. Box 80569 • Lafayette, Louisiana 70598-0569 (337) 232-3637 • FAX (337) 235-8557 www.wmddh.com

CHRISTINE R. DUNN, CPA

RICK STUTES, CPA, CVA

ANDRE D. BROUSSARD, CPA

MARY PATRICIA KEELEY, CPA

KRISTIE C. BOUDREAUX, CPA

BRIDGET B. TILLEY, CPA, MT

DAMIAN H. SPIESS, CPA, CFP

TASHA A. RALEY, CPA

PATRICK WAGUESPACK, CPA

CHIP CANTRELL, CPA

DANE P. FALGOUT, CPA

Independent Auditors’ Report

To the Board of Directors

BLR Construction Co., Inc. and Affiliates

Duson, Louisiana

We have audited the accompanying Combined Balance Sheet of BLR Construction Co., Inc. and Affiliates as of December 31, 2004 and the related Combined Statements of Income, Retained Earnings and Cash Flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BLR Construction Co., Inc. and Affiliates as of December 31, 2004 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C. CERTIFIED PUBLIC ACCOUNTANTS

May 27, 2005

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash	$74,803
Cash—restricted	268,704
Accounts receivable
Trade (net of allowance for doubtful accounts of $95,000)	3,829,500
Other	3,205,450
Income tax refund receivable	7,167
Due from affiliates	311,936
Prepaid expenses	210,599

TOTAL CURRENT ASSETS	7,908,159

PROPERTY AND EQUIPMENT
Vehicles	1,079,723
Buildings and improvements	583,701
Machinery and equipment	2,395,630
Furniture and fixtures	589,494
Mats	9,000,918
Land	49,987

TOTAL	13,699,453
Less: Accumulated depreciation	3,869,836

PROPERTY AND EQUIPMENT—NET	9,829,617

OTHER ASSETS
Investment, at cost	30,000
Deposits	300

TOTAL OTHER ASSETS	30,300

TOTAL ASSETS	$17,768,076

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,140,404
Notes payable	4,434,467
Current maturities of long-term debt	1,703,036
Income taxes payable	28,847
Interest payable	18,332
Accrued expenses and other current liabilities	1,228,747

TOTAL CURRENT LIABILITIES	9,553,833

LONG-TERM LIABILITIES
Notes payable, less current portion	2,130,223
Deferred income taxes	909,343
Due to stockholders	573,321

TOTAL LONG-TERM LIABILITIES	3,612,887

STOCKHOLDERS’ EQUITY
Common stock	25,600
Additional paid in capital	275,948
Retained earnings	4,549,808
Less: 100 shares of treasury stock, at cost	(250,000)

TOTAL STOCKHOLDERS’ EQUITY	4,601,356

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,768,076

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

REVENUES	$23,953,441

COST OF REVENUES
Depreciation	1,824,146
Labor and related costs	5,727,106
Materials and supplies	3,371,246
Rent	2,288,127
Other costs	2,385,172

TOTAL COST OF REVENUES	15,595,797

GROSS PROFIT	8,357,644

OPERATING EXPENSES
General and administrative expenses	3,927,607
Depreciation	26,994

TOTAL OPERATING EXPENSES	3,954,601

OPERATING INCOME	4,403,043

OTHER INCOME (EXPENSE)
Interest expense	(468,010)
Loss on sale of assets	(216,487)
Miscellaneous	152,066
Interest income	26,123

TOTAL OTHER EXPENSE	(506,308)

INCOME BEFORE INCOME TAXES	3,896,735

INCOME TAXES
Current	21,306
Deferred	579,856

TOTAL INCOME TAXES	601,162

NET INCOME	$3,295,573

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED STATEMENT OF RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2004

BALANCE AT BEGINNING OF YEAR AS PREVIOUSLY REPORTED	$1,785,563

PRIOR PERIOD ADJUSTMENTS—SEE NOTE 15	(531,328)

BALANCE AT BEGINNING OF YEAR AS RESTATED	1,254,235

ADDITIONS
Net income	3,295,573

BALANCE AT END OF YEAR	$4,549,808

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,295,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,851,140
Loss on sale of assets	216,487
Deferred income taxes	579,856
Changes in assets and liabilities:
Accounts receivable	(3,059,274)
Inventories	2,213
Income tax refund receivable	12,685
Prepaid expenses	118,691
Accounts payable	722,019
Income taxes payable	8,031
Interest payable	18,332
Accrued expenses and other current liabilities	951,595

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,717,348

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	349,755
Purchases of property and equipment	(4,557,278)
Loans to affiliates	(311,936)
Purchases of investments	(30,000)

NET CASH USED IN INVESTING ACTIVITIES	(4,549,459)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in due to stockholders	(224,590)
Proceeds from issuance of debt	500,000
Net borrowing on lines of credit	1,804,794
Repayment of debt	(2,164,538)

NET CASH USED IN FINANCING ACTIVITIES	(84,334)

NET INCREASE IN CASH	$83,555

CASH AT BEGINNING OF YEAR	259,952

CASH AT END OF YEAR	$343,507

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

BLR Construction Co., Inc. was incorporated in the state of Louisiana on December 15, 1994. The affiliated group of companies is engaged in various enterprises including oilfield construction, pipeline construction, crewboat and tugboat rentals, and contract labor. The affiliated group of companies operates in the Southern United States.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying financial statements for the year ended December 31, 2004 include the combined accounts of BLR Construction Co., Inc. and its affiliates, BLR Crewboats, Inc., BLR Marine Services, Inc., BLR Roustabout, Inc., Louisiana Pipeline and Construction Co., Inc. (an S-corporation), and LPCC, Inc., collectively referred to as “the Company”. All material intercompany balances and transactions have been eliminated in the combination.

Property and Equipment: Property and equipment are stated at cost. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation is provided utilizing the straight-line method. Depreciation expense amounts to $1,851,140 for the year ended December 31, 2004.

Use of Estimates: The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Flows: For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Advertising: Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense was $17,710 for the year ended December 31, 2004.

Accounts Receivable: Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus receivables do not bear interest, although a finance charge may be applied to amounts past due. The Company generally does not require collateral, and the majority of its trade receivables are unsecured. Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition, and are charged against allowance for doubtful accounts when they are deemed uncollectible.

Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk include cash and receivables. Concentration of credit risk with respect to receivables is limited due to the Company’s large number of customers. However, at December 31, 2004, three customers comprised approximately 59% of total receivables. The Company maintains cash accounts at several institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. At December 31, 2004, the Company did not exceed the insured limit.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 3: NOTES PAYABLE—SHORT TERM

Notes payable at December 31, 2004 consist of the following:

Regions Bank, $4,000,000 line of credit dated November 20, 2004, due “November 20, 2005, interest rate LIBOR + 3.00%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	$1,399,243
Regions Bank, $1,750,000 line of credit dated May 17, 2004, due May 17, 2005, interest rate LIBOR + 3.50%, secured by accounts receivable, equipment, real estate and guaranty of stockholders	1,750,000
Regions Bank, $1,000,000 line of credit dated May 17, 2004, due May 17, 2005, interest rate LIBOR + 3.50%, secured by accounts receivable, equipment, real estate and guaranty of stockholders	220,523
Duphil, $998,360 note dated May 1, 2004, due April 1, 2005, interest rate 6.00%, payable in monthly installments or $85,925, unsecured	423,256
Duphil, $396,325 note dated June 4, 2004, due November 4, 2004, interest rate 6.00%, payable in monthly installments of $67,215, unsecured, note paid off on January 13, 2005	$66,881
Regions Bank, $1,500,000 line of credit dated September 23, 2004, due September 23, 2005, interest rate LIBOR + 3.00%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	574,564

Total	$4,434,467

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 4: NOTES PAYABLE

Notes payable at December 31, 2004 consist of the following:

Regions Bank, $1,206,963 note dated November 20, 2003, due December 5, 2006, payable in monthly installments of $23,153 and one final payment estimated to be $417,815, interest rate 5.50%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	$880,416
Regions Bank, $32,000 note dated October 6, 2003, due October 20, 2008, interest rate LIBOR + 3.50%, payable in monthly installments of $600, secured by equipment	24,694
Regions Bank, $36,000 note dated January 22, 2004, due January 23, 2008, interest rate LIBOR + 3.50%, payable in monthly installments of $824, secured by vehicle	28,430
Regions Bank, $24,800 note dated January 9, 2004, due January 23, 2008, interest rate LIBOR + 3.50%, payable in monthly installments of $569, secured by trailer	19,022
Regions Bank, $500,000 note dated May 17, 2004, due May 17, 2007, interest rate LIBOR +3.50%, payable in monthly installments of $14,923, secured by accounts receivable and equipment	409,437
Regions Bank, $34,000 note dated March 3, 2004, due March 17, 2009, interest rate 6.05%, payable in monthly installments of $661, secured by vehicle	$29,615
Midsouth National Bank, $27,423 note dated August 22, 2003, due August 25, 2006, interest rate 5.75%, payable in monthly installments of $883, secured by vehicle	15,805
Case Credit, notes dated November 30, 2000 to December 31, 2004, for various amounts, due December 1, 2005 to January 15, 2010, payable in monthly installments of $989 to $1,860, interest rate 4.90% to 6.25%, secured by equipment	213,948
Ford Motor Credit, notes dated July 8, 2004 to July 23, 2004, for various amounts, due July 21, 2007 to August 5, 2008, payable in monthly installments of $668 to $812, interest rate 5.99% to 6.49%, secured by vehicles	69,825
GMAC, $21,129 note dated August 26, 2004, due August 25, 2007, interest rate 8.74%, payable in monthly installments of $669, secured by vehicle	19,042
Caterpillar, $174,490 note dated August 6, 2004, due August 6, 2009, interest rate 5.98%, payable in monthly installments of $3,371, secured by vehicle	165,097
Duphil, $1,500,000 note dated December 1, 2004, due May 1, 2006, interest rate 6.00%, payable in monthly installments of $87,348, unsecured	1,420,152
Regions Bank, $444,833 note dated November 20, 2003, due December 5, 2006, payable in monthly installments of $8,533 and one final payment estimated to be $200,076, interest rate 5.50%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	290,151
Midsouth National Bank, $18,202 note dated August 22, 2003, due August 25, 2006, payable in monthly installments of $553, interest rate 5.75%, secured by vehicle	10,210
GMAC, $27,768 note dated August 25, 2004, due August 25, 2007, interest rate 8.74%, payable in monthly installments of $880, secured by vehicle	$25,028
GMAC, $27,280 note dated August 25, 2004, due August 25, 2007, interest rate 8.74%, payable in monthly installments of $864, secured by vehicle	24,588
Case Credit, $81,648 note dated July 25, 2002, due July 25, 2007, payable in monthly installments of $1,537, interest rate 4.90%, secured by equipment	44,671
Case Credit, $110,750 note dated June 21, 2004, due June 21, 2009, payable in monthly installments of $2,136, interest rate 5.91%, secured by equipment	101,118
Ford Motor Credit, notes dated November 19, 2002 to October 6, 2003, for various amounts, due November 19, 2005 to October 20, 2006, payable in monthly installments of $790 to $805, interest rate 0.00% to 5.00%, secured by vehicles	42,010

3,833,259
Less: Current portion	1,703,036

Long-Term portion	$2,130,223

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Annual maturities of long-term debt during each year ended December 31 are as follows:

2006	$1,659,770
2007	257,224
2008	125,199
2009	86,050
Later	1,980

Total	$2,130,223

At December 31, 2004, the Company has available approximately $3,067,382 of unused lines of credit with Regions Bank to be drawn upon. The interest rates on the lines of credit are LIBOR + 3.00% and 3.50%.

NOTE 5: MAJOR CUSTOMERS

Sales to customers for the year ended December 31, 2004, which amounted to 10% or more of the Company’s revenues are as follows:

	Total Amount	% of Total Revenue
Customer A	$3,572,041	14.91%
Customer B	3,186,949	13.30%

NOTE 6: 401(k) PLAN

The Company contributes to a 401(k) plan that is a qualified plan under the Employees Retirement Income Security Act of 1974. All employees who are at least 21 years old and have at least three months of service at the end of each calendar quarter are eligible to participate in the plan. The Company matches one-half of employee contributions up to 3% of compensation. For the year ended December 31, 2004, the Company made matching contributions of $25,631 to the plan.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company engaged in transactions during the year with stockholders and the following related companies:

Rental One, L.L.C.

NJM Technology, L.L.C.

Flow Chem Technologies, L.L.C.

Oilfield Heavy Haulers, L.L.C.

These transactions resulted in the following amounts that are included in the financial statements for the year ended December 31, 2004.

Accounts receivable	$26,392
Due from affiliates	311,936
Accounts payable	35,783
Due to stockholders	573,321
Accrued interest	5,134
Revenues	211,073
Rent expense	37,500
Interest expense	67,075
Interest income	26,055
Miscellaneous income	23,900

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Due to stockholders consists of various advances to the Company that are due on demand at an interest rate of 6.00%. However, since it is not the intent of the stockholders to call these amounts in the near future, the balance is included in the Long-Term Liabilities section on the balance sheet.

NOTE 8: INCOME TAXES (BENEFIT)

The Company has provided for income tax as follows:

Currently payable (receivable):
Federal tax	($475)
State tax	21,781
Deferred	579,856

Total Provision for Income Taxes	$601,162

The Company’s effective income tax rate varies from what would be expected if the statutory rate were applied to income before income taxes primarily because of certain expenses deductible for financial reporting purposes that are not deductible for tax purposes and tax exempt income.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary differences that give rise to the deferred tax assets and liabilities are allowance for doubtful accounts and depreciation.

The balance in deferred tax asset (liability) as of December 31, 2004 is as follows:

Deferred tax asset	$25,241
Deferred tax liability	(934,584)

Deferred tax asset (liability) before valuation allowance	(909,343)
Less: valuation allowance	—

Net deferred tax liability	($909,343)

NOTE 9: ADDITIONAL CASH FLOW DISCLOSURES

Cash paid during the year for:
Interest	$484,367

Income taxes	$12,758

Non cash investing and financing activities:
Equipment purchased under installment note obligations	$3,630,972

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 10: RENTALS UNDER OPERATING LEASES

The Company leases vehicles and equipment under operating leases expiring in various years through 2008. Future minimum lease payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2004 are:

Year Ending December 31,	Amount
2005	$187,573
2006	154,278
2007	90,985
2008	14,205
2009	—

$447,041

Rent expense relating to these leases was $187,573 for the year ended December 31, 2004.

NOTE 11: COMMON STOCK

Common stock at December 31, 2004 is as follows:

BLR Construction Co., Inc.
Common stock, no par value, 1,000 shares authorized, 888 shares issued and outstanding	$6,000
BLR Crewboats, Inc.
Common stock, no par value, 1,000 shares authorized, 501 shares issued and outstanding	10,000
BLR Marine Services, Inc.
Common stock, no par value, 1,000 shares authorized, 502 shares issued and outstanding	5,000
BLR Roustabout, Inc.
Common stock, no par value, 1,000 shares authorized, 660 shares issued and outstanding	3,500
Louisiana Pipeline and Construction Co., Inc.
Common stock, no par value, 10,000 shares authorized, 200 shares issued, 100 shares outstanding	1,000
LPCC, Inc.
Common stock, no par value, 1,000 shares authorized, 200 shares issued and outstanding	100

Total Common Stock	$25,600

NOTE 12: INVESTMENT

The Company’s investment consists of a six percent working interest in an oil well. The investment is stated at cost, which does not exceed estimated net realizable value.

NOTE 13: COMMITMENTS AND CONTINGENCIES

Insurance Program: The Company self-insures for business automobile liability, commercial general liability and worker’s compensation. Under the self-insured plan, the Company is liable for the first $50,000 of claims per occurrence. Claims in excess of $50,000 are covered by an excess liability policy. The plan provides for aggregate protection by establishing an aggregate loss fund based on incurred payroll. The aggregate loss fund totaled $268,704 at December 31, 2004 and is shown as restricted cash on the balance sheet.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Litigation: The Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 14: SUBSEQUENT EVENT

Effective January 1, 2005, the group of affiliated companies referred to in Note 2 merged to form BLR Construction Company, L.L.C. The newly formed company is a limited liability company that will be regarded as a S-corporation for income tax purposes. Accordingly, the deferred tax liability as of December 31, 2004 will be eliminated on January 1, 2005.

NOTE 15: PRIOR PERIOD ADJUSTMENT

Retained earnings as of December 31, 2003 has been adjusted to dispose of mats that should have been disposed of in previous years. Had the error not been made, combined net income for 2003, 2002 and 2001 would have been decreased by $644,657.	($644,657)
Retained earnings as of December 31, 2003 has also been adjusted to record revenues that should have recorded in 2003. Had the error not been made, net income for 2003 would have increased by 113,329.	113,329

Total	$(531,328)

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Certified Public Accountants 100 Petroleum Drive, 70508

JOHN W. WRIGHT, CPA*

JAMES H. DUPUIS, CPA, CFP*

JOE D. HUTCHINSON, CPA*

JAN H. COWEN, CPA*

LANCE E. CRAPPELL, CPA*

PAT BAHAM DOUGHT, CPA*

MICAH R. VIDRINE, CPA*

TRAVIS M. BRINSKO, CPA*

* A PROFESSIONAL CORPORATION

RETIRED

M. TROY MOORE, CPA*

MICHAEL G. DeHART, CPA, CVA, MBA*

P.O. Box 80569 • Lafayette, Louisiana 70598-0569 (337) 232-3637 • FAX (337) 235-8557 www.wmddh.com

CHRISTINE R. DUNN, CPA

RICK STUTES, CPA, CVA

ANDRE D. BROUSSARD, CPA

MARY PATRICIA KEELEY, CPA

KRISTIE C. BOUDREAUX, CPA

BRIDGET B. TILLEY, CPA, MT

DAMIAN H. SPIESS, CPA, CFP

TASHA A. RALEY, CPA

PATRICK WAGUESPACK, CPA

CHIP CANTRELL, CPA

DANE P. FALGOUT, CPA

Independent Auditors’ Report

on Supplementary Information

To the Board of Directors

BLR Construction Co., Inc. and Affiliates

Duson, Louisiana

Our report on our audit of the basic financial statements of BLR Construction Co., Inc. and Affiliates for December 31, 2004 appears on page two. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Combined Schedule of General and Administrative Expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C. CERTIFIED PUBLIC ACCOUNTANTS

May 27, 2005

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2004

Advertising	$17,710
Auto and truck expense	301,897
Bad debt	465,702
Bank charges	3,738
Contract labor	84,177
Contributions	11,533
Customer relations	30,566
Drug testing	9,443
Dues and subscriptions	13,343
Employee benefits	1,300
Fuel	97,156
Insurance	645,224
Legal and professional	262,246
Medical	18,764
Office expense	49,131
Penalties	1,830
Rent expense	49,201
Repairs and maintenance	329,896
Retirement expense	25,631
Safety	47,200
Salaries and wages	817,951
Supplies	40,902
Taxes and licenses	122,027
Travel and entertainment	324,282
Uniforms	35,241
Utilities	121,516

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	$3,927,607

BLR CONSTRUCTION COMPANIES, L.L.C.

AND AFFILIATE

AUDITED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2003

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Certified Public Accountants 100 Petroleum Drive, 70508

JOHN W. WRIGHT, CPA*

JAMES H. DUPUIS, CPA, CFP*

JOE D. HUTCHINSON, CPA*

JAN H. COWEN, CPA*

LANCE E. CRAPPELL, CPA*

PAT BAHAM DOUGHT, CPA*

MICAH R. VIDRINE, CPA*

TRAVIS M. BRINSKO, CPA*

RICK STUTES CPA, CVA

* A PROFESSIONAL CORPORATION

RETIRED

M. TROY MOORE, CPA*

MICHAEL G. DeHART, CPA, CVA, MBA*

P.O. Box 80569 • Lafayette, Louisiana 70598-0569 (337) 232-3637 • FAX (337) 235-8557 www.wmddh.com

CHRISTINE R. DUNN, CPA

ANDRE D. BROUSSARD, CPA

MARY PATRICIA KEELEY, CPA

KRISTIE C. BOUDREAUX, CPA

BRIDGET B. TILLEY, CPA, MT

DAMIAN H. SPIESS, CPA, CFP

TASHA A. RALEY, CPA

PATRICK WAGUESPACK, CPA

CHIP CANTRELL, CPA

DANE P. FALGOUT, CPA

ROBIN G. STOCKTON. CPA

Independent Auditors’ Report

To the Board of Directors

BLR Construction Co. Inc. and Affiliates

Duson. Louisiana

We have audited the accompanying combined balance sheet of BLR Construction Co. Inc. and Affiliates as of December 31, 2003, and the related combined statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BLR Construction Co. Inc. and Affiliates as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C. CERTIFIED PUBLIC ACCOUNTANTS

March 27, 2006

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED BALANCE SHEET

DECEMBER 31, 2003

ASSETS
CURRENT ASSETS
Cash	$266,422
Accounts receivable
Trade	3,117,283
Other	857,997
Inventories	2,213
Income tax refund receivable	19,852
Prepaid expenses	329,290
Deferred income taxes	36,053

TOTAL CURRENT ASSETS	4,629,110

PROPERTY AND EQUIPMENT
Vehicles	1,435,364
Buildings and improvements	400,146
Machinery and equipment	1,713,475
Furniture and fixtures	718,701
Mats	3,422,087
Property held under capital lease	21,721
Land	23,454

TOTAL	7,734,948
Less: Accumulated depreciation	3.676,199

Property and Equipment-Net	4.058,749

OTHER ASSETS
Deposits	300

TOTAL OTHER ASSETS	300

TOTAL ASSETS	$8,688,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,418,385
Notes payable	2,387,016
Current maturities of long-term debt	483,273
Current maturities of capital lease obligation	4,268
Income taxes payable	20,816
Interest payable	34,689
Accrued expenses and other current liabilities	248,537

TOTAL CURRENT LIABILITIES	4,596,984

LONG-TERM LIABILITIES
Long-term debt, less current maturities	1,611,988
Capital lease obligation, less current maturities	9,953
Deferred income taxes	365,540
Due to stockholders	797,911

TOTAL LONG-TERM LIABILITIES	2,785,392

STOCKHOLDERS’ EQUITY
Common stock	25,600
Additional paid in capital	275,948
Retained earnings	1,254,235
Less: 100 shares of treasury stock, at cost	(250,000)

TOTAL STOCKHOLDERS’ EQUITY	1,305,783

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,688,159

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

REVENUES	$13,727,096

COST OF REVENUES
Depreciation	1,133,214
Labor and related costs	4,066,514
Materials and supplies	1,849,804
Rent	1,459,143
Other costs	2,190,515

TOTAL COST OF REVENUES	10,699,190

GROSS PROFIT	3,027,906

OPERATING EXPENSES
General and administrative expenses	2,252,785
Depreciation	19,388

TOTAL OPERATING EXPENSES	2,272,173

OPERATING INCOME	755,733

OTHER INCOME (EXPENSE)
Interest expense	(338,871)
Loss on sale of assets	(138,429)
Miscellaneous	34,981
Interest income	141

TOTAL OTHER INCOME (EXPENSE)	(442,178)

INCOME BEFORE INCOME TAXES	313,555

INCOME TAXES
Current	7,371
Deferred	16,377

TOTAL INCOME TAXES	23,748

NET INCOME	$289,807

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED STATEMENT OF RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2003

BALANCE AT BEGINNING OF YEAR AS PREVIOUSLY REPORTED	$1,630,615
PRIOR PERIOD ADJUSTMENTS—SEE NOTE 15	(666,187)

BALANCE AT BEGINNING OF YEAR AS RESTATED	964,428
ADDITIONS
Net income	289,807

BALANCE AT END OF YEAR	$1,254,235

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$289,807

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,152,602
Loss on sale of assets	138,429
Deferred income taxes	16,377
Changes in assets and liabilities:
Accounts receivable	(871,801)
Income tax refund receivable	(19,852)
Prepaid expenses	(157,979)
Accounts payable	(63,909)
Income taxes payable	(9,802)
Accrued expenses and other current liabilities	211,431

NET CASH PROVIDED BY OPERATING ACTIVITIES	685,303

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	93,779
Purchases of property and equipment	(1,227,840)

NET CASH USED IN INVESTING ACTIVITIES	(1,134,061)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in due to stockholders	63,605
Proceeds from issuance of debt	2,147,917
Net borrowings on lines of credit	1,037,573
Repayment of debt and capital lease obligations	(2,553,651)

NET CASH PROVIDED BY FINANCING ACTIVITIES	695,444

NET INCREASE IN CASH	246,686
CASH AT BEGINNING OF YEAR	19,736

CASH AT END OF YEAR	$266,422

The accompanying notes are an integral part of these financial statements.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

BLR Construction Co., Inc. was incorporated in the state of Louisiana on December 15, 1994. The affiliated group of companies is engaged in various enterprises including oilfield construction, pipeline construction, crewboat and tugboat rentals, and contract labor. The affiliated group of companies operates in the states of Louisiana and Texas.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination: The accompanying financial statements for the year ended December 31, 2003 include the combined accounts of BLR Construction Co., Inc. and its affiliates, BLR Crewboats, Inc., BLR Marine Services, Inc. BLR Roustabout, Inc., Louisiana Pipeline and Construction Co., Inc. (an S-corporation) and LPCC, Inc., collectively referred to as “the Company”. All material intercompany balances and transactions have been eliminated in the combination.

Inventories: Inventories are carried at the lower of cost (first-in, first-out method) or market.

Property and Equipment: Property and equipment are stated at cost. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation is provided utilizing the straight-line method. Depreciation expense amounts to $1,152,602 for the year ended December 31, 2003.

Use of Estimates: The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Flows: For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Advertising: Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense was $15,256 for the year ended December 31, 2003.

Accounts Receivable: Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus receivables do not bear interest, although a finance charge may be applied to amounts past due. The Company generally does not require collateral, and the majority of its trade receivables are unsecured. Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition, and are charged against bad debt expense when they are deemed uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk include temporary cash investments and receivables. Concentration of credit risk with respect to receivables is limited due to the Company’s large number of customers. However, at December 31, 2003, two customers comprised approximately 28% of accounts receivable. The Company maintains cash accounts at several institutions. The balances are insured by the Federal Deposit Insurance Corporation up to 5100,000 per institution. At December 31, 2003, the Company exceeded the insured limit by $88,147.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 3: NOTES PAYABLE—SHORT TERM

Notes payable at December 31, 2003 consists of the following:

Regions Bank, $2,050,000 line of credit dated November 20, 2003, due November 20, 2004, interest rate LIBOR + 3.00%, currently at 4.12%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	$1,544,277
A-l Credit, notes dated July 22, 2003 to August 22, 2003, due May 22, 2004, for various amounts, interest rate 5.83%, payable in monthly installments from $7,389 to $34,146, unsecured	166,467
Regions Bank, $700,000 line of credit dated November 20, 2003. due November 20. 2004, interest rate LIBOR + 3.00%, currently at 4.12%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	595,259
A-l Credit, note dated July 22, 2003, due May 22, 2004, payable in monthly installments of $14,876, interest rate 5.83%, unsecured	$81,013

Total	$2,387,016

At December 31, 2003, the Company has available approximately $610,464 of unused lines of credit with Regions Bank to be drawn upon as needed. The interest rate on the lines of credit is LIBOR + 3.00%.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 4: LONG-TERM DEBT

Notes payable at December 31, 2003 consists of the following:

Regions Bank, $1,206,963 note dated November 20, 2003, due December 5, 2006, payable in monthly installments of $23,153 and one final payment estimated to be $545,353, interest rate 5.50%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	$1,206,963
Regions Bank, $32,000 note dated October 6, 2003, due October 20, 2008, interest rate LIBOR + 3.50%, currently at 4.62%, payable in monthly installments of $600, secured by equipment	31,106
Midsouth National Bank, $27,423 note dated August 22, 2003, due August 25, 2006, interest rate 5.75%, payable in monthly installments of $883, secured by vehicle	24,611
Case Credit, notes dated November 15, 1999 to July 25, 2002, for various amounts, due October 18, 2004 to July 25, 2007, payable in monthly installments of $1,068 to $1,950, interest rate 4.90% to 5.90%, secured by equipment	128,154
Ford Motor Credit, notes dated May 11, 2001 to October 2, 2001, for various amounts, due May 11, 2004 to October 17, 2004, payable in monthly installments of $471 to $528, interest rate 0.00% to 3.90%, secured by vehicles	9,473
Regions Bank, $444,833 note dated November 20, 2003, due December 5, 2006, payable in monthly installments of $8,538 and one final payment estimated to be $200,993, interest rate 5.50%, secured by accounts receivable, equipment, real estate and personal guarantees of stockholders	$444,833
Midsouth National Bank, $18,202 note dated August 22, 2003, due August 25, 2006, payable in monthly installments of $553, interest rate 5.75%, secured by vehicle	16,335
GMAC, $49,011 note dated October 6, 2003, due October 6, 2008, payable in monthly installments of $817, interest rate 0.00%, secured by vehicle	47,377
Ford Motor Credit, two notes dated October 6, 2003, due October 20, 2006, payable in monthly installments of $790 each, interest rate 5.00%, secured by vehicles	50,006
Case Credit, $81,648 note dated July 25, 2002, due July 25, 2007, payable in monthly installments of $1,537, interest rate 4.90%, secured by equipment	60,503
Ford Motor Credit, notes dated August 10, 2001 to November 19, 2002, for various amounts, due November 12, 2004 to November 19, 2005, payable in monthly installments of $690 to $995, interest rate 0.00% to 0.90%, secured by vehicles	69,472
Midsouth National Bank, $29,751 note dated November 3, 1999, due November 3, 2004, payable in monthly installments of $607, interest rate 8.25%, secured by equipment	6,428

2,095,261
Less: Current portion	483,273

Long-Term portion	$1,611,988

Annual maturities of long-term debt during each year ended December 31 are as follows:

2004	483,273
2005	429,781
2006	1,127,740
2007	40,481
2008	13,986
Later	—

Total	$2,095,261

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 5: 401(k)PLAN

The Company contributes to a 401(k) plan that is a qualified plan under the Employees Retirement Income Security Act of 1974. All employees who are at least 21 years old and have at least three months of service at the end of each calendar quarter are eligible to participate in the plan. The Company matches one-half of employee contributions up to 3% of compensation. For the year ended December 31, 2003, the Company made matching contributions of $18,306 to the plan.

NOTE 6: INCOME TAXES

The Company has provided for income tax as follows:

Currently payable (receivable):
Federal tax	$11,059
State tax	(3,688)
Deferred	16,377

Total Provision for Income Taxes	$23,748

The Company’s effective income tax rate varies from what would be expected if the statutory rate were applied to income before income taxes primarily because of certain expenses deductible for financial reporting purposes that are not deductible for tax purposes and tax exempt income.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary differences that give rise to the deferred tax assets and liabilities are as follows: inventory capitalization, allowance for doubtful accounts, depreciation, net operating loss carryforwards, and tax credit carryforwards.

As of December 31, 2003, the Company has available $205,557 of unused federal operating loss carryforwards. $104,310 of unused state operating loss carryforwards and $5,171 of unused charitable contribution carryforwards that may be applied against future taxable income and that expire in various years from 2004 to 2023.

The balance in deferred tax asset (liability) as of December 31, 2003 is as follows:

Deferred tax asset	$36,053
Deferred tax liability	(365,540)

Deferred tax asset (liability) before valuation allowance	(329,487)
Less: valuation allowance	—

Net deferred tax liability	($329,487)

The Company did not record a valuation allowance as of December 31, 2003 because amounts recorded as deferred tax assets are currently expected to be realized.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 7: RELATED PARTY TRANSACTIONS

The Company engaged in transactions during the year with the stockholders of the affiliated group of companies. These transactions resulted in the following amounts that are included in the financial statements for the year ended December 31, 2003.

Due to stockholders	$797,911
Interest payable	18,267
Rent expense	45,000
Interest expense	68,193

Due to stockholders consists of various advances to the Company that are due on demand at an interest rate of 6.00%. However, since it is not the intent of the stockholders to call these amounts in the near future, the balance is included in the Long-Term Liabilities section on the balance sheet.

NOTE 8: MAJOR CUSTOMERS

Sales to customers for the year ended December 31, 2003 which amounted to 10% or more of the Company’s revenues are as follows:

	Amount	% of Total Revenue
Customer A	$1,491,477	10.87%
Customer B	1,657,104	12.07%

NOTE 9: RENTALS UNDER OPERATING LEASES

The Company leases vehicles and equipment under operating leases expiring in various years through 2008. Future minimum lease payments under noncancelable operating leases have remaining terms in excess of one year as of December 31, 2003 are:

Year Ending December 31,	Amount
2004	$181,657
2005	181,657
2006	154,278
2007	95,455
2008	16,005
Thereafter	—

$629,052

Rent expense relating to these leases was $138,826 for the year ended December 31, 2003.

NOTE 10: CAPITAL LEASE

The Company leases equipment under a capital lease expiring in 2006. The assets and liabilities are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is depreciated over the lower of the related lease term or its estimated productive life. Depreciation of assets under capital lease is included in depreciation expense for 2003. The cost of the machine is $21,721 and accumulated depreciation at December 31, 2003 is $9,050.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Minimum future lease payments under capital leases as of December 31, 2003 for each of the next five years and is the aggregate are:

2004	$5,916
2005	5,916
2006	5,423

Total	17,255
Less: amount representing interest	3,034

Present value of minimum lease payments	$14,221

NOTE 11: ADDITIONAL CASH FLOW DISCLOSURES

Cash paid during the year for:
Interest	$304,182

Income taxes	$17,280

Non cash investing and financing activities:
Equipment purchased under installment note obligations	$179,268

NOTE 12: COMMON STOCK

Common stock at December 31, 2003 is as follows:

Amount
BLR Construction Co., Inc. Common stock, no par value, 1,000 shares authorized, 888 shares issued and outstanding	$6,000
BLR Crewboats, Inc. Common stock, no par value, 1,000 shares authorized, 501 shares issued and outstanding	10,000
BLR Marine Services, Inc. Common stock, no par value, 1,000 shares authorized, 502 shares issued and outstanding	5,000
BLR Roustabout, Inc. Common stock, no par value, 1,000 shares authorized, 660 shares issued and outstanding	3,500
LPCC, Inc. Common stock, no par value, 1,000 shares authorized, 200 shares issued and outstanding	100
Louisiana Pipeline and Construction Co., Inc. Common stock, no par value, 10,000 shares authorized, 200 shares issued, 100 shares outstanding	1,000

Total Common Stock	$25,600

NOTE 13: SUBSEQUENT EVENTS

On February 17, 2004, the Company purchased excess coverage and became subject to a specific and aggregate self-insured retention with respect to workers” compensation, automobile liability, general liability and excess umbrella insurance coverage. The primary policies provide statutory limits for workers’ compensation, employer liability, automobile and general liability policies and are subject to retention amounts of $50,000 per occurrence and an aggregated loss fund of approximately $425,000 subject to incurred payroll. Under this plan, the Company will establish an escrowed loss fund and letter of credit with the insurance carrier.

BLR CONSTRUCTION CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Effective January 1, 2005, the group of affiliated companies referred to in Note 2, except for LPCC, Inc., merged to form BLR Construction Company, L.L.C. The newly formed company is a limited liability company that will be regarded as a S-corporation for income tax purposes. Accordingly, deferred taxes will be eliminated on January 1, 2005.

On February 7, 2006. the owners of BLR Construction Companies. L.L.C. entered into an agreement with Stallion Oilfield Services, LTD to sell their membership interests in the Company. On February 28. 2006, the change in ownership became effective. LPCC, Inc., an affiliate of BLR Construction Companies. L.L.C. was excluded from the transaction.

The Company entered into a three year employment agreement with its CEO on January 1, 2005. which provides for certain compensation upon the sale of the Company. At February 28, 2006. the Company’s commitment as a result of the sale amounts to $380,769.

NOTE 14: COMMITMENTS AND CONTINGENCIES

Insurance Program: Under the Company’s insurance program, coverage is obtained for catastrophic exposure under a self-insured retention program. It is the policy of the Company to retain a significant portion of certain expected losses related to general liability insurance. A provision for losses expected under the program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred.

Under the general liability plan, the Company is liable for the first $200,000 of claims per occurrence. The co-insurer reimburses claims in excess of $200,000. The Company had no claims outstanding and no claims to be reimbursed by the co-insurer at December 31, 2003.

Litigation: The Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 15: PRIOR PERIOD ADJUSTMENTS

Retained earnings as of December 31, 2002 has been adjusted to dispose of mats that should have been disposed of in previous years. Had the error not been made, combined net income for 2002 and 2001 would have been decreased by $791,560	($791,560)
Retained earnings as of December 31, 2002 has also been adjusted to reflect write-offs of accounts receivable. Had the error not been made, net income for 2002 would have decreased by $132,234	(132,234)
Retained earnings as of December 31, 2002 has also been adjusted to record accounts receivable that should have been recorded in 2002. Had the error not been made, net income for 2002 would have increased by 5257,607	257.607

Total	($666,187)

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Certified Public Accountants 100 Petroleum Drive, 70508

JOHN W. WRIGHT, CPA*

JAMES H. DUPUIS, CPA, CFP*

JOE D. HUTCHINSON, CPA*

JAN H. COWEN, CPA*

LANCE E. CRAPPELL, CPA*

PAT BAHAM DOUGHT, CPA*

MICAH R. VIDRINE, CPA*

TRAVIS M. BRINSKO, CPA*

RICK STUTES, CPA, CVA

* A PROFESSIONAL CORPORATION

RETIRED

M. TROY MOORE, CPA*

MICHAEL G. DeHART, CPA, CVA, MBA*

P.O. Box 80569 • Lafayette, Louisiana 70598-0569 (337) 232-3637 • FAX (337) 235-8557 www.wmddh.com

CHRISTINE R. DUNN, CPA

ANDRE D. BROUSSARD, CPA

MARY PATRICIA KEELEY, CPA

KRISTIE C. BOUDREAUX, CPA

BRIDGET B. TILLEY, CPA, MT

DAMIAN H. SPIESS, CPA, CFP

TASHA A. RALEY, CPA

PATRICK WAGUESPACK, CPA

CHIP CANTRELL, CPA

DANE P. FALGOUT, CPA

ROBIN G. STOCKTON, CPA

Independent Auditors’ Report

on Supplementary Information

To the Board of Directors

BLR Construction Co., Inc. and Affiliates

Duson. Louisiana

Our report on our audit of the basic financial statements of BLR Construction Co., Inc. and Affiliates appears on page two. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combined schedule of general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the examination of the basic financial statements and is in, our opinion, fairly presented in all material respects in relation to the basic financial statements taken as a whole.

WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C. CERTIFIED PUBLIC ACCOUNTANTS

March 27, 2006

BLR CONSTRUCTION CO., INC. AND AFFILIATES

COMBINED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2003

Advertising	$15,296
Auto and truck expense	121,020
Bad debt	80,554
Bank charges	4,520
Contract labor	9,276
Contributions	7,214
Customer relations	35,872
Drug testing	31,204
Dues and subscriptions	6,693
Employee benefits	8,470
Fuel	23,807
Insurance	231,350
Janitorial	500
Legal and professional	172,707
Medical	36,710
Office expense	32,105
Penalties	30,624
Rent expense	60,974
Repairs and maintenance	194,583
Retirement	18,306
Safety	6,029
Salaries and wages	637,272
Supplies	15,293
Taxes and licenses	120,210
Travel and entertainment	206,861
Uniforms	24,562
Utilities	120,773

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	$2,252,785

See independent auditors’ report on supplementary information.

Independent Auditors’ Report

To the Stockholder

Trail Blazer Hot Shot, Inc.

Elk City, Oklahoma

We have audited the accompanying balance sheets of Trail Blazer Hot Shot, Inc. as of December 31, 2005 and 2004, and related statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trail Blazer Hot Shot, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page F-97 is presented for purposes of additional analysis and is not required as part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

June 9, 2006

TRAIL BLAZER HOT SHOT, INC.

BALANCE SHEETS

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,595,882	$670,772
Accounts receivable—trade	1,573,104	1,274,093
Prepaid expenses and other current assets	100,051	83,669

TOTAL CURRENT ASSETS	3,269,037	2,028,534

PROPERTY AND EQUIPMENT, net	3,216,408	3,328,066

TOTAL ASSETS	$6,485,445	$5,356,600

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$72,122	$142,445
Accrued expenses	76,725	108,251
Current portion of long-term debt	—	43,695

TOTAL CURRENT LIABILITIES	148,847	294,391

LONG-TERM DEBT, less current portion	—	2,347

TOTAL LIABILITIES	148,847	296,738

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDER’S EQUITY	6,336,598	5,059,862

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$6,485,445	$5,356,600

See notes to financial statements.

TRAIL BLAZER HOT SHOT, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004
SERVICE REVENUE	$8,098,513	$5,875,919

OPERATING EXPENSES:
Cost of services	3,369,813	2,524,276
Selling, general and administrative	502,813	443,925
Depreciation and amortization	722,220	681,235

TOTAL OPERATING EXPENSES	4,594,846	3,649,436

OPERATING INCOME	3,503,667	2,226,483

OTHER INCOME
Interest income	4,876	1,765
Other income	18,673	35,933

TOTAL OTHER INCOME	23,549	37,698

NET INCOME	$3,527,216	$2,264,181

See notes to financial statements.

TRAIL BLAZER HOT SHOT, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock	Retained Earnings	Total
Balances, January 1, 2004	$1,000	$3,165,272	$3,166,272
Net income	—	2,264,181	2,264,181
Distributions	—	(370,591)	(370,591)

Balances, December 31, 2004	1,000	5,058,862	5,059,862
Net income	—	3,527,216	3,527,216
Distributions	—	(2,250,480)	(2,250,480)

Balances, December 31, 2005	$1,000	$6,335,598	$6,336,598

See notes to financial statements.

TRAIL BLAZER HOT SHOT, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$3,527,216	$2,264,181

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	722,220	681,235
Changes in operating assets and liabilities:
Accounts receivable	(299,011)	(495,876)
Prepaid expenses and other current assets	(16,382)	(27,047)
Accounts payable	(70,323)	36,115
Accrued expenses	(31,526)	29,016

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,832,194	2,487,624

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(639,793)	(1,610,521)
Proceeds received from disposal of property and equipment	29,231	(50,016)

NET CASH USED IN INVESTING ACTIVITIES	(610,562)	(1,660,537)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable long-term debt	(46,042)	46,042
Distributions paid	(2,250,480)	(370,591)

NET CASH USED IN FINANCING ACTIVITIES	(2,296,522)	(324,549)

INCREASE IN CASH	925,110	502,538

CASH AT BEGINNING OF PERIOD	670,772	168,234

CASH AT END OF PERIOD	$1,595,882	$670,772

See notes to financial statements.

TRAIL BLAZER HOT SHOT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Trail Blazer Hot Shot, Inc. (the “Company”) is engaged in the rental of forklifts, manlifts, backhoes, generators, trucks and other related equipment to oil and gas companies, operators and service companies. The Company’s equipment and housing is manufactured for the tough environments of the drilling industry. The Company’s primary market area is Oklahoma, and the Company operates from Elk City, Oklahoma.

The Company was incorporated in Oklahoma in 1982. There are 3,000 shares of $10 par value common stock authorized. The Company elected S corporation status on December 31, 1982. The Company is 100% owned by one individual.

Cash and Cash Equivalents: For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable: The Company extends credit to its customers based on an evaluation of the customer’s financial condition and generally collateral is not required. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible. The allowance for doubtful accounts was zero as of December 31, 2005 and 2004.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. All expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-lived Assets: The Company evaluates an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events include market declines, changes in the manner in which the Company intends to use an asset, decisions to sell an asset and adverse changes in the legal or business environment.

If events or circumstances indicate that a long-lived asset’s carrying value may not be recoverable, the Company estimates the future undiscounted cash flows from the asset for which the lowest level of separate cash flows can be measured, to determine if the asset is impaired. If the total undiscounted future cash flows are less than the carrying amount for the asset, the Company estimates the fair value of the asset either through reference to sales data for similar assets, or by using a discounted cash flow approach. The asset’s carrying value is then adjusted downward to the fair value. These cash flow estimates require the Company to make estimates and assumptions for many years into the future for pricing demand, competition, operating costs, legal, regulatory and other factors and these estimates or assumptions could change significantly either positively or negatively.

Federal Income Taxes: The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S corporation. The stockholder’s of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholder.

Revenue Recognition: Revenue from rental agreements are recognized over the rental period.

Advertising: The Company’s policy is to expense advertising costs as incurred. Advertising costs amounted to approximately $10,000 for each of the years ended December 31, 2005 and 2004, respectively.

Concentration of Risk: During 2005 and 2004, the Company had cash deposited in a bank which was in excess of federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with its account.

TRAIL BLAZER HOT SHOT, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

The Company’s customer base consists primarily of independent oil and natural gas producers. The Company performs ongoing evaluations of its customers but generally does not require collateral on its trade receivables. Sales to Apache Corporation, Cimarex Energy Co., and H & P Drilling account for 17%, 17% and 12%, respectively, during 2005 and 17%, 20% and 11%, respectively, during 2004. Accounts receivable due from these customers were approximately $195,900, $133,100 and $114,300 as of December 31, 2005 and $99,400, $156,000 and $86,000 as of December 31, 2004.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

2. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and their estimated depreciable lives as of December 31, 2005 and 2004, are as follows:

	Estimated Life	December 31,
		2005	2004
Rental equipment and vehicles	5-7 years	$5,817,493	$5,350,237
Trash trailers	5-7 years	283,587	281,087
Polypipe	5 years	190,628	83,776
Pumps	5-7 years	119,736	85,782
Tanks	5 years	3,180	3,180

		6,414,624	5,804,062
Less: accumulated depreciation		3,198,216	2,475,996

		$3,216,408	$3,328,066

3. NOTES PAYABLE AND LONG-TERM DEBT

As of December 31, 2004, the Company had two notes payable to financing companies which are payable in monthly installments of $4,228 and $352, respectively, bearing interest at 5.39%. The notes matured in September 2005 and August 2006. Both notes are secured by equipment. These notes were paid in full during 2005.

4. LEASE COMMITMENTS

The Company leases office space from an unrelated party under a one year lease dated April 20, 2005. Rent expense under this operating lease was approximately $4,500 and $0 for the year ended December 31, 2005 and 2004, respectively. As of December 31, 2005, future lease expense is $2,220 due in April 2006.

The Company also rents equipment under informal rental agreements. Equipment rental expense was approximately $31,685 and $18,153 for the years ended December 31, 2005 and 2004, respectively.

5. SUBSEQUENT EVENTS

In January 2006, certain assets of the Company were purchased by Stallion Oilfield Services, headquartered in Houston, Texas.

SUPPLEMENTAL SCHEDULE

TRAIL BLAZER HOT SHOT, INC.

SCHEDULE OF OPERATING EXPENSES

	Year Ended December 31,
	2005	2004
COST OF SERVICES
Salaries and wages	$987,544	$917,541
Outside services	732,164	307,083
Repairs and maintenance	703,077	509,614
Taxes	293,479	222,902
Fuel	217,008	168,195
Insurance	200,930	151,604
Auto	110,118	111,113
Disposal	57,528	55,500
Other	67,965	80,724

TOTAL COST OF SERVICES	$3,369,813	$2,524,276

SELLING, GENERAL AND ADMINISTRATIVE
Salaries and wages	$364,000	$328,700
Office expenses	23,296	19,461
Taxes	18,844	10,539
Travel and entertainment	17,481	26,893
Professional fees	12,348	6,036
Advertising	10,389	9,577
Employee contribution cost	—	5,922
Other	56,455	36,797

TOTAL SELLING, GENERAL AND ADMINISTRATIVE	$502,813	$443,925

Independent Auditors’ Report

To the Stockholders

GL Trucking and Rental, Inc.

Williston, ND

We have audited the accompanying balance sheets of GL Trucking and Rental, Inc. as of September 12, 2005 and December 31, 2004, and related statements of operations, stockholders’ equity and cash flows for the period January 1, 2005 through September 12, 2005 and the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GL Trucking and Rental, Inc. as of September 12, 2005 and December 31, 2004, and the results of its operations and its cash flows for the January 1, 2005 through September 12, 2005 and the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page F-107 is presented for purposes of additional analysis and is not required as part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

April 20, 2006

GL TRUCKING AND RENTAL, INC.

BALANCE SHEETS

	September 12, 2005	December 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,836,201	$209,866
Accounts receivable—trade, less allowance for doubtful accounts of $78,063 and $77,032, respectively	2,454,615	1,607,147
Prepaid expenses and other current assets	30,857	134,075
Available-for-sale securities	33,342	36,843
Federal income tax receivable	—	21,743

TOTAL CURRENT ASSETS	4,355,015	2,009,674

PROPERTY AND EQUIPMENT, net	4,264,223	3,158,761

OTHER RECEIVABLE	31,045	31,045

TOTAL ASSETS	$8,650,283	$5,199,480

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable—trade	$285,186	$94,377
Accrued expenses	63,106	105,539
Profit sharing plan payable	—	400,000
Current portion of long-term debt	186,900	139,719
Deferred tax liability	27,946	—
Federal income tax payable	869,162	—
State income tax payable	216,378	—
Other current liabilities	34,707	—

TOTAL CURRENT LIABILITIES	1,683,385	739,635
LONG-TERM DEBT, less current portion	483,128	136,068

DEFERRED TAX LIABILITY	580,818	573,975

TOTAL LIABILITIES	2,747,331	1,449,678

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY	5,902,952	3,749,802

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,650,283	$5,199,480

See notes to financial statements.

GL TRUCKING AND RENTAL, INC.

STATEMENTS OF OPERATIONS

	January 1, 2005 through September 12, 2005	Year Ended December 31, 2004
SERVICE REVENUE	$7,811,003	$7,626,606

OPERATING EXPENSES:
Cost of services	2,500,808	3,394,046
Selling, general and administrative	1,121,745	1,668,685
Depreciation and amortization	741,533	727,926

TOTAL OPERATING EXPENSES	4,364,086	5,790,657

OPERATING INCOME	3,446,917	1,835,949

OTHER INCOME (EXPENSE)
Interest income	—	1,530
Other income	104,989	20,364
Interest expense	(28,243)	(15,699)

TOTAL OTHER INCOME	76,746	6,195

INCOME BEFORE INCOME TAXES	3,523,663	1,842,144

PROVISION FOR INCOME TAXES
Federal:
Current	1,091,961	342,874
Deferred	34,789	244,286
State income tax	240,262	75,887

TOTAL PROVISION FOR INCOME TAXES	1,367,012	663,047

NET INCOME	$2,156,651	$1,179,097

See notes to financial statements.

GL TRUCKING AND RENTAL, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

JANUARY 1, 2005 THROUGH SEPTEMBER 12, 2005 AND YEAR ENDED DECEMBER 31, 2004

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balances, January 1, 2004	$21,000	$2,592,805	$(19,206)	$2,594,599
Dividends	—	(21,000)	—	(21,000)
Unrealized loss on investments	—	—	(2,894)	(2,894)
Net income	—	1,179,097	—	1,179,097

Total comprehensive income				1,176,203

Balances, December 31, 2004	21,000	3,750,902	(22,100)	3,749,802
Unrealized loss on investments	—		(3,501)	(3,501)
Net income	—	2,156,651	—	2,156,651

Total comprehensive income				2,153,150

Balances, September 12, 2005	$21,000	$5,907,553	$(25,601)	$5,902,952

See notes to financial statements.

GL TRUCKING AND RENTAL, INC.

STATEMENTS OF CASH FLOWS

	January 1, 2005 through September 12, 2005	Year Ended December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$2,156,651	$1,179,097

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	741,533	727,926
Bad debt expense	—	8,512
Deferred tax expense	34,789	244,286
Gain on sale of assets	—	(13,760)
Changes in operating assets and liabilities:
Accounts receivable—trade	(847,468)	(477,079)
Prepaid expenses and other current assets	103,218	(11,970)
Other receivable	—	(4,179)
Accounts payable—trade	190,809	78,423
Accrued expenses	(42,433)	(54,811)
Profit sharing plan payable	(400,000)	71,846
Income taxes payable and other current liabilities	1,141,990	(91,409)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,079,089	1,656,882

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(1,046,995)	(1,731,470)
Proceeds received from disposal of property and equipment	—	20,000
Proceeds received from sale of investments	—	1,057

NET CASH USED IN INVESTING ACTIVITIES	(1,046,995)	(1,710,413)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(405,759)	(124,213)
Dividends paid	—	(21,000)

NET CASH USED IN FINANCING ACTIVITIES	(405,759)	(145,213)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,626,335	(198,744)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	209,866	408,610

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,836,201	$209,866

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$12,570	$15,442

NON-CASH TRANSACTIONS
Property and equipment financed with notes payable	$800,000	$200,000

See notes to financial statements.

GL TRUCKING AND RENTAL, INC.

NOTES TO FINANCIAL STATEMENTS

JANUARY 1, 2005 THROUGH SEPTEMBER 12, 2005 AND YEAR ENDED DECEMBER 31, 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: GL Trucking and Rental, Inc. (the “Company”) is engaged in the rental of cranes, trailers, skid houses, and other related equipment to oil and gas companies, operators, and service companies. The Company’s equipment and housing is manufactured for the tough environments of the drilling industry. The Company’s primary market area is North Dakota, and the Company operates from locations in Williston and Fairfield, ND.

The Company was incorporated in North Dakota in 1979. There are 3,000 shares of $10 par value common stock authorized. As of September 12, 2005 and December 31, 2004, there were 2,100 shares issued and outstanding.

Cash and Cash Equivalents: For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable: The Company extends credit to its customers based on an evaluation of the customer’s financial condition and generally collateral is not required. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible.

Investments: The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Held-to-maturity securities are recorded as either short term or long term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading, are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight line method over the estimated useful lives of the related assets. All expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-lived Assets: The Company evaluates an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events include market declines, changes in the manner in which the Company intends to use an asset, decisions to sell an asset and adverse changes in the legal or business environment.

If events or circumstances indicate that a long-lived asset’s carrying value may not be recoverable, the Company estimates the future undiscounted cash flows from the asset for which the lowest level of separate cash flows can be measured, to determine if the asset is impaired. If the total undiscounted future cash flows are less than the carrying amount for the asset, the Company estimates the fair value of the asset either through reference to sales data for similar assets, or by using a discounted cash flow approach. The asset’s carrying value is then adjusted downward to the fair value. These cash flow estimates require the Company to make estimates and assumptions for many years into the future for pricing, demand, competition, operating costs, legal, regulatory and other factors, and these estimates or assumptions could change significantly either positively or negatively.

GL TRUCKING AND RENTAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JANUARY 1, 2005 THROUGH SEPTEMBER 12, 2005 AND YEAR ENDED DECEMBER 31, 2004

Federal Income Taxes: The Company accounts for income taxes under FASB Statement No. 109, “Accounting for Income Taxes.” Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets, and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred taxes result primarily from property and equipment.

Revenue Recognition: Revenue from rental agreements is recognized over the rental period.

Advertising: The Company’s policy is to expense advertising costs as incurred. Advertising costs amounted to approximately $33,000 in 2005 and $12,000 in 2004.

Concentration of Risk: During 2005 and 2004, the Company had cash deposited in a bank which was in excess of federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with its account.

The Company’s customer base consists primarily of independent oil and natural gas producers. The Company performs ongoing evaluations of its customers, but generally does not require collateral on its trade receivables. During the period ended September 12, 2005, no customer comprised 10% of total sales. During the year ended December 31, 2004, sales to one customer accounted for 12% of total sales and the balance due from this customer was $202,000 as of December 31, 2004.

During the period ended September 12, 2005, the Company purchased a significant amount of goods from two vendors which totaled 23% and 12%, respectively, of cost of revenue. Amounts payable to these vendors as of September 12, 2005 totaled approximately $94,000. During the year ended December 31, 2004, the Company purchased a significant amount of goods and services from one vendor. Amounts payable to this vendor as of December 31, 2004 were approximately $56,000.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

2. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and estimated depreciable lives are as follows:

	Estimated Life	September 12, 2005	December 31, 2004
Tanks and skid houses	5-7 years	$5,211,043	$3,485,649
Autos and trucks	5 years	2,902,142	2,853,697
Trailers	5 years	752,548	695,069
Other rental equipment	5-7 years	491,795	479,315
Office Equipment	5-7 years	207,529	285,309
Buildings	39 years	332,867	251,890

		9,897,924	8,050,929
Less: accumulated depreciation		5,633,701	4,892,168

		$4,264,223	$3,158,761

GL TRUCKING AND RENTAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

JANUARY 1, 2005 THROUGH SEPTEMBER 12, 2005 AND YEAR ENDED DECEMBER 31, 2004

3. AVAILABLE FOR SALE SECURITIES

Available for sale securities as of September 12, 2005 and December 31, 2004 included equity securities at an estimated fair value of $33,342 and $36,843, respectively, resulting in an overall unrealized loss of $25,601 and $22,100, respectively.

4. NOTES PAYABLE AND LONG-TERM DEBT

As of December 31, 2004, the Company had a note payable to a bank for $102,503 dated December 19, 2003, payable in monthly installments of $8,776 bearing interest at 5.0%. The note was secured by equipment and paid off on May 17, 2005.

As of December 31, 2004, the Company had a note payable to a bank for $173,284 dated March 31, 2004, payable in monthly installments of $3,818 bearing interest at 5.5%. The note was secured by equipment and paid off on July 19, 2005.

In April 2005, the Company entered into a multiple advance agreement with a bank to purchase skid houses. The Company received advances of $400,000 in April 2005 and $400,000 in May 2005. Principal payments are due in installments of $15,575 plus interest at a variable rate. The interest rate is 6.25% through August 1, 2005, then variable at 0.5% above the Bank of North Dakota base rate. The loan matures in April 2010 and is secured by skid houses. As of September 12, 2005, the balance on the note was $670,028, which was paid in full on September 13, 2005 with proceeds from sale of certain assets (See Note 6).

Future maturities of the note payable is as follows:

Year Ending September 12,
2006	$186,900
2007	186,900
2008	186,900
2009	109,328

$670,028

5. LEASE COMMITMENTS

The Company leases office space from a related party under a month-to-month lease. Rent expense under this operating lease and was approximately $53,000 for the period ended September 12, 2005 and $70,000 for the year ended December 31, 2004.

6. SUBSEQUENT EVENTS

On September 13, 2005, certain assets of the Company were purchased by Stallion Oilfield Services, headquartered in Houston, Texas.

SUPPLEMENTAL SCHEDULE

GL TRUCKING AND RENTAL, INC.

SCHEDULE OF OPERATING EXPENSES

	January 1, 2005 through September 12, 2005	Year Ended December 31, 2004
COST OF SERVICES
Salaries and wages	$937,754	$1,337,041
Truck expenses	451,833	491,630
Skid house expenses	238,890	288,705
Profit sharing expense	—	244,000
Payroll taxes	79,865	102,694
Trailer expenses	70,386	89,510
Travel and entertainment	31,896	54,130
Other	690,184	786,336

TOTAL COST OF SERVICES	$2,500,808	$3,394,046

SELLING, GENERAL AND ADMINISTRATIVE
Salaries	$599,548	$854,829
Insurance	178,805	226,472
Profit sharing expense	—	156,000
Rent—office space	52,625	70,300
Payroll taxes	51,062	65,656
Vehicle	167,464	51,178
Telecommunications	25,128	32,290
Office expenses	15,548	19,409
Other	31,565	192,551

TOTAL SELLING, GENERAL AND ADMINISTRATIVE	$1,121,745	$1,668,685

See independent auditors’ report.

Independent Auditors’ Report

To the Stockholder

Separation Services, Inc.

Houston, Texas

We have audited the accompanying balance sheet of Separation Services, Inc. (the “Company”) as of December 31, 2004 and related statements of operations, stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Separation Services, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page F-117 is presented for purposes of additional analysis and is not required as part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

December 20, 2005

SEPARATION SERVICES, INC.

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$915,000
Accounts receivable—trade, less allowance for doubtful accounts of $102,008	2,411,767
Accounts receivable—affiliate and other	3,752
Prepaid expenses and other current assets	40,215

TOTAL CURRENT ASSETS	3,370,734

PROPERTY AND EQUIPMENT, net	1,093,799

TOTAL ASSETS	$4,464,533

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable—trade	$642,320
Sales tax refunds payable	149,828
Sales tax payable	52,988
State income tax payable	75,411
Federal income tax payable	234,498
Current maturities of long-term debt	6,521

TOTAL CURRENT LIABILITIES	1,161,566

LONG-TERM DEBT, less current portion	23,944

DEFERRED TAX LIABILITY	220,581

TOTAL LIABILITIES	1,406,091

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDER’S EQUITY	3,058,442

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$4,464,533

See notes to financial statements.

SEPARATION SERVICES, INC.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

SERVICE REVENUE	$9,494,511

OPERATING EXPENSES:
Cost of services	5,017,254
Selling, general and administrative	1,818,251
Depreciation and amortization	431,520

TOTAL OPERATING EXPENSES	7,267,025

INCOME FROM OPERATIONS	2,227,486

OTHER EXPENSE INCOME (EXPENSE)
Interest income	1,632
Interest expense	(2,949)

TOTAL OTHER INCOME (EXPENSE)	(1,317)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,226,169

PROVISION FOR INCOME TAXES
Federal—current	666,998
Federal—deferred	54,612
State	78,240

799,850

NET INCOME	$1,426,319

See notes to financial statements.

SEPARATION SERVICES, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

YEAR ENDED DECEMBER 31, 2004

	Common Stock	Retained Earnings	Total
Balances, December 31, 2003	$1,000	$1,784,089	$1,785,089
Dividends in lieu of loan repayment	—	(152,966)	(152,966)
Net income	—	1,426,319	1,426,319

Balances, December 31, 2004	$1,000	$3,057,442	$3,058,442

See notes to financial statements.

SEPARATION SERVICES, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$1,426,319

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	431,520
Bad debt expense	55,401
Deferred tax expense	54,612
Changes in operating assets and liabilities:
Accounts receivable	(1,629,990)
Loan from stockholder	(122,033)
Prepaid expenses and other current assets	241
Accounts payable	353,193
Taxes payable	370,774

NET CASH PROVIDED BY OPERATING ACTIVITIES	940,037

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(385,665)

NET CASH USED IN INVESTING ACTIVITIES	(385,665)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(50,465)

NET CASH USED IN FINANCING ACTIVITIES	(50,465)

INCREASE IN CASH	503,907

CASH AT BEGINNING OF PERIOD	411,093

CASH AT END OF PERIOD	$915,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest	$1,973
Taxes	432,500

$434,473

NON-CASH TRANSACTIONS
Property and equipment purchased financed with notes payable	$35,000

Dividend issued to stockholder in lieu of loan repayment	$152,966

See notes to financial statements.

SEPARATION SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Separation Services, Inc. (the “Company”) is engaged in the rental of equipment to oil and gas companies and operators at drilling locations in order to separate the waste disposal from the well into solid and liquid forms. The process separates the solid waste from the liquid material into a dry solid form so that liquids can be recycled back into the well. This allows the customers to reduce the amount of waste produced in the drilling operations. The Company contracts with a third party for labor for operations at the wellsite, as well as various third parties for trucking services to haul equipment and waste. The Company’s primary market area is the Gulf Coast region of Texas. The Company operates from Houston, Texas.

The Company was incorporated in Texas on May 1, 1999, and is authorized to issue 100,000 shares of Class A common stock (par value $0.01) and 100,000 shares of Class B common stock (par value $0.01). As of December 31, 2004, there are 100,000 shares issued and outstanding.

Cash and Cash Equivalents: For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable: The Company extends credit to its customers based on informal discussions with the management of potential customers. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight line method over the estimated useful lives of the related assets. All expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-lived Assets: The Company evaluates an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events include market declines, changes in the manner in which the Company intends to use an asset, decisions to sell an asset and adverse changes in the legal or business environment.

If events or circumstances indicate that a long-lived asset’s carrying value may not be recoverable, the Company estimates the future undiscounted cash flows from the asset for which the lowest level of separate cash flows can be measured, to determine if the asset is impaired. If the total undiscounted future cash flows are less than the carrying amount for the asset, the Company estimates the fair value of the asset either through reference to sales data for similar assets, or by using a discounted cash flow approach. The asset’s carrying value is then adjusted downward to the fair value. These cash flow estimates require the Company to make estimates and assumptions for many years into the future for pricing demand, competition, operating costs, legal, regulatory and other factors and these estimates or assumptions could change significantly either positively or negatively.

Federal Income Taxes: The Company accounts for income taxes under FASB Statement No. 109, “Accounting for Income Taxes.” Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred taxes result primarily from property and equipment.

Revenue Recognition: Revenue from rental agreements are recognized over the rental period and revenues from service agreements are recognized when services have been rendered.

Advertising: The Company’s policy is to expense advertising costs as incurred. Advertising costs amounted to approximately $14,000 for the year ended December 31, 2004.

SEPARATION SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Concentration of Risk: During 2004, the Company had cash deposited in a bank which was in excess of federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with its account.

The Company’s customer base consists primarily of independent oil and natural gas producers. The Company performs ongoing evaluations of its customers but generally does not require collateral on its trade receivables. During the year ended December 31, 2004, sales to two customers accounted for approximately 18% and 11% of total sales, respectively, and approximately $370,000 and $0 are due from customers as of December 31, 2004, respectively.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

2. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and estimated depreciable lives as of December 31, 2004 are as follows:

	Estimated Life
Rental Equipment	5-10 years	$2,556,806
Vehicles	3-5 years	170,954
Office Equipment	3-5 years	82,259
Leasehold Improvements	Various	29,244

		2,839,263
Less: accumulated depreciation		1,745,464

		$1,093,799

3. NOTES PAYABLE AND LONG-TERM DEBT

As of December 31, 2004, the Company has a term note payable to a bank for $30,465. The note is dated June 24, 2004 and is payable in monthly installments of $653 including interest at 4.59%, through September 15, 2004. The monthly payments increased to $1,000 including interest effective September 15, 2004. The note matures in June 2009 and is secured by an automobile.

Future maturities of long-term debt are as follows:

Year Ending December 31,
2005	$6,521
2006	6,827
2007	7,147
2008	7,482
2009	2,488

$30,465

SEPARATION SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

4. LEASE COMMITMENTS

The Company leases office space from a related party with no formal rental agreement in place as of December 31, 2004. Rent expense incurred for this office space was approximately $79,000 for the year ended December 31, 2004.

The Company also leases equipment on a day-to-day basis from several vendors. The rental expense incurred for this amounted to approximately $446,000 for the year ended December 31, 2004 and is included in cost of revenue in the statement of income. Amounts re-billed to the customer are included in revenue. There are no formal rental agreements in place for rental of equipment.

The minimum future lease payments required under current non-cancelable operating lease agreements as of December 31, 2004, including operating leases executed subsequent to December 31, 2004, as described in Note 6, having remaining terms in excess of one year as of December 31, 2004 for each of the next five years and in the aggregate, are as follows:

Year Ending December 31,
2005	$90,000
2006	90,000
2007	90,000

$270,000

5. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the Company rented equipment from an entity owned by a member of the Company’s management. Total rentals from this company totaled approximately $51,000 and are included in cost of sales in the Statement of Income. The Company had related accounts payable of $1,200 as of December 31, 2004. See additional related party disclosures in Note 6—Subsequent Events.

6. SUBSEQUENT EVENTS

In January, 2005, the Company entered into a lease agreement with a related party for the office space located in Houston, Texas. The lease agreement specifies $90,000 in annual rent expiring in December 2007.

In January 2005, the Company’s owner formed a company to provide consulting services to the Company at a monthly rate of $13,000 plus $1,000 for expenses. The consulting agreement was terminated in December 2005, and the Company paid an additional $224,000 to terminate the contract.

On January 31, 2005, the Company was purchased by Stallion Oilfield Services, headquartered in Houston, Texas.

SUPPLEMENTAL SCHEDULE

SEPARATION SERVICES, INC.

SCHEDULE OF OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2004

COST OF SERVICES
Trash and sewer disposal	$1,642,927
Wages	1,311,695
Supplies expense	701,402
Leased equipment costs	446,215
Transportation cost	195,587
Repairs & maintenance	186,766
Payroll taxes	150,003
Insurance	29,670
Other	352,989

TOTAL COST OF SERVICES	$5,017,254

SELLING, GENERAL AND ADMINISTRATIVE
Salaries	905,887
Insurance	147,510
Travel and entertainment	139,974
Telecommunications	104,805
Rent—office space	79,275
Property and other taxes	75,435
Bad debts	55,401
Office expenses	39,711
Vehicle	38,958
Legal and professional	20,673
Payroll taxes	20,659
Other	189,963

TOTAL SELLING, GENERAL AND ADMINISTRATIVE	$1,818,251

See independent auditors’ report.

Independent Auditors’ Report

To the Partners

Stallion Rentals, L.P.

Liberty, Texas

We have audited the accompanying balance sheet of Stallion Rentals (the “Partnership”), L.P. dba Trinity Valley Rentals, as of December 31, 2004, and related combined statements of operations, changes in partners’ deficit and cash flows for the six month periods ended June 30, 2004 and December 31, 2004 of Trinity Valley Rentals, Inc. and Stallion Rentals, L.P., respectively. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stallion Rentals, L.P. dba Trinity Valley Rentals, as of December 31, 2004, and the combined results of their operations and their cash flows for the six months periods ended June 30, 2004 and December 31, 2004 of Trinity Valley Rentals, Inc. and Stallion Rentals, L.P., respectively, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page F-128 is presented for the purposes of additional analysis and is not required as part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

January 19, 2006

TRINITY VALLEY RENTALS

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$67,401
Accounts receivable—less allowance for doubtful accounts of $95,086	957,934
Prepaid expense and other current assets	72,240

TOTAL CURRENT ASSETS	1,097,575

PROPERTY AND EQUIPMENT, net	1,958,701

TOTAL ASSETS	$3,056,276

LIABILITIES AND PARTNERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable—trade	$648,676
Accounts payable—related party	23,993
Accrued expenses	63,638
Sales tax payable	75,358
Current portion of long-term debt	819,341
Current portion of notes payable—related party	190,160
Current portion of capital lease obligations	30,112

TOTAL CURRENT LIABILITIES	1,851,278

LONG-TERM DEBT, less current portion	1,252,440

NOTES PAYABLE—RELATED PARTY, less current portion	231,407

LONG-TERM CAPITAL LEASE OBLIGATIONS, less current portion	37,931

TOTAL LIABILITIES	3,373,056

COMMITMENTS AND CONTINGENCIES	—

PARTNERS’ DEFICIT	(316,780)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$3,056,276

See notes to combined financial statements.

TRINITY VALLEY RENTALS

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

SERVICE REVENUE	$3,893,380

OPERATING EXPENSES:
Cost of services	2,286,188
Selling, general and administrative	1,366,968
Depreciation and amortization	584,262

TOTAL OPERATING EXPENSES	4,237,418

OPERATING LOSS	(344,038)
INTEREST EXPENSE	(94,598)

NET LOSS	$(438,636)

See notes to combined financial statements.

TRINITY VALLEY RENTALS

COMBINED STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2004

Balance as of December 31, 2003	$(278,144)
Contributions	400,000
Net loss	(438,636)

Balance as of December 31, 2004	$(316,780)

See notes to combined financial statements.

TRINITY VALLEY RENTALS

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(438,636)

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	584,262
Bad debt expense	81,054
Changes in operating assets and liabilities:
Accounts receivable	(316,685)
Prepaid expenses and other current assets	(41,919)
Accounts payable	156,512
Accounts payable—related party	23,993
Accrued expenses	8,738
Sales tax payable	18,336

NET CASH PROVIDED BY OPERATING ACTIVITIES	75,655

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(150,266)
Proceeds received from disposal of property and equipment	2,500

NET CASH USED IN INVESTING ACTIVITIES	(147,766)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	950,751
Payments on long-term debt	(1,360,816)
Proceeds from line of credit	427,289
Payments on capital leases	(25,356)
Capital contributions by partners of Stallion Rentals, LP	360,000
Payment of note payable to Trinity Valley Rental stockholders	(213,927)

NET CASH PROVIDED BY FINANCING ACTIVITIES	137,941

INCREASE IN CASH	65,830

CASH AT BEGINNING OF PERIOD	1,571

CASH AT END OF PERIOD	$67,401

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$94,598

NON-CASH TRANSACTIONS
Property and equipment financed with long-term debt	$239,577

Property and equipment financed with proceeds from line of credit	$787,711

Property and Equipment financed with stockholder note payable	$192,635

Contribution of stockholder loan receivable	$40,000

See notes to combined financial statements.

TRINITY VALLEY RENTALS

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Stallion Rentals, LP, dba Trinity Valley Rentals (the “Partnership”) is engaged in the rental of forklifts, manlifts, light towers, generators and other surface equipment to the drilling industry. The Partnership’s equipment is manufactured for the tough environments of the drilling industry and provides its customers with living and work spaces. The Partnership’s primary market area is the Gulf Coast region of Texas and it operates from Liberty, TX.

The Partnership is the successor entity of Trinity Valley Rentals, Inc. (the “Predecessor Company”). On July 1, 2004, the Partnership acquired 100% of the stock of the Predecessor Company. For financial reporting purposes, the combined financial statements of the Predecessor Company and the Partnership have been presented at historical cost and do not reflect the effects of any purchase price adjustments as the change in control at July 1, 2004 was a step transaction in connection with the ownership change described in Note 8.

Cash and Cash Equivalents: For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable: The Partnership extends credit to its customers based on informal discussions with the management and generally collateral is not required. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. All expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-lived Assets: The Partnership evaluates an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events include market declines, changes in the manner in which the Partnership intends to use an asset, decisions to sell an asset and adverse changes in the legal or business environment.

If events or circumstances indicate that a long-lived asset’s carrying value may not be recoverable, the Partnership estimates the future undiscounted cash flows from the asset for which the lowest level of separate cash flows can be measured, to determine if the asset is impaired. If the total undiscounted future cash flows are less than the carrying amount for the asset, the Partnership estimates the fair value of the asset either through reference to sales data for similar assets, or by using a discounted cash flow approach. The asset’s carrying value is then adjusted downward to the fair value. These cash flow estimates require the Partnership to make estimates and assumptions for many years into the future for pricing demand, competition, operating costs, legal, regulatory and other factors and these estimates or assumptions could change significantly either positively or negatively.

Federal Income Taxes: The Predecessor Company elected S Corporation status on July 1, 2001. Generally, an S Corporation is not subject to tax as its income/loss is reported by the corporation’s shareholders on their individual returns.

Under Internal Revenue Code Section 1374, an S Corporation may be subject to corporate level tax if it has any built-in gain as of the date of the S Corporation election and that gain is realized within a ten year period from the date of the election. The prior owners of the company have represented that no built-in gain exists as of the date of the S corporation election. Accordingly, no provision for potential corporate level built-in gain tax has been provided in relation to the operations of the Predecessor Company.

TRINITY VALLEY RENTALS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

While the Predecessor Company was an S Corporation, Stallion Rentals, L.P. is treated as a partnership for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income or losses are reflected in the partners’ individual or corporate income tax returns in accordance with their ownership percentages.

Revenue Recognition: Revenues from rental agreements are recognized over the rental period.

Advertising: The Partnership’s policy is to expense advertising costs as incurred. Advertising costs amounted to approximately $16,000 for the year ended December 31, 2004.

Partnership Allocations: The income or loss is allocated to the partners in accordance with the Partnership agreement.

Concentration of Risk: During 2004, the Partnership had cash deposited in a bank which was in excess of federally insured limits. The Partnership monitors the financial condition of the bank and has experienced no losses associated with its account.

The Partnership’s customer base consists primarily of independent oil and natural gas producers. The Partnership performs ongoing evaluations of its customers but generally does not require collateral on its trade receivables. During the year ended December 31, 2004, sales to one customer accounted for approximately 17% of total sales. The balance due from this customer as of December 31, 2004 was approximately $202,000. During the year ended December 31, 2004, the Partnership purchased approximately 10% of all goods and services from one vendor. The balance due to this vendor was approximately $95,000 as of December 31, 2004.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or partners’ capital.

2. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and estimated depreciable lives as of December 31, 2004 are as follows:

	Estimated Life
Rental equipment	5 years	$2,857,459
Autos and trucks	5 years	705,318
Furniture and fixtures	7 years	31,911
Leasehold improvements	Various	14,925
Software	3 years	1,962

		3,611,575
Less: accumulated depreciation		1,652,874

		$1,958,701

TRINITY VALLEY RENTALS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

3. NOTES PAYABLE—RELATED PARTIES

Notes payable—related party as of December 31, 2004 consists of the following:

Note payable to owners of the Predecessor Company dated June 30, 2004. Interest only payments are due until June, 2005 thereafter, principal monthly payments of $6,254 plus interest at 5%, maturing in January, 2009. The note is secured by the assets of the Partnership.	$268,932
Note payable to partner, dated December 31, 2004, no stated maturity date or interest rate. This note is classified as a current liability.	152,635

421,567
Less: current maturities	190,160

$231,407

4. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt as of December 31, 2004 consists of the following:

Line of credit with maximum borrowing of $1,000,000, dated June 30, 2004. Principal payments of 1/60 of the outstanding balance are payable monthly bearing interest at 6%, maturing December 2009 and secured by equipment.	$1,000,000
Notes payable to a bank, payable in monthly installments aggregating $30,731 including interest, maturing through October 2007, secured by equipment.	628,047
Line of credit with maximum borrowing of $500,000. Interest only payments calculated as prime plus 0.5% are payable until maturity in June 2005, secured by equipment.	215,000
Notes payable to financing companies, payable in monthly installments from $630 to $1,570 and bearing interest at rates ranging from 4.9% to 7.99%, maturing at various dates through November 2009. The notes are secured by vehicles and equipment.	188,488
Note payable to a bank payable in monthly installments of $768 including interest at 4.69%, maturing in July 2007 and secured by a vehicle.	22,328
Note payable to a bank payable in monthly installments of $530 including interest at 6.39%, maturing in July 2007 and secured by a vehicle.	17,918

2,071,781
Less: current maturities	819,341

$1,252,440

The Partnership is required to meet certain financial covenants on a monthly reporting basis. Among other restrictions, such covenants include the maintenance of minimum tangible net worth requirements, as well as the maintenance of sufficient levels of earnings to meet the Partnership’s required debt servicing obligations. As of December 31, 2004, the Partnership was not in compliance with these covenants.

TRINITY VALLEY RENTALS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

The following are future maturities of the long-term debt and long-term debt related party:

Year Ending December 31,	Related Party	Non-Related Party	Total
2005	$190,160	$819,341	$1,009,501
2006	75,051	590,508	665,559
2007	75,051	250,053	325,104
2008	75,051	206,039	281,090
2009	6,254	205,840	212,094

	$421,567	$2,071,781	$2,493,348

5. CAPITAL LEASE OBLIGATIONS

The Partnership leases certain equipment which has been classified as capital leases. As of December 31, 2004, the aggregate cost and accumulated depreciation of assets under capital leases are as follows:

Cost	$155,830
Accumulated depreciation	122,000

$33,830

Depreciation for such assets is included in depreciation expense.

The following are the future minimum lease payments under capital leases:

Year Ending December 31,
2005	$35,484
2006	28,159
2007	12,070

Total future minimum lease payments	75,713

Less: amount representing interest	7,670

Present value of future minimum lease payments	$68,043

6. LEASE COMMITMENTS

The Partnership leases land under an informal month-to-month agreement. They also lease office space under a non-cancelable operating lease which expires March 2005. Rent expense under these operating leases and other vehicle leases charged to income was approximately $35,000 for the year ended December 31, 2004. The Partnership is obligated to pay $4,050 in 2005.

The Partnership subleases and leases rental equipment for use in the revenue process under informal lease agreements. Total sublease and lease expense was approximately $1,370,000 and $109,000, respectively.

7. RELATED PARTY TRANSACTIONS

The Partnership has related party payables of approximately $24,000 as of December 31, 2004. The partnership also has notes payable to related parties as described in Note 3.

8. SUBSEQUENT EVENTS

On January 31, 2005, certain assets and working capital of the Partnership were purchased by Stallion Oilfield Services, headquartered in Houston, Texas.

SUPPLEMENTAL SCHEDULE

TRINITY VALLEY RENTALS

SCHEDULE OF COMBINED OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2004

COST OF SERVICES
Subleased equipment	$1,371,086
Salaries and wages	306,058
Repairs and maintenance	264,464
Leased equipment	108,974
Vehicles	71,868
Tools and supplies	44,492
Freight	26,858
Fuel	28,875
Other	63,513

TOTAL COST OF SERVICES	$2,286,188

SELLING, GENERAL AND ADMINISTRATIVE
Salaries	467,875
Insurance	162,098
Vehicle	138,399
Travel and entertainment	107,366
Bad debts	81,054
Payroll taxes	68,665
Legal and professional	65,090
Telecommunications	49,379
Repairs and maintenance	38,382
Rent—office space	34,739
Property taxes	32,812
Office expenses	17,942
Advertising	16,118
Other	87,049

TOTAL SELLING, GENERAL AND ADMINISTRATIVE	$1,366,968

See independent auditors’ report.

Independent Auditors’ Report

To the Stockholders

Envirotech, Inc.

Riverton, WY

We have audited the accompanying balance sheet of Envirotech, Inc. as of December 31, 2004, and related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envirotech, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page F-139 is presented for purposes of additional analysis and is not required as part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

January 9, 2006

ENVIROTECH, INC.

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Accounts receivable—trade, less allowance for doubtful accounts of $18,985	1,151,066
Loan to stockholder	11,445

TOTAL CURRENT ASSETS	1,162,511

PROPERTY AND EQUIPMENT, net	1,865,985

TOTAL ASSETS	$3,028,496

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft	$133,541
Accounts payable—trade	502,166
Accounts payable—related party	28,526
Current portion of long-term debt	291,239
Note payable—related party	75,000
Line of credit	340,000

TOTAL CURRENT LIABILITIES	1,370,472

LONG-TERM DEBT, less current portion	464,378

TOTAL LIABILITIES	1,834,850

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDERS’ EQUITY	1,193,646

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,028,496

See notes to financial statements.

ENVIROTECH, INC.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

SERVICE REVENUE	$5,555,377

OPERATING EXPENSES:
Cost of services	3,867,462
Selling, general and administrative	695,134
Depreciation and amortization	482,674

TOTAL OPERATING EXPENSES	5,045,270

OPERATING INCOME	510,107

OTHER INCOME (EXPENSE)
Interest expense	(62,932)
Other income	20,850
Other expense	(28,138)

TOTAL OTHER INCOME (EXPENSE)	(70,220)

NET INCOME	$439,887

See notes to financial statements.

ENVIROTECH, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2004

	Common Stock	Retained Earnings	Total
Balances, January 1, 2004	$18,000	$955,759	$973,759
Dividends	—	(220,000)	(220,000)
Net income	—	439,887	439,887

Balances, December 31, 2004	$18,000	$1,175,646	$1,193,646

See notes to financial statements.

ENVIROTECH, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$439,887

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	482,674
Bad debt expense	22,457
Loss on disposal of assets	42,000
Changes in operating assets and liabilities:
Accounts receivable	(321,818)
Loan to shareholder	(5,188)
Accounts payable	381,484
Accounts payable—related party	84,854

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,126,350

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(128,057)

NET CASH USED IN INVESTING ACTIVITIES	(128,057)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(386,090)
Payments on line of credit	(285,000)
Dividends paid	(220,000)
Proceeds from notes payable—related party	175,000
Payment on notes payable—related party	(150,000)
Bank overdraft	(133,541)

NET CASH USED IN FINANCING ACTIVITIES	(999,631)

INCREASE IN CASH	(1,338)

CASH AT BEGINNING OF PERIOD	1,338

CASH AT END OF PERIOD	$—

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$62,932

NON-CASH
Property and equipment financed with notes payable and line of credit	$640,000

See notes to financial statements.

ENVIROTECH, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Envirotech, Inc. (the “Company”) is engaged in the rental of temporary housing, water systems, sewer systems and other related equipment to the drilling industry. The Company’s housing is manufactured for the tough environments of the drilling industry and provides its customers with comfortable and functional living and work spaces. The Company’s primary market is the Rocky Mountain area and it operates from Riverton, WY.

Envirotech, Inc. was incorporated in Wyoming in 1996. The Company is equally co-owned by two individuals. The Company is authorized to issue 50,000 shares of no-par value common stock. As of December 31, 2004, 1,000 shares are issued and outstanding.

Cash and Cash Equivalents: For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable: The Company extends credit to its customers based on an evaluation of the customer’s financial condition and generally collateral is not required. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. All expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-lived Assets: The Company evaluates an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events include market declines, changes in the manner in which the Company intends to use an asset, decisions to sell an asset and adverse changes in the legal or business environment.

If events or circumstances indicate that a long-lived asset’s carrying value may not be recoverable, the Company estimates the future undiscounted cash flows from the asset for which the lowest level of separate cash flows can be measured, to determine if the asset is impaired. If the total undiscounted future cash flows are less than the carrying amount for the asset, the Company estimates the fair value of the asset either through reference to sales data for similar assets, or by using a discounted cash flow approach. The asset’s carrying value is then adjusted downward to the fair value. These cash flow estimates require the Company to make estimates and assumptions for many years into the future for pricing demand, competition, operating costs, legal, regulatory and other factors and these estimates or assumptions could change significantly either positively or negatively.

Federal Income Taxes: The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Revenue Recognition: Revenue from rental agreements are recognized over the rental period.

Advertising: The Company’s policy is to expense advertising costs as incurred. Advertising costs amounted to approximately $8,000 for the year ended December 31, 2004.

ENVIROTECH, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Concentration of Risk: During 2004, the Company had cash deposited in a bank which was in excess of federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with its account.

The Company’s customer base consists primarily of independent oil and natural gas producers. The Company performs ongoing evaluations of its customers but generally does not require collateral on its trade receivables. During the year ended December 31, 2004, sales to three customers accounted for approximately 21%, 18% and 14% of total sales. Receivables from these customers as of December 31, 2004 totaled approximately $222,000, $337,000 and $158,000, respectively. During 2004, the Company purchased approximately 19% of all goods and services from one vendor. The accounts payable balance due to this vendor as of December 31, 2004 was approximately $200,000.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

2. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and estimated depreciable lives as of December 31, 2004 are as follows:

	Estimated Life
Rental equipment	5-7 years	$3,167,729
Autos and trucks	5 years	274,179
Other depreciable property	5-7 years	156,151
Leasehold improvements	Various	4,412

		3,602,471
Less: accumulated depreciation		1,736,486

		$1,865,985

3. NOTES PAYABLE—RELATED PARTY

The Company has a note payable to a related party dated December 2003. Interest accrues at 6.5% and will increase based on prime rate, which was 5.25% as of December 31, 2004. The note has no stated maturity date and the principal balance of $75,000 is classified as a current liability.

ENVIROTECH, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

4. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt as of December 31, 2004 consists of the following:

Line of credit to a bank dated April 2004; maximum borrowing of $350,000. Interest payable monthly at the higher of prime (prime rate as of December 31, 2004 was 5.25%) or 4.75%. Line of credit matures in May 2005.	$340,000
Note payable to a bank dated April 2004; original principal amount of $300,000. Payable in monthly installments of $5,628 including interest at the higher of prime rate or 4.75%. Note matures April 2009 and is secured by stock and assets of the Company along with personal guarantees of the owners.	263,158
Note payable to a bank dated October 2003; original principle of $250,000. Payable in monthly installments of $4,661 which includes interest at the higher of the prime rate or 4.5%. Note matures October 2006 and is secured by the stock and assets of the Company along with the personal guarantees of the owners.	196,551
Note payable to a bank dated November 2000; original principal amount of $850,000. Payable in monthly installments of $17,749 which includes interest at prime rate less 0.75% with a maximum of 10% and a minimum of 6.75%. Note matures March 2006 and is secured by stock and assets of the Company along with the personal guarantees of the owners.	185,497
Note payable to a bank dated March 2001; original principal amount of $350,000. Payable in monthly installments of $7,055 including interest at the higher of prime less 0.5% or 8%. Note matures June 15, 2006 and is secured by stock and assets of the Company along with personal guarantees of the owners.	95,321
Note payable to a financing company dated December 2003; original principal amount of $21,629. Payable in monthly installments of $503 with no interest. Note matures April 2009 and is secured by equipment.	15,090

1,095,617
Less: current maturities	631,239

$464,378

The Company is required to meet certain financial covenants on a monthly reporting basis. Among other restrictions, such covenants include the maintenance of minimum tangible net worth requirements, as well as the maintenance of sufficient levels of earnings to meet the Company’s required debt servicing obligations. As of December 31, 2004, the Company was in compliance with all of the related notes payable and covenants.

Future maturities of long-term debt are as follows:

Year Ending December 31,	Related party	Non-related party	Total
2005	$75,000	$631,239	$706,239
2006	—	232,966	232,966
2007	—	121,694	121,694
2008	—	69,970	69,970
2009	—	39,748	39,748

	$75,000	$1,095,617	$1,170,617

ENVIROTECH, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

5. LEASE COMMITMENTS

The Company leases office space from a related party under an informal month-to-month operating lease. Rent expense for office space was approximately $70,000 for the year ended December 31, 2004.

The Company rents equipment for use in the revenue process, and re-bills this cost to customers. Re-billed rental expense totaled approximately $1,560,000 during 2004 and is included in cost of revenue in the statement of income.

Totaled amounts re-billed to the customer are included in revenue.

Equipment is primarily rented under short-term rental arrangements and a non-cancelable operating lease expiring in October 2007. Total rental expense under this non-cancelable lease was approximately $420,000 during the year ended December 31, 2004.

The approximate future minimum rental payments under the non-cancelable operating lease are as follows:

Year Ending December 31,
2005	$1,927,000
2006	1,927,000
2007	1,441,000

$5,295,000

6. RELATED PARTY TRANSACTIONS

The Company had related party payables of approximately $28,000 as of December 31, 2004. Related party payables are due to shareholders, as well as entities under common control. The Company also has related party notes as described in Note 3 and leases office space from a related party as described in Note 5.

7. SUBSEQUENT EVENTS

On January 31, 2005, certain assets and working capital of the Company were purchased by Stallion Oilfield Services, headquartered in Houston, Texas.

SUPPLEMENTAL SCHEDULE

ENVIROTECH, INC.

SCHEDULE OF OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2004

COST OF SERVICES
Re-billed equipment rental	$1,555,772
Repairs and maintenance	428,025
Purchases/materials	412,346
Autos and trucks	144,878
Labor	963,867
Employee benefits	95,029
Travel and entertainment	94,190
Payroll taxes	84,723
Insurance	75,186
Other	13,446

TOTAL COST OF SERVICES	$3,867,462

SELLING, GENERAL AND ADMINISTRATIVE
Vehicle	$219,877
Salaries	141,940
Rent-office space	70,024
Legal and professional	52,712
Loss on disposal of assets	42,000
Telecommunications	33,246
Bad debts	22,457
Insurance	21,083
Employee benefits	20,860
Payroll taxes	18,498
Utilities	17,156
Travel and entertainment	10,465
Advertising	8,089
Other	16,727

TOTAL SELLING, GENERAL AND ADMINISTRATIVE	$695,134

See independent auditors’ report.

Independent Auditors’ Report

To the Stockholder

Double D Enterprises, Inc.

Riverton, WY

We have audited the accompanying balance sheet of Double D Enterprises, Inc. as of December 31, 2004, and related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Double D Enterprises, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page F-149 is presented for purposes of additional analysis and is not required as part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/S/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas

January 9, 2006

DOUBLE D ENTERPRISES, INC.

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$216,982
Accounts receivable—trade, less allowance for doubtful accounts of $83,898	387,484
Accounts receivable—related party	189,108
Available-for-sale securities	314,331
Prepaid expenses and other current assets	16,500

TOTAL CURRENT ASSETS	1,124,405

PROPERTY AND EQUIPMENT, net	1,084,935

HELD TO MATURITY INVESTMENTS	90,466

TOTAL ASSETS	$2,299,806

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable—trade	$104,107
Line of credit	444,900

TOTAL CURRENT LIABILITIES	549,007

TOTAL LIABILITIES	549,007

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDER’S EQUITY	1,750,799

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$2,299,806

See notes to financial statements.

DOUBLE D ENTERPRISES, INC.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

SERVICE REVENUE	$2,283,791

OPERATING EXPENSES:
Cost of services	989,154
Selling, general and administrative	384,902
Depreciation and amortization	171,579

TOTAL OPERATING EXPENSES	1,545,635

INCOME FROM OPERATIONS	738,156

OTHER INCOME (EXPENSE)
Interest income	5,440
Interest expense	(41,990)
Other income	4,273
Other expense	(25,416)

TOTAL OTHER INCOME (EXPENSE)	(57,693)

NET INCOME	$680,463

See notes to financial statements.

DOUBLE D ENTERPRISES, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

YEAR ENDED DECEMBER 31, 2004

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Total
Balances, December 31, 2003	$10,000	$1,017,508	$61,409	$1,088,917
Unrealized gain on available— for-sale securities	—	—	41,919	41,919
Net income	—	680,463	—	680,463

Total comprehensive income				722,382
Dividends	—	(60,500)	—	(60,500)

Balances, December 31, 2004	$10,000	$1,637,471	$103,328	$1,750,799

See notes to financial statements.

DOUBLE D ENTERPRISES, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$680,463

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	171,579
Bad debt expense	77,619
Changes in operating assets and liabilities:
Accounts receivable—trade	(275,357)
Accounts receivable—related party	(77,707)
Prepaid expenses and other current assets	(6,114)
Accounts payable—trade	10,898

NET CASH PROVIDED BY OPERATING ACTIVITIES	581,381

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(366,276)
Proceeds received from sale of investment	4,211
Purchase of available-for-sale securities	(46,564)

NET CASH USED IN INVESTING ACTIVITIES	(408,629)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(60,500)
Repayment of line of credit	(2,176)
Repayments on capital leases	(17,612)

NET CASH USED IN FINANCING ACTIVITIES	(80,288)

INCREASE IN CASH	92,464

CASH AT BEGINNING OF PERIOD	124,518

CASH AT END OF PERIOD	$216,982

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$41,990

NON-CASH TRANSACTIONS
Property and equipment financed with line of credit	$447,076

See notes to financial statements.

DOUBLE D ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Double D Enterprises, Inc. (the “Company”) is engaged in the rental of loaders, manlifts, mud vacs, and other related equipment to the drilling industry. The Company’s primary market is Wyoming, and the Company operates from locations in Riverton and Shoshoni, WY.

Double D Enterprises, Inc., an S Corporation, was incorporated in Wyoming in June, 1980. The Company is authorized to issue 50,000 shares of no-par value common stock.

Cash and Cash Equivalents: For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable: The Company extends credit to its customers based on an evaluation of their financial condition and generally collateral is not required. Outstanding accounts receivable are assessed routinely and an allowance is set up when accounts are deemed uncollectible.

Investments: The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Held-to-maturity securities are recorded as either short -term or long-term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading, are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, included in the determination of comprehensive income and reported in stockholder’s equity.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. All expenditures for major renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-lived Assets: The Company evaluates an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events include market declines, changes in the manner in which the Company intends to use an asset, decisions to sell an asset and adverse changes in the legal or business environment.

If events or circumstances indicate that a long-lived asset’s carrying value may not be recoverable, the Company estimates the future undiscounted cash flows from the asset for which the lowest level of separate cash flows can be measured, to determine if the asset is impaired. If the total undiscounted future cash flows are less than the carrying amount for the asset, the Company estimates the fair value of the asset either through reference to sales data for similar assets, or by using a discounted cash flow approach. The asset’s carrying value is then adjusted downward to the fair value. These cash flow estimates require the Company to make estimates and assumptions for many years into the future for pricing demand, competition, operating costs, legal, regulatory and other factors and these estimates or assumptions could change significantly either positively or negatively.

Federal Income Taxes: The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

DOUBLE D ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

Revenue Recognition: Revenue from rental agreements are recognized over the rental period.

Advertising: The Company’s policy is to expense advertising costs as incurred. Advertising costs amounted to approximately $5,000 for the year ended December 31, 2004.

Concentration of Risk: During 2004, the Company had cash deposited in a bank which was in excess of federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with its account.

The Company’s customer base consists primarily of independent oil and natural gas producers. The Company performs ongoing evaluations of its customers but generally does not require collateral on its trade receivables. During the year ended December 31, 2004, sales to four customers accounted for approximately 25%, 18%, 14% and 12% of total sales, respectively. Amounts due from these customers as of December 31, 2004 were approximately $87,000, $100,000, $87,000 and $44,000, respectively.

The Company purchased 14% of all goods and services from one vendor during the year ended December 31, 2004. Accounts payable to this vendor as of December 31, 2004 was approximately $14,000. In addition, the Company purchased approximately 19% of all goods and services from a related party.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications: Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

2. INVESTMENTS

Available-for-sale securities as of December 31, 2004 included equity securities at an estimated fair value of $314,331 resulting in an unrealized gain of $103,328.

As of December 31, 2004, the Company held investments in marketable securities that were classified as held-to-maturity. These securities are from states and municipalities with an estimated fair value of $93,934. The securities are carried on the balance sheet at cost of $90,466, with an unrecognized holding gain of $3,468.

3. PROPERTY AND EQUIPMENT

Major classifications of property and equipment and estimated depreciable lives as of December 31, 2004 are as follows:

	Estimated Life
Equipment	5-7 years	$1,320,866
Other depreciable property	3-5 years	233,267
Autos and trucks	5 years	178,590
Leasehold improvement	Various	81,422

		1,814,145
Less: accumulated depreciation		729,210

		$1,084,935

DOUBLE D ENTERPRISES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2004

4. LINE OF CREDIT

Line of credit with a maximum borrowing base of $550,000 of which $444,900 was outstanding as of December 31, 2004, interest payable monthly at an initial rate of 4.75% and variable at prime plus 0.25%, maturing August 12, 2005. The prime rate was 5.25% as of December 31, 2004. The line of credit is secured by stock and assets of a related party and the personal guarantee of the stockholder.

The Company is required to meet certain financial covenants on a monthly reporting basis. Among other restrictions, such covenants include the maintenance of minimum tangible net worth requirements, as well as the maintenance of sufficient levels of earnings to meet the Company’s required debt servicing obligations. As of December 31, 2004, the Company was in compliance with all of the related amended covenants.

5. LEASE COMMITMENTS

The Company leases office space from a third party under an informal agreement. Rent expense for the year ended December 31, 2004 was approximately $9,000. The Company has no future commitments related to this month-to-month agreement.

The Company rents equipment for various terms under long-term, non-cancelable operating lease agreements. The agreements expire at various dates through February 2008. Total rental expense for equipment was approximately $253,000 for the year ended December 31, 2004.

The approximate future minimum rental payments under non-cancelable operating leases are as follows:

Year Ending December 31,
2005	$320,000
2006	245,000
2007	181,000
2008	7,000

$753,000

6. RELATED PARTY TRANSACTIONS

The Company had current related party receivables of approximately $189,000. Related party receivables are due from the stockholder and entities under common control.

7. SUBSEQUENT EVENTS

On January 31, 2005, certain assets and working capital of the Company were purchased by Stallion Oilfield Services, headquartered in Houston, Texas.

SUPPLEMENTAL SCHEDULE

DOUBLE D ENTERPRISES, INC.

SCHEDULE OF OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2004

COST OF SERVICES
Purchases or materials	$362,386
Equipment rental	253,456
Repairs and maintenance	128,950
Salaries and wages	103,512
Vehicles	89,105
Insurance	29,191
Payroll taxes	13,664
Other	8,890

TOTAL COST OF SERVICES	$989,154

SELLING, GENERAL AND ADMINISTRATIVE
Salaries	141,331
Bad debts	77,619
Legal and professional	32,894
Insurance	29,190
Payroll taxes	20,496
Telecommunications	14,306
Property taxes	12,624
Travel and entertainment	12,347
Vehicle	9,742
Rent	8,535
Advertising	4,617
Other	21,201

TOTAL SELLING, GENERAL AND ADMINISTRATIVE	$384,902

See independent auditors’ report.

Appendix A

Glossary of Terms

Articulating loader. A heavy duty four-wheeled loading equipment with a knuckle-jointed body to maximize maneuverability on construction locations. The loader usually is used with forks or loading bucket for loading and moving dirt.

Backhoe. An excavator whose shovel bucket is attached to a hinged boom and is drawn backward to move earth.

Barge. A floating vessel used for carrying heavy equipment or conducting operations in inland waters; usually pushed or pulled by a tug boat to and from a location.

Centrifuge. An item of solids-removal equipment that removes fine and ultra fine solids. It consists of a conical drum that rotates at 2000 to 4000 rpm and is useful for processing weighted drilling fluids and can remove finer solids than can shaker screens.

Closed-loop system. A solids control system including tanks which contains all of the drilling fluids and cuttings on location instead of an earthen reserve pit.

Compressor. A device that raises the pressure of a compressible fluid such as air or gas. Compressors create a pressure differential to move or compress a vapor or a gas.

Crew quarter. A skid-mounted accommodation which houses the drilling rig crew.

Cuttings. The fragments of rock dislodged by the bit and brought to the surface in the drilling fluids/mud. Washed and dried cuttings samples are analyzed by geologists to obtain information about the formations drilled.

Drill cuttings. See “Cuttings.”

Drilling efficiency. The efficiency at which the drill cuttings and other solids are removed from the drilling fluids stream; greater efficiency leads to greater rates-of-penetration of the drill bit, which reduces drilling time.

Drilling fluids. Any of a number of liquid and gaseous fluids and mixtures of fluids and solids (as solid suspensions, mixtures and emulsions of liquids, gases and solids) used in operations to drill boreholes into the earth. Synonymous with “drilling mud” in general usage.

Hydrocarbon. A naturally occurring organic compound comprising hydrogen and carbon. Hydrocarbons can be as simple as methane, but many are highly complex molecules, and can occur as gases, liquids or solids. Petroleum is a complex mixture of hydrocarbons. The most common hydrocarbons are natural gas, oil and coal.

Light plant. A generator with light extensions used to illuminate areas during night-time operations.

Manlift. Usually a 40’ or 60’ machine which has a boom and basket to lift personnel safely to various heights.

Pit closure. The backfill of an existing reserve pit.

Pit remediation. The restoration of the area where a reserve pit was located to pre-existing state.

Pit. Originally, an open hole dug in the ground to hold drilling fluid or waste materials discarded after the treatment of drilling mud/fluid. For some wellsite operations, pits are used for suction to the mud pumps, settling

A-1

of mud sediments, and storage of reserve mud. Steel tanks are much more commonly used for these purposes now, but they are still usually referred to as pits.

Production facilities. Facilities constructed after the drilling of a successful well to handle the oil and gas that is produced; typically, these facilities consist of tank batteries for oil, condensate or residential saltwater production, firewall containment barriers, condensers, heaters, flow lines, pump jacks and other equipment as designed by production engineers to facilitate production of the particular well.

Sewer systems. Temporary tanks and pumps used to store sewage from houses on the drill site.

Shale. A fine-grained, fissile, sedimentary rock formed by consolidation of clay- and silt-sized particles into thin, relatively impermeable layers.

Tight sands. A type of unconventional tight reservoir. Tight reservoirs are those which have low permeability, often quantified as less than 0.1 millidarcies.

A-2

Map of Operating Regions

MT
ND
SD
WY
UT
CO
NM
OK
AR
MS
TX
LA

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee		$30,763
NASD filing fee		29,250
Nasdaq National Market listing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Transfer agent and registrar fees
Miscellaneous

TOTAL	$

ITEM 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The Company’s certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 15. Recent Sales of Unregistered Securities

The following is a description of all securities that the registrant has sold within the past three years without registering the securities under the Securities Act:

The transactions contemplated by the agreement and plan of merger will be completed immediately prior to the closing of this offering. In these transactions, holders of the limited partnership interests of our predecessor will receive an aggregate of          shares of our common stock in exchange for their respective partnership interests. In so doing, the registrant will rely on the provisions of Section 4(2) of the Securities Act in claiming exemption for the offering, sale and delivery of such securities from registration under the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules

a. Exhibits:

1.1	—	Form of Underwriting Agreement
2.1*	—	Agreement and Plan of Merger of Stallion Oilfield Holding, Ltd. with and into Stallion Oilfield Services Inc.
3.1	—	Restated Certificate of Incorporation
3.2	—	Amended and Restated Bylaws
4.1	—	Specimen Stock Certificate representing of common stock
5.1	—	Opinion of Vinson & Elkins L.L.P.
10.1	—	Registration Rights Agreement among Stallion Oilfield Holdings, Ltd., C/R Stallion Investment Partnership, L.P. and C/R Energy Coinvestment II, L.P.
10.2	—	Nominating Agreement between Stallion Oilfield Holdings, Ltd. and C/R Stallion Investment Partnership, L.P.
10.3	—	Form of Indemnification Agreement
10.4	—	Stallion Oilfield Services 2006 Stock Incentive Plan
10.5	—	Employment Agreement dated as of January 31, 2005 with Craig M. Johnson
10.6	—	Employment Agreement dated as of January 31, 2005 with David S. Schorlemer
10.7	—	Employment Agreement dated as of January 31, 2005 with Hill M. Dishman
10.8	—	Amended and Restated Credit Agreement, dated as of March 28, 2006, among Stallion Oilfield Services Ltd., as borrower, Stallion Oilfield Holdings, Ltd., Stallion Interests, LLC and the other persons party thereto as guarantors, the lenders party thereto, UBS Securities LLC, as arranger and book manager, UBS AG, Stamford Brach, as issuing bank, administrative agent and collateral agent, UBS Loan Finance LLC, as swingline lender, Amegy Bank National Association, as syndication agent and Natexis Banques Populaires, as documentation agent.
21.1	—	Subsidiaries of Stallion Oilfield Services, Inc.
23.1*	—	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
23.2*	—	Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.
23.3	—	Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1)
24.1*	—	Power of Attorney (included on signature page)

*	Filed herewith

b. Financial Statement Schedules

ITEM 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) To provide to the underwriter(s) at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter(s) to permit prompt delivery to each purchaser.

(c) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas on July 3, 2006.

STALLION OILFIELD SERVICES, INC.

By:	/S/ CRAIG M. JOHNSON
Craig M. Johnson
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig M. Johnson and David S. Schorlemer, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ CRAIG M. JOHNSON Craig M. Johnson	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 3, 2006

/S/ DAVID S. SCHORLEMER David S. Schorlemer	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	July 3, 2006

/S/ N. JOHN LANCASTER, JR. N. John Lancaster, Jr.	Director	July 3, 2006

/S/ PIERRE F. LAPEYRE, JR. Pierre F. Lapeyre, Jr.	Director	July 3, 2006

/S/ JENNIFER F. GUIDRY Jennifer F. Guidry	Treasurer, Assistant Secretary and Controller (Principal Accounting Officer)	July 3, 2006

EXHIBIT INDEX

1.1	—	Form of Underwriting Agreement
2.1*	—	Agreement and Plan of Merger of Stallion Oilfield Holding, Ltd. with and into Stallion Oilfield Services, Inc.
3.1	—	Restated Certificate of Incorporation
3.2	—	Amended and Restated Bylaws
4.1	—	Specimen Stock Certificate representing of common stock
5.1	—	Opinion of Vinson & Elkins L.L.P.
10.1	—	Registration Rights Agreement among Stallion Oilfield Holdings, Ltd., C/R Stallion Investment Partnership, L.P. and C/R Energy Coinvestment II, L.P.
10.2	—	Nominating Agreement between Stallion Oilfield Holdings, Ltd. and C/R Stallion Investment Partnership, L.P.
10.3	—	Form of Indemnification Agreement
10.4	—	Stallion Oilfield Services 2006 Stock Incentive Plan
10.5	—	Employment Agreement dated as of January 31, 2005 with Craig M. Johnson
10.6	—	Employment Agreement dated as of January 31, 2005 with David S. Schorlemer
10.7	—	Employment Agreement dated as of January 31, 2005 with Hill M. Dishman
10.8	—	Amended and Restated Credit Agreement, dated as of March 28, 2006, among Stallion Oilfield Services Ltd., as borrower, Stallion Oilfield Holdings, Ltd., Stallion Interests, LLC and the other persons party thereto as guarantors, the lenders party thereto, UBS Securities LLC, as arranger and book manager, UBS AG, Stamford Brach, as issuing bank, administrative agent and collateral agent, UBS Loan Finance LLC, as swingline lender, Amegy Bank National Association, as syndication agent and Natexis Banques Populaires, as documentation agent.
21.1	—	Subsidiaries of Stallion Oilfield Services
23.1*	—	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
23.2*	—	Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.
23.3	—	Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1)
24.1*	—	Power of Attorney (included on signature page)

*	Filed herewith